As filed with the Securities and Exchange Commission on December 3, 2014

Registration No. 333-199168

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BB&T CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	6021	56-0939887
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Robert J. Johnson, Jr., Esq.

Senior Executive Vice President, General Counsel,

Secretary and Chief Corporate Governance Officer

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Phone: (336) 733-2000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Matthew M. Guest, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Robert W. Zapp The Bank of Kentucky Financial Corporation 111 Lookout Farm Drive Crestview Hills, Kentucky 41017 (859) 371-2340	James J. Barresi, Esq. Timothy L. Coyle, Esq. Squire Patton Boggs (US) LLP 221 E. Fourth Street, Suite 2900 Cincinnati, Ohio (513) 361-1260	Wilbert Ziegler, Esq. Ziegler & Schneider, P.S.C. 541 Buttermilk Pike, Suite 500 P.O. Box 175710 Covington, Kentucky 41017 (859) 426-1300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. BB&T Corporation may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and BB&T Corporation is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED DECEMBER 3, 2014

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder of The Bank of Kentucky Financial Corporation:

On September 5, 2014, The Bank of Kentucky Financial Corporation, or BKYF, and BB&T Corporation, or BB&T, entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” under which BB&T will acquire BKYF in a stock and cash transaction.

Under the terms of the merger agreement, BKYF will merge with and into BB&T, which we refer to as the “merger,” with BB&T surviving the merger as the surviving corporation. Immediately thereafter, The Bank of Kentucky, Inc., BKYF’s banking subsidiary, will merge with and into BB&T’s banking subsidiary, Branch Banking and Trust Company, which we refer to as the “bank merger,” with Branch Banking and Trust Company surviving the bank merger. If the merger is completed, you will be entitled to receive for each share of BKYF common stock owned by you an amount equal to $9.40 in cash and 1.0126 shares of BB&T common stock.

Based on the closing stock price of BB&T common stock on the NYSE on September 5, 2014, the last trading day before public announcement of the merger, of $37.58 and the exchange ratio of 1.0126, the value of the per share merger consideration would be $47.45 for each share of BKYF common stock. Based on the closing stock price of BB&T common stock on the NYSE on [                    ], the latest practicable date before the mailing of this proxy statement/prospectus, of $[        ], and the exchange ratio of 1.0126, the value of the per share merger consideration would be $[        ] for each share of BKYF common stock.

The market prices of both BB&T common stock and BKYF common stock will fluctuate before the completion of the merger. You should obtain current stock price quotations for BB&T common stock and BKYF common stock before you vote. BB&T common stock is quoted on the New York Stock Exchange under the symbol “BBT.” BKYF common stock is quoted on The NASDAQ Stock Market under the symbol “BKYF.”

The merger cannot be completed unless BKYF shareholders holding at least a majority of the shares of BKYF common stock outstanding as of the close of business on [                    ], the record date for the special meeting, vote in favor of the approval of the merger agreement at the special meeting.

The special meeting of BKYF shareholders will be held on [                    ] at [        ], at [        ] local time.

BKYF’s board of directors unanimously recommends that BKYF shareholders vote “FOR” the proposal to approve of the merger agreement and “FOR” the other matters to be considered at the BKYF special meeting. In considering the recommendation of the board of directors of BKYF, you should be aware that certain directors and executive officers of BKYF will have interests in the merger that may be different from, or in addition to, the interests of BKYF shareholders generally. See the section entitled “Interests of BKYF’s Directors and Executive Officers in the Merger” beginning on page 67 of the accompanying proxy statement/prospectus.

This proxy statement/prospectus describes the special meeting of BKYF, the merger, the documents relating to the merger and other related matters. Please read carefully the entire proxy statement/prospectus, including the section entitled “Risk Factors” beginning on page 24, for a discussion of the risks relating to the proposed merger, and the Annexes and documents incorporated by reference.

Sincerely,

Herbert H. Works	Robert W. Zapp
Chairman of the Board	President, Chief Executive Officer & Director

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR OTHER TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER UNDER THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS NOR HAVE THEY DETERMINED IF THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The accompanying proxy statement/prospectus is dated [                    ] and is first being mailed to BKYF shareholders on or about [        ].

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder of The Bank of Kentucky Financial Corporation:

You are cordially invited to attend a special meeting of BKYF shareholders. The special meeting will be held on [                    ], at [        ] local time, at [        ], to consider and vote upon the following matters:

1.	a proposal to approve the Agreement and Plan of Merger, dated as of September 5, 2014, as it may be amended from time to time, by and between BB&T Corporation, a North Carolina corporation and The Bank of Kentucky Financial Corporation, a Kentucky corporation;

2.	a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for BKYF’s named executive officers in connection with the merger contemplated by the merger agreement; and

3.	a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The record date for the special meeting is [        ]. Only shareholders of record as of the close of business on [                    ] are entitled to notice of, and to vote at, the special meeting. All shareholders of record as of that date are cordially invited to attend the special meeting in person. Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of BKYF common stock entitled to vote thereon. The proposal to approve the merger-related executive compensation requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present.

BKYF’s board of directors has unanimously adopted the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger and merger consideration, are in the best interests of BKYF and its shareholders, and unanimously recommends that BKYF shareholders vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve the merger-related executive compensation, and “FOR” the proposal to approve adjournment of the special meeting if there are insufficient votes at the time of the special meeting to approve the merger agreement. In considering the recommendation of the board of directors of BKYF, you should be aware that certain directors and executive officers of BKYF will have interests in the merger that may be different from, or in addition to, the interests of BKYF shareholders generally. See the section entitled “Interests of BKYF’s Directors and Executive Officers in the Merger” beginning on page 67 of this proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of BKYF common stock that you own. We cannot complete the merger unless BKYF’s shareholders approve the merger agreement.

Even if you plan to attend the special meeting in person, BKYF requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope prior to the special meeting to ensure that your shares of BKYF common stock will be represented at the special meeting if you are unable to attend. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or to attend the special meeting in person or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of BKYF common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the approval of the merger agreement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Robert W. Zapp
President, Chief Executive Officer & Director

Crestview Hills, Kentucky

Dated: [                    ]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR OTHER TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER UNDER THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS NOR HAVE THEY DETERMINED IF THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about BKYF and BB&T from other documents that BKYF and BB&T have filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning BKYF, without charge, by telephone or written request directed to:

Attention: Executive Vice President and Chief Financial Officer

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 372-5169

You may also request a copy of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning BB&T, without charge, by telephone or written request directed to:

Attention: Shareholder Services

150 South Stratford Road, Suite 300

Winston-Salem, North Carolina 27104

(336) 733-3065

In order for you to receive timely delivery of the documents in advance of the special meeting of BKYF shareholders to be held on [                    ], you must request the information no later than five business days prior to the date of the special meeting, by [        ].

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by BB&T (File No. 333-199168), constitutes a prospectus of BB&T under Section 5 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the shares of common stock, par value $5 per share, of BB&T, which we refer to as “BB&T common stock,” to be issued to BKYF shareholders pursuant to the Agreement and Plan of Merger, dated as of September 5, 2014, by and between BB&T and BKYF, as it may be amended from time to time, which we refer to as the “merger agreement.” This document also constitutes a proxy statement of BKYF under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” It also constitutes a notice of meeting with respect to the special meeting, at which BKYF shareholders will be asked to consider and vote upon the approval of the merger agreement.

BB&T has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to BB&T, and BKYF has supplied all such information relating to BKYF.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. BB&T and BKYF have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated [                    ], and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to BKYF shareholders nor the issuance by BB&T of shares of its common stock pursuant to the merger agreement will create any implication to the contrary.

i

Annex A	Merger Agreement

Annex B	Voting and Support Agreement

Annex C	Opinion of Keefe, Bruyette & Woods, Inc.

Annex D	Kentucky Business Corporation Act, Chapter 271B, Subtitle 13

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. We urge you to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document.

Q:	Why am I receiving this proxy statement/prospectus and proxy card?

A:	BKYF has agreed to be acquired by BB&T under the terms of the merger agreement that are described in this proxy statement/prospectus. Immediately following the merger, The Bank of Kentucky, Inc., which we refer to as “The Bank of Kentucky,” BKYF’s banking subsidiary, will merge with and into BB&T’s banking subsidiary, Branch Banking and Trust Company, with Branch Banking and Trust Company being the surviving entity, which transaction is referred to as the bank merger. In order for us to complete the transactions contemplated by the merger agreement we need the approval of both these mergers by the banking regulators of BB&T, BKYF, Branch Banking and Trust Company and The Bank of Kentucky and the approval of the merger agreement by BKYF’s shareholders.

This proxy statement/prospectus includes important information about the merger, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, and the special meeting. BKYF shareholders should read this information carefully and in its entirety. The enclosed voting materials allow shareholders to vote their shares without attending the special meeting in person.

Q:	What am I being asked to vote on at the special meeting?

BKYF is holding the special meeting to ask its shareholders to consider and vote upon a proposal to approve the merger agreement. BKYF shareholders are also being asked to consider and vote upon (i) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for BKYF’s named executive officers in connection with the merger, and (ii) a proposal to grant authority to proxy holders to vote in favor of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	Does my vote matter?

A:	Yes. The merger cannot be completed unless the merger agreement is approved by the BKYF shareholders. If you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the approval of the merger agreement. The BKYF board unanimously recommends that shareholders vote “FOR” the proposal to approve the merger agreement.

Q:	What is the vote required to approve each proposal at the BKYF special meeting?

A:	The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of BKYF common stock entitled to vote thereon. Shareholders holding approximately % as of the record date have agreed to vote for approval of the merger agreement (see the section titled “The Merger Agreement—Voting and Support Agreement” which begins on page 62) of this proxy statement/prospectus. Because the affirmative vote required to approve the merger agreement is based upon the total number of outstanding shares of BKYF common stock, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the approval of the merger agreement.

The proposal to approve certain compensation arrangements for BKYF’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. If your shares of BKYF common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of BKYF common stock in favor of the proposal, your shares of BKYF common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of BKYF common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of BKYF common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of BKYF common stock, your shares of BKYF common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

See the section entitled, “Information About the Special Meeting—Record Date and Quorum” beginning on page 28 of this proxy statement/prospectus.

Q:	How does the BKYF board recommend that I vote at the special meeting?

A:	The board of directors of BKYF, which we refer to as the “BKYF board,” unanimously recommends that BKYF shareholders vote “FOR” the proposal to approve the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of certain compensation arrangements for BKYF’s named executive officers in connection with the merger, and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. See the section entitled “The Merger—BKYF’s Reasons for the Merger; Recommendation of the BKYF Board of Directors” beginning on page 35 of this proxy statement/prospectus.

Q:	What will I receive if the merger is completed?

A:	If the merger is completed, each share of BKYF common stock issued and outstanding immediately prior to the completion of the merger (other than shares held by BB&T, shares held in treasury by BKYF, shares of BKYF restricted stock and shares held by shareholders who properly demand appraisal rights under Chapter 271B, Subtitle 13 of the Chapter 271B, Subtitle 13 of the Kentucky Business Corporation Act, which we refer to as the “KBCA”) will be converted into the right to receive the exchange ratio of 1.0126 shares of BB&T common stock and $9.40 in cash. Cash will be paid in lieu of fractional shares. See “What happens if I am eligible to receive a fraction of a share of BB&T common stock as part of the per share merger consideration?” below and the section entitled “The Merger Agreement—Effective Time, Effects of the Merger; Organizational Documents of the Surviving Corporation; Directors and Officers—Effects of the Merger on BKYF Common Stock” beginning on page 50 of this proxy statement/prospectus.

Q:	What is the exchange ratio?

A:	The exchange ratio is used to determine the number of shares of BB&T common stock BKYF shareholders will be entitled to receive for each share of BKYF common stock they hold. The exchange ratio is 1.0126 as set forth in the merger agreement.

If, after the date of the merger agreement and at or prior to the effective time of the merger, which we refer to as the “effective time,” the outstanding shares of BB&T common stock or BKYF common stock changes into a different number of shares or type of securities by reason of any reclassification, split-up, stock split, subdivision, combination or exchange of shares, or if any dividend payable in stock or other securities is declared on shares of BB&T common stock or BKYF common stock with a record date during such period, or if any similar event occurs, then the exchange ratio will be adjusted to provide the holders of BB&T common stock and BKYF common stock the same economic effect as contemplated by the merger agreement.

Q:	What is the value of the per share merger consideration?

A:

The exact value of the per share merger consideration that BKYF shareholders receive will depend on the price per share of BB&T common stock at the time of the merger. This price will not be known at the time of the special meeting and may be more or less than the current price or the price at the time of the special meeting. Based on the cash consideration of $9.40 per share and the closing stock price of BB&T common stock on the NYSE on September 5, 2014, the last trading day before public announcement of the merger, of $37.58 and the applicable exchange ratio of 1.0126, the value of the per share merger consideration would be $47.45 for each share of BKYF common stock. Based on the cash consideration of $9.40 per share and the closing stock price of BB&T common stock on the NYSE on [ ], the latest practicable date before the mailing of this proxy statement/prospectus, of $[ ] and the exchange ratio of 1.0126, the value of the per share merger consideration would be $[ ] for each share of BKYF common stock. We urge you to obtain current market quotations for shares of BB&T common stock and BKYF common stock.

Q:	What happens if I am eligible to receive a fraction of a share of BB&T common stock as part of the per share merger consideration?

A:	If the aggregate number of shares of BB&T common stock that you are entitled to receive as part of the per share merger consideration includes a fraction of a share of BB&T common stock, you will receive cash in lieu of that fractional share. See the section entitled “The Merger Agreement—Effective Time, Effects of the Merger; Organizational Documents of the Surviving Corporation; Directors and Officers—Effects of the Merger on BKYF Common Stock” beginning on page 69 of this proxy statement/prospectus.

Q:	What will holders of BKYF equity awards receive in the merger?

A:	Immediately prior to the effective time, any outstanding BKYF equity awards will fully vest and be cancelled and converted into the right to receive cash, as described below.

Stock Options. Immediately prior to the effective time, each option to purchase shares of BKYF common stock granted under a BKYF equity incentive plan that is outstanding, which we refer to as a “BKYF stock option,” will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the merger, an amount in cash, without interest, equal to the product of (i) the total number of BKYF common shares subject to such BKYF stock option multiplied by (ii) the excess, if any, of (A) the per share equity award consideration over (B) the per share exercise price for the applicable BKYF stock option, less applicable withholding taxes. Any BKYF stock option that has a per share exercise price that is greater than or equal to the per share equity award consideration will be cancelled for no consideration.

We refer to the average closing price of BB&T common stock as reported on the NYSE over the 20 trading day period ending on the third business day prior to the effective time as the “parent share average closing price,” and the sum of (i) the per share cash consideration of $9.40 and (ii) the product of (A) the exchange ratio multiplied by (B) the parent share average closing price as the “per share equity award consideration.”

Restricted Stock. Immediately prior to the effective time, each outstanding share of BKYF restricted stock granted under a BKYF equity incentive plan, which we refer to as “BKYF restricted stock,” will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the per share equity award consideration, less applicable withholding taxes.

Restricted Stock Unit Awards. Immediately prior to the effective time, each outstanding BKYF restricted stock unit award granted under a BKYF equity incentive plan, which we refer to as a “BKYF restricted stock unit award,” will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the product of (i) the total number of BKYF common shares subject to such BKYF restricted stock unit award (prorated, in the case of any BKYF restricted stock unit award subject to performance-based vesting conditions held by an individual whose employment with BKYF or its subsidiaries has terminated prior to the closing of the merger under circumstances not resulting in forfeiture of the applicable award, based on the number of days such employee was employed by BKYF or its subsidiaries during the applicable performance period) multiplied by (ii) the per share equity award consideration, less applicable withholding taxes.

Q:	What will happen to BKYF as a result of the merger?

A:	If the merger is completed, BKYF will be merged with and into BB&T, with BB&T surviving the merger as the surviving corporation. As a result of the merger, BKYF will no longer be a publicly held company. Following the merger, BKYF common stock will be delisted from The NASDAQ Stock Market, which we refer to as the “NASDAQ,” and deregistered under the Exchange Act.

Q:	What equity stake will BKYF shareholders hold in BB&T immediately following the merger?

A:	Based on the number of issued and outstanding shares of BB&T common stock and BKYF common stock as of [ ], and based on the exchange ratio of 1.0126, holders of shares of BKYF common stock as of immediately prior to the closing of the merger will hold, in the aggregate, approximately [ ]% of the issued and outstanding shares of BB&T common stock immediately following the closing of the merger.

Q:	When do you expect the merger to be completed?

A:	Subject to the satisfaction or waiver of the closing conditions described under the section entitled, “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 60 of this proxy statement/prospectus, including the approval of the merger agreement by BKYF shareholders at the special meeting, BB&T and BKYF expect that the merger will be completed during the first half of 2015. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all.

Q:	What are the material United States federal income tax consequences of the merger to BKYF shareholders?

A:	The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and it is a condition to the respective obligations of BB&T and BKYF to complete the merger that each of BB&T and BKYF receives a legal opinion to that effect. Accordingly, a BKYF common shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the BKYF common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of BKYF common stock surrendered) and (2) the amount of cash received pursuant to the merger. Further, a BKYF common shareholder generally will recognize gain or loss with respect to cash received instead of fractional shares of BB&T common stock that the BKYF common shareholder would otherwise be entitled to receive. For further information, please refer to “Material United States Federal Income Tax Consequences” beginning on page 69.

The United States federal income tax consequences described above may not apply to all holders of BKYF common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:	Who can vote at the special meeting?

A:	All holders of record of BKYF common stock as of the close of business on [ ], the record date for the special meeting, which we refer to as the “record date,” are entitled to receive notice of, and to vote at, the special meeting. Each holder of BKYF common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of BKYF common stock that such holder owned of record as of the record date.

Q:	When and where is the special meeting?

A:	The special meeting will be held on [ ], at [ ] local time, at [ ]. For additional information about the special meeting, see the section entitled “Information About the Special Meeting” beginning on page 28 of this proxy statement/prospectus.

Q:	How will I receive the merger consideration to which I am entitled?

A:	After receiving the proper documentation from you or your bank, brokerage firm or other nominee, following the effective time, the exchange agent will forward to you or your bank, brokerage firm or other nominee the BB&T common stock and cash to which you are entitled. More information on the documentation you are required to deliver to the exchange agent may be found under the caption “Exchange and Payment Procedures” beginning on page 51 of this proxy statement/prospectus.

Q:	Will my shares of BB&T common stock acquired in the merger receive a dividend?

A:	After the closing of the merger, as a holder of BB&T common stock you will receive the same dividends on shares of BB&T common stock that all other holders of shares of BB&T common stock will receive with any dividend record date that occurs after the merger is completed.

Former BKYF shareholders who hold BKYF stock certificates or book entry shares will not be entitled to be paid dividends with a record date after the closing of the merger otherwise payable on the shares of BB&T common stock into which their shares of BKYF common stock are exchangeable until they surrender their BKYF stock certificates or book entry shares according to the instructions provided to them.

Any such payment of dividends by BB&T would require approval by the BB&T board of directors and the board may change its dividend policy at any time. See “Comparative Per Share Market Price and Dividend Information” beginning on page 20 for a comparison of the historical dividend practices of the two companies.

Q:	Why am I being asked to consider and vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for BKYF’s named executive officers in connection with the merger?

A:	Under the rules of the SEC, BKYF is required to seek an advisory (non-binding) vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger.

Q:	What will happen if BKYF shareholders do not approve the compensation proposal?

A:	Approval of the compensation that may be paid or become payable to BKYF’s named executive officers that is based on, or otherwise relates to, the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on BKYF or the surviving corporation in the merger. If the merger is completed, the merger-related compensation may be paid to BKYF’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if BKYF shareholders do not approve, by advisory (non-binding) vote, the merger-related compensation.

Q:	Do any of BKYF’s directors or executive officers have interests in the merger that may differ from those of BKYF shareholders?

A:	BKYF’s directors and executive officers have interests in the merger that are different from, or in addition to, their interests as BKYF shareholders. The members of BKYF’s board of directors were aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in recommending that BKYF shareholders approve the merger agreement. For a description of these interests, refer to the section entitled “Interests of BKYF’s Directors and Executive Officers in the Merger” beginning on page 67 of this proxy statement/prospectus.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares of BKYF common stock are registered directly in your name with the transfer agent of BKYF, Computershare Investor Services LLC, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote, to grant a proxy for your vote directly to BKYF or to a third party to vote at the special meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the shareholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting; however, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:	If my shares of BKYF common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A:

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of BKYF common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of BKYF common stock. In accordance with the rules of the NASDAQ, banks, brokerage firms and other nominees who hold shares of BKYF common stock in street name for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the approval of the merger agreement, the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation, and adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the approval of the merger agreement, and will not have an effect on the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation (except to the extent there are insufficient shares present at the meeting to establish a quorum) or on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	How many votes do I have?

A:	Each BKYF shareholder is entitled to one vote for each share of BKYF common stock held of record as of the record date. As of the close of business on the record date, there were [ ] outstanding shares of BKYF common stock.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of BKYF common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Q:	What do I need to do now?

A:	Even if you plan to attend the special meeting in person, after carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the special meeting.

Q:	How do I vote?

A:	Shareholder of Record. If you are a shareholder of record, you may have your shares of BKYF common stock voted on the matters to be presented at the special meeting in the following ways:

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

Beneficial Owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:	How can I change or revoke my vote?

A:	You have the right to revoke a proxy at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to BKYF prior to the time the special meeting begins. Written notice of revocation should be mailed to: BKYF, Attention: Secretary.

Q:	If a shareholder gives a proxy, how are the shares of BKYF common stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of BKYF common stock in the way that you indicate. When completing proxy card, you may specify whether your shares of BKYF common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation, and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	What should I do if I receive more than one set of voting materials?

A:	If you hold shares of BKYF common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of BKYF common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of BKYF common stock are voted. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:	What happens if I sell my shares of BKYF common stock before the special meeting?

A:	The record date is earlier than both the date of the special meeting and the effective time. If you transfer your shares of BKYF common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares at the effective time.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	BKYF has engaged AST Phoenix Advisors to act as its proxy solicitor and has agreed to pay it approximately $[ ] plus reasonable expenses for such services. BKYF may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of BKYF common stock. BKYF’s directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Should I send in my stock certificates now?

A:	No, please do NOT return your stock certificate(s) with your proxy. If the merger agreement is approved by BKYF shareholders and the merger is completed, and you hold physical stock certificates, you will be sent a letter of transmittal as promptly as reasonably practicable after the completion of the merger describing how you may exchange your shares of BKYF common stock for the per share merger consideration. If your shares of BKYF common stock are held in “street name” through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of BKYF common stock in exchange for the per share merger consideration.

Q:	Are there any voting agreements in place with BKYF shareholders?

A:	Yes. In connection with the merger agreement, BB&T and BKYF entered into a Voting and Support Agreement with certain BKYF shareholders under which these shareholders have agreed to vote their shares of BKYF common stock in favor of the proposal to approve the merger, the adjournment proposal if there are not sufficient votes to approve the merger agreement and against any action or agreement that would be reasonably likely to impair the ability of BB&T or BKYF to complete the merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the merger agreement and against any alternative acquisition proposal without regard to the terms of such proposal, in each case subject to the terms and conditions of the Voting and Support Agreement, which we refer to as the “Voting and Support Agreement.” As of the record date, the Voting and Support Agreement covered approximately [ ] shares of BKYF common stock, or approximately [ ]% of the outstanding shares of BKYF common stock. A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement/prospectus.

Q:	Where can I find the voting results of the special meeting?

A:	The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, BKYF will file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the per share merger consideration for my shares of BKYF common stock?

A:	Shareholders are entitled to dissenters’ rights under Chapter 271B, Subtitle 13 of the KBCA, provided they follow the procedures and satisfy the conditions set forth in Chapter 271B, Subtitle 13 of the KBCA. For more information regarding dissenters’ rights, see the section entitled “Dissenters’ rights of BKYF Shareholders” beginning on page 78 of this proxy statement/prospectus. In addition, a copy of Chapter 271B, Subtitle 13 of the KBCA is attached as Annex D to this proxy statement/prospectus. Failure to strictly comply with Chapter 271B, Subtitle 13 of the KBCA may result in your waiver of, or inability to, exercise dissenters’ rights.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 24 of this proxy statement/prospectus. You also should read and carefully consider the risk factors of BB&T and BKYF contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	What are the conditions to completion of the merger?

A:	In addition to the approval of the merger proposal by BKYF shareholders as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including the receipt of all required regulatory approvals and expiration or termination of the applicable and all statutory waiting periods in respect thereof, the accuracy of representations and warranties under the merger agreement (subject to the materiality standards set forth in the merger agreement), each party’s readiness to consummate the bank merger, BB&T’s and BKYF’s performance of their respective obligations under the merger agreement in all material respects and each of BB&T’s and BKYF’s receipt of a tax opinion to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 60, of this proxy statement/prospectus.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, BKYF shareholders will not receive any consideration for their shares of BKYF common stock in connection with the merger. Instead, BKYF will remain an independent public company and its common stock will continue to be listed and traded on the NASDAQ. Under specified circumstances BKYF may be required to pay BB&T a fee with respect to the termination of the merger agreement, as described under the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 61 of this proxy statement/prospectus.

Q:	Who can help answer any other questions I have?

A:	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of BKYF common stock, or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact Melissa Behler at (859) 372-5172.

SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as a BKYF shareholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

The Parties to the Merger (Page 31)

The Bank of Kentucky Financial Corporation

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 371-2340

BKYF, incorporated in Kentucky in 1993, is a bank holding company. BKYF, through its banking subsidiary, The Bank of Kentucky, provides financial services and other financial solutions through 32 offices located in northern Kentucky, which includes Boone, Kenton and Campbell counties and parts of Grant, Pendleton and Gallatin counties in northern Kentucky and Hamilton county in Ohio. The main products produced and services rendered by the Bank are as follows: Commercial Banking; Consumer Banking; and Trust Services. BKYF provides commercial banking services to corporations and other business clients. BKYF also provides a range of deposit services, including checking, lockbox services and other treasury management services. BKYF provides banking services to consumers, including checking, savings and money market accounts as well as certificates of deposits and individual retirement accounts. BKYF also provides consumers with electronic banking products like Internet banking, debit cards and 56 ATMs. In addition, BKYF provides consumer clients with installment and real estate loans and home equity lines of credit. BKYF offers specialized services and expertise in the areas of wealth management and trust, including the administration of personal trusts and estates as well as the management of investment accounts for individuals and business entities including nonprofit entities. BKYF is subject to regulation by the Board of Governors of the Federal Reserve System, which we refer to as the “Federal Reserve Board,” under the Bank Holding Company Act of 1956, as amended.

BKYF common stock is currently listed on the NASDAQ under the symbol “BKYF.”

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

BB&T is a financial holding company organized under the laws of North Carolina and headquartered in Winston-Salem, North Carolina. BB&T conducts its business operations primarily through its bank subsidiary, Branch Banking and Trust Company, which we refer to as Branch Bank, which has offices in 12 states and Washington D.C. In addition, BB&T also operates several nonbank subsidiaries that offer various financial services products. Substantially all of the loans made by BB&T’s subsidiaries are to businesses and individuals in these market areas. As of September 30, 2014, BB&T had consolidated total assets of $187.0 billion, consolidated loans and leases of $120.7 billion, consolidated deposits of $130.9 billion and consolidated shareholders’ equity of $24.3 billion.

Branch Bank, BB&T’s largest subsidiary, was chartered in 1872 and is the oldest bank headquartered in North Carolina. Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets, including small and mid-size businesses, public agencies, local governments and individuals. Branch Bank also markets a wide range of deposit services to individuals, businesses and public entities. Branch Bank offers, either directly or through its subsidiaries, lease financing to businesses and municipal governments; factoring; discount brokerage services, annuities and mutual funds; life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation; insurance premium financing; permanent financing arrangements for commercial real estate; loan servicing for third-party investors; direct consumer finance loans to individuals; trust and comprehensive wealth advisory services and association services. BB&T’s direct nonbank subsidiaries provide a variety of financial services including credit card lending, automobile lending, equipment financing, full-service securities brokerage, asset management and capital markets services.

BB&T common stock is currently listed on the NYSE under the symbol “BBT.”

The Merger and the Merger Agreement

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

Pursuant to the merger agreement, BKYF will merge with and into BB&T with BB&T surviving the merger as the surviving corporation. Immediately thereafter, The Bank of Kentucky, BKYF’s banking subsidiary, will merge with and into BB&T’s banking subsidiary, Branch Banking and Trust Company, with Branch Banking and Trust Company continuing as the surviving entity.

Per Share Merger Consideration (Page 32)

Upon completion of the merger, each issued and outstanding share of BKYF common stock (other than any shares held by BB&T, shares held in treasury by BKYF, shares of BKYF restricted stock and shares held by shareholders who properly demand appraisal rights under Chapter 271B, Subtitle 13 of the KBCA) will be entitled to receive 1.0126 shares of BB&T common stock and $9.40 in cash, which we refer to together as the “per share merger consideration.”

Treatment of BKYF Equity Awards (Page 52)

Treatment of BKYF Stock Options

Immediately prior to the effective time, each BKYF stock option that is outstanding will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the product of (i) the total number of BKYF common shares subject to such BKYF stock option multiplied by (ii) the excess, if any, of (A) the per share equity award consideration over (B) the per share exercise price for the applicable BKYF stock option, less applicable withholding taxes. Any BKYF stock option that has a per share exercise price that is greater than or equal to the per share equity award consideration will be cancelled for no consideration.

Treatment of BKYF Restricted Stock

Immediately prior to the effective time, each outstanding share of BKYF restricted stock will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the per share equity award consideration, less applicable withholding taxes.

Treatment of BKYF Restricted Stock Unit Awards

Immediately prior to the effective time, each outstanding BKYF restricted stock unit award will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the product of (i) the total number of BKYF common shares subject to such BKYF restricted stock unit award (prorated, in the case of any BKYF restricted stock unit award subject to performance-based vesting conditions held by an individual whose employment with BKYF or its subsidiaries has terminated prior to the closing of the merger under circumstances not resulting in forfeiture of the applicable award, based on the number of days such employee was employed by BKYF or its subsidiaries during the applicable performance period) multiplied by (ii) the per share equity award consideration, less applicable withholding taxes.

BKYF’s Reasons for the Merger; Recommendation of the BKYF Board of Directors (Page 35)

The BKYF board unanimously recommends that BKYF shareholders vote “FOR” the proposal to approve the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of certain compensation arrangements for BKYF’s named executive officers in connection with the merger, and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. See the section entitled “The Merger—BKYF’s Reasons for the Merger; Recommendation of the BKYF Board of Directors” beginning on page 35 of this proxy statement/prospectus.

Opinion of BKYF’s Financial Advisor (Page 37)

On September 5, 2014, Keefe, Bruyette & Woods, Inc., which we refer to as “KBW,” BKYF’s financial advisor in connection with the merger, rendered an opinion to BKYF’s board of directors, which was initially rendered verbally and confirmed in a written opinion dated the same date, to the effect that, as of such date and subject to and based on the qualifications and assumptions set forth in its written opinion, the per share merger consideration in the proposed merger was fair, from a financial point of view, to the holders of BKYF common stock.

The full text of KBW’s opinion, dated September 5, 2014, is attached as Annex C to this proxy statement/prospectus. You should read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in rendering its opinion.

KBW’s opinion is addressed to BKYF’s board of directors and the opinion is not a recommendation as to how any shareholder of BKYF should vote with respect to the merger or any other matter or as to any action that a shareholder should take with respect to the merger.

The opinion addresses only the fairness, from a financial point of view, of the per share merger consideration in the proposed merger to the holders of BKYF common stock, and does not address the underlying business decision of BKYF to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to BKYF.

For further information, please see “The Merger—Opinion of BKYF’s Financial Advisor” beginning on page 37 of this proxy statement/prospectus and Annex C to this proxy statement/prospectus.

Information About the Special Meeting (Page 28)

Time, Place and Purpose of the Special Meeting (Page 28)

The special meeting to consider and vote upon the approval of the merger agreement, which we refer to as the “special meeting,” will be held on [                    ], at [        ] local time, at [        ].

At the special meeting, BKYF shareholders will be asked to consider and vote upon (i) a proposal to approve the merger agreement, (ii) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for BKYF’s named executive officers in connection with the merger and (iii) a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Record Date and Quorum (Page 28)

You are entitled to receive notice of, and to vote at, the special meeting if you are an owner of record of shares of BKYF common stock as of the close of business on [                    ], the record date. On the record date, there were [        ] shares of BKYF common stock outstanding and entitled to vote. You will have one vote on all matters properly coming before the special meeting for each share of BKYF common stock that you owned on the record date.

The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of BKYF common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered for purposes of establishing a quorum.

Vote Required (Page 28)

The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of BKYF common stock entitled to vote thereon. Votes to abstain will not be counted as votes cast in favor of the approval of the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting or you vote to abstain, this will have the same effect as a vote “AGAINST” the approval of the merger agreement.

The proposal to approve certain compensation arrangements for BKYF’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. If your shares of BKYF common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the merger-related executive compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of BKYF common stock in favor of the proposal, your shares of BKYF common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation, except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of BKYF common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of BKYF common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of BKYF common stock, your shares of BKYF common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

As of the record date, the directors and executive officers of BKYF and their affiliates beneficially owned and were entitled to vote approximately [        ] shares of BKYF common stock representing approximately [        ]% of the shares of BKYF common stock outstanding on that date. BKYF and BB&T have entered into a voting and support agreement with certain shareholders of BKYF pursuant to which these shareholders have agreed, solely in their capacity as shareholders of BKYF, to vote their shares of BKYF common stock in favor of the proposal to approve merger agreement and in favor of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. For further information, see “The Merger—Voting and Support Agreement.” A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement/prospectus.

Proxies and Revocations (Page 29)

Any shareholder of record entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person by appearing at the special meeting. If your shares of BKYF common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of BKYF common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of BKYF common stock will not be voted on the approval of the merger agreement, which will have the same effect as a vote “AGAINST” the approval of the merger agreement, and your shares of BKYF common stock will not have an effect on the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation (other than to the extent resulting in failure to establish a quorum) or on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

You have the right to revoke a proxy at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to BKYF prior to the time the special meeting begins. Written notice of revocation should be mailed to: BKYF, Attention: Secretary.

Interests of BKYF’s Directors and Executive Officers in the Merger (Page 67)

Directors and executive officers of BKYF have interests in the merger that are different from, or in addition to, their interests as BKYF shareholders. These interests include, among others, the treatment of outstanding equity awards pursuant to the merger agreement and rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. The BKYF board was aware of and considered those interests, among other matters, in reaching its decisions to (i) approve the merger and the other transactions contemplated thereby, (ii) adopt the merger agreement and (iii) resolve to recommend the approval of the merger agreement to BKYF shareholders. See the section entitled “Interests of BKYF’s Directors and Executive Officers in the Merger” beginning on page 67 of this proxy statement/prospectus for a more detailed description of these interests.

Regulatory Approvals (Page 47)

Completion of the merger and the bank merger are subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement, including from the Federal Reserve Board, the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”), the North Carolina Office of the Commissioner of Banks and the Kentucky Department of Financial Institutions. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations. BB&T and BKYF have agreed to use their reasonable best efforts to obtain all required regulatory approvals. BB&T, BKYF and/or their respective subsidiaries have filed, or are in the process of filing, applications and notifications to obtain these regulatory approvals.

Although we currently believe we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to BB&T after the completion of the merger or will contain a materially burdensome regulatory condition. The regulatory approvals to which completion of the merger is subject are described in more detail in the section of this document entitled “The Merger—Regulatory Approvals” beginning on page 47.

Dissenters’ Rights of BKYF Shareholders (Page 78)

BKYF shareholders of record have dissenters’ rights under the KBCA in connection with the merger. BKYF shareholders who do not vote in favor of the approval of the merger agreement and who otherwise comply with the applicable provisions of Chapter 271B, Subtitle 13 of the KBCA will be entitled to exercise dissenters’ rights thereunder. Any shares of BKYF common stock held by a BKYF shareholder as of the record date who has not voted in favor of the approval of the merger agreement and who has demanded appraisal for such shares in accordance with the KBCA will not be converted into a right to receive the merger consideration, unless such BKYF shareholder fails to perfect, withdraws or otherwise loses such shareholder’s dissenters’ rights under the KBCA. If, after the consummation of the merger, such holder of BKYF common stock fails to perfect, withdraws or otherwise loses his, her or its dissenters’ rights, each such share will be treated as if it had been converted as of the consummation of the merger into a right to receive the merger consideration.

You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising your dissenters’ rights, BKYF shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in the loss of dissenters’ rights. See the section entitled “Dissenters’ rights of BKYF Shareholders” beginning on page 78 of this proxy statement/prospectus for additional information and the text of Chapter 271B, Subtitle 13 of the KBCA reproduced in its entirety as Annex D to this proxy statement/prospectus.

Conditions to Completion of the Merger (Page 60)

In addition to the approval of the merger proposal by BKYF shareholders and the receipt of all required regulatory approvals and expiration or termination of the applicable and all statutory waiting periods in respect thereof, each as described above, each party’s obligation to complete the merger is also subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain other conditions including the effectiveness of the registration statement containing this proxy statement/prospectus, approval of the listing on the NYSE of the BB&T common stock to be issued in the merger, the absence of any applicable law or order prohibiting the merger, the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance by the other party of its respective obligations under the merger agreement in all material respects, delivery of officer certificates by the other party certifying satisfaction of the two preceding conditions, each party’s readiness to consummate the bank merger, and each of BB&T’s and BKYF’s receipt of a tax opinion to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Neither BKYF nor BB&T can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the sections entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 60 of this proxy statement/prospectus.

No Solicitation (Page 57)

As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to certain exceptions summarized below, BKYF has agreed not to solicit, initiate, seek, knowingly facilitate or encourage any inquiries or expression of interest with respect to, or engage or participate in any discussions or negotiations concerning an alternative acquisition proposal, to furnish a third party with nonpublic information regarding BKYF, or approve, endorse or recommend, or enter into any agreement or arrangement, with respect to any alternative acquisition proposal. Notwithstanding these restrictions, the merger agreement provides BKYF may participate in discussions or negotiations regarding an alternative acquisition proposal or furnish nonpublic information regarding BKYF in response to an unsolicited bona fide written acquisition proposal, and under specific circumstances, including the BKYF board’s determination (in accordance with the merger agreement and after consultation with BKYF’s outside legal counsel and independent financial advisor) that such acquisition proposal is or is reasonably likely to lead to a superior proposal, and the BKYF board’s determination that its failure to do so would violate of its fiduciary duties to BKYF shareholders.

No Change in Recommendation or Entry into Acquisition Agreement (Page 58)

The merger agreement requires BKYF’s board of directors to use reasonable best efforts to solicit from BKYF shareholders proxies in favor of approval of the merger agreement, including by communicating to BKYF shareholders the recommendation of the BKYF board that they approve the merger agreement, and to take all other action necessary or advisable to secure the vote or consent of BKYF shareholders required by applicable law to obtain such approval, but BKYF’s board of directors may withdraw its recommendation for shareholders’ approval of the merger if, and only if, (i) BKYF’s board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that it has received an unsolicited bona fide acquisition proposal that is a superior proposal (and such superior proposal has not been withdrawn); (ii) BKYF’s board determines, in good faith, after consultation with such outside legal counsel, that a failure to accept such superior proposal would result in the board breaching its fiduciary duties to BKYF and its shareholders under applicable law; (iii) the board provides written notice to BB&T of its receipt of a superior proposal and its intent to withdraw its recommendation, such notice to specify in reasonable detail the material terms and conditions of the superior proposal; (iv) after providing such notice, BKYF negotiates in good faith with BB&T (if requested by BB&T) and provides BB&T a reasonable opportunity to adjust the terms and conditions of the merger agreement as would enable BKYF’s board to proceed withdrawing its recommendation and (v) after such period, the BKYF board again determines in good faith, after consultation with such outside legal counsel and such independent financial advisor, that such acquisition proposal nonetheless continues to constitute a superior proposal and that failure to withdraw its recommendation would violate its fiduciary duties to BKYF and BKYF shareholders under applicable law. The term “superior proposal” is defined in the section entitled “The Merger Agreement—No Change in Recommendation or Entry into Acquisition Agreement” beginning on page 58 of this proxy statement/prospectus.

Termination; Termination Fee (Page 61)

Termination

BB&T and BKYF may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, the merger agreement may be terminated as follows:

•	by either party if the merger is not completed by the first anniversary of the date of the merger agreement;

•	by either party in the event of a material breach by the other party of its representation or warranty or obligations contained in the merger agreement, which breach cannot be or has not been cured within 45 days after the giving of written notice to the breaching party of such breach, and which breach or breaches would result in a failure to satisfy any applicable closing condition;

•	by either party if final action has been taken by a regulatory agency whose approval is required for the merger or bank merger, which final action has become final and nonappealable and does not approve the merger or bank merger or a governmental authority enacts a law or judgment which would make the merger or the bank merger illegal;

•	by BB&T if the BKYF board fails to make recommendation to BKYF shareholders to approve the merger agreement, or BKYF has materially breached its covenant not to solicit acquisition proposals; or

•	if the BKYF shareholders fail to approve the merger agreement.

Termination Fee

BKYF will be required to pay BB&T a termination fee of approximately $10.8 million, which we refer to as the “termination fee,” if the merger agreement is terminated by BB&T because (i) BKYF fails to make its recommendation at its shareholders’ meeting (as it may be adjourned or postponed) in favor of the approval of the merger agreement or has made an adverse BKYF recommendation change (as defined in the section entitled “The Merger Agreement—No Change in Recommendation or Entry into Acquisition Agreement”), (ii) BKYF has materially breached any of the provisions of the merger agreement with respect to obtaining shareholder approval of the merger or non-solicitation of alternative acquisition proposals, or (iii) if the merger or the merger agreement is terminated in certain circumstances following the making of an alternative acquisition proposal and BKYF consummates, or enters into an agreement providing for, an alternative transaction within 12 months after the date of termination.

For more information, please see the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 61 of this proxy statement/prospectus.

Voting and Support Agreement (Page 62)

In connection with the merger agreement, BB&T and BKYF entered into a voting and support agreement with certain BKYF shareholders for such shareholders to, among other things, vote their shares of BKYF stock in favor of the approval of the merger agreement, the adjournment proposal if there are not sufficient votes to approve the merger agreement and against any action or agreement that would be reasonably likely to impair the ability of BB&T or BKYF to complete the merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the merger agreement and against any proposal that relates to an alternative acquisition without regard to the terms of such proposal, in each case subject to the terms and conditions of the voting and support agreement. As of the record date, the voting and support agreement covered [        ] shares of BKYF common stock, or approximately [        ]% of the outstanding shares of BKYF common stock. A copy of the voting and support agreement is attached as Annex B to this proxy statement/prospectus.

Accounting Treatment (Page 49)

BB&T prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which we refer to as “GAAP.” The merger will be accounted for using the acquisition method of accounting. BB&T will be treated as the acquirer for accounting purposes.

Material United States Federal Income Tax Consequences (Page 69)

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and it is a condition to the respective obligations of BB&T and BKYF to complete the merger that each of BB&T and BKYF receives a legal opinion to that effect. Accordingly, a BKYF common shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the BB&T common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of BKYF common stock surrendered) and (2) the amount of cash received pursuant to the merger. Further, a BKYF common shareholder generally will recognize gain or loss with respect to cash received instead of fractional shares of BB&T common stock that the BKYF common shareholder would otherwise be entitled to receive. For further information, please refer to “Material United States Federal Income Tax Consequences” beginning on page 69.

The United States federal income tax consequences described above may not apply to all holders of BKYF common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Comparison of Shareholders’ Rights (Page 72)

The rights of BKYF shareholders are governed by its articles of incorporation, as amended, which we refer to as the “BKYF charter,” its second amended and restated bylaws, which we refer to as the “BKYF bylaws,” and by Kentucky corporate law. Your rights as a shareholder of BB&T will be governed by BB&T’s articles of incorporation, as amended and restated, which we refer to as the “BB&T charter,” its bylaws, as amended and restated, which we refer to as the “BB&T bylaws,” and by North Carolina corporate law. Your rights under the BB&T charter, BB&T bylaws and North Carolina corporate law will differ in some respects from your rights under the BKYF charter, BKYF bylaws and Kentucky corporate law. For more detailed information regarding a comparison of your rights as a shareholder of BKYF and BB&T, see the section entitled “Comparison of Shareholders’ Rights” beginning on page 72 of this proxy statement/prospectus.

Recent Developments (Page 23)

On November 11, 2014, BB&T entered into an Agreement and Plan of Merger with Susquehanna Bancshares, Inc., or Susquehanna, under which BB&T will acquire Susquehanna. In the proposed merger, Susquehanna common shareholders will receive 0.253 shares of BB&T common stock and $4.05 in cash in exchange for each share of Susquehanna common stock. Susquehanna has approximately 181.3 million common shares outstanding as of November 11, 2014. The acquisition of Susquehanna is subject to customary closing conditions, including the approval of regulators and Susquehanna shareholders.

Risk Factors (Page 24)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BB&T

The following table summarizes selected historical consolidated financial data of BB&T for the periods and as of the dates indicated. This information has been derived from BB&T’s consolidated financial statements filed with the SEC. Historical financial data as of and for the nine months ended September 30, 2014 and September 30, 2013 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of BB&T. You should not assume the results of operations for past periods and for the nine months ended September 30, 2014 and 2013 indicate results for any future period.

You should read this information in conjunction with BB&T’s consolidated financial statements and related notes thereto included in BB&T’s Annual Report on Form 10-K for the year ended December 31, 2013, and in BB&T’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

BB&T—Historical Financial Information

(Dollars in millions, except per share data)

	As of / For the Nine Months Ended September 30, (unaudited)		As of / For the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Summary of Operations:
Interest income	$4,624	$4,941	$6,507	$6,917	$6,885	$7,115	$6,884
Interest expense	585	687	891	1,060	1,378	1,795	2,040

Net interest income	4,039	4,254	5,616	5,857	5,507	5,320	4,844
Provision for credit losses	168	532	592	1,057	1,190	2,638	2,811
Noninterest income	2,780	2,952	3,937	3,820	3,113	3,957	3,934
Noninterest expense	4,510	4,381	5,837	5,828	5,802	5,670	4,931

Income before income taxes	2,141	2,293	3,124	2,792	1,628	969	1,036
Provision for income taxes	524	1,152	1,395	764	296	115	159

Net income	1,617	1,141	1,729	2,028	1,332	854	877

Noncontrolling interest	60	36	50	49	43	38	24
Dividends and accretion on preferred stock	111	80	117	63	—	—	124

Net income available to common shareholders	$1,446	$1,025	$1,562	$1,916	$1,289	$816	$729

Per Common Share:
Earnings:
Basic	$2.02	$1.46	$2.22	$2.74	$1.85	$1.18	$1.16
Diluted	1.99	1.44	2.19	2.70	1.83	1.16	1.15
Cash dividends declared	0.71	0.69	0.92	0.80	0.65	0.60	0.92

Period-End Balances:
Total assets	$187,022	$181,050	$183,010	$184,499	$175,011	$157,081	$165,764
Loans and leases	120,690	118,582	117,139	118,364	111,205	107,264	106,207
Deposits	130,895	127,484	127,475	133,075	124,939	107,213	114,965
Long-term debt	22,355	20,402	21,493	19,114	21,803	21,730	21,376
Shareholders’ equity	24,314	22,094	22,809	21,223	17,480	16,498	16,241

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BKYF

The following table summarizes selected historical consolidated financial data of BKYF for the periods and as of the dates indicated. This information has been derived from BKYF’s consolidated financial statements filed with the SEC. Historical financial data as of and for the nine months ended September 30, 2014 and September 30, 2013 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of BKYF. You should not assume the results of operations for past periods and for the nine months ended September 30, 2014 and 2013 indicate results for any future period.

You should read this information in conjunction with BKYF’s consolidated financial statements and related notes thereto included in BKYF’s Annual Report on Form 10-K for the year ended December 31, 2013, and in BKYF’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

BKYF—Historical Financial Information

(Dollars in thousands, except per share data)

	As of / For the Nine Months Ended September 30, (unaudited)		As of / For the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Summary of Operations:
Total interest income	$45,231	$44,780	$59,912	$62,524	$64,798	$66,682	$62,750
Total interest expense	3,353	3,567	4,658	6,339	9,260	13,273	17,957

Net interest income	41,878	41,213	55,254	56,185	55,538	53,409	44,793
Provision for loan losses	2,200	4,200	4,700	7,000	10,750	15,500	12,825
Noninterest income	17,529	17,758	24,011	22,421	20,724	20,714	16,616
Noninterest expense	37,295	35,153	46,745	46,338	42,114	42,424	36,677

Income before income taxes	19,912	19,618	27,820	25,268	23,398	16,199	11,907
Income taxes	5,668	5,628	8,055	7,123	6,909	4,528	3,147

Net income	14,244	13,990	19,765	18,145	16,489	11,671	8,760

Preferred stock dividend and discount accretion	—	—	—	—	972	2,246	1,792
Net income available to common shareholders	$14,244	$13,990	$19,765	$18,145	$15,517	$9,425	$6,968

Per Common Share:
Earnings:
Basic	$1.86	$1.87	$2.63	$2.43	$2.09	$1.61	$1.24
Diluted	1.85	1.85	2.61	2.41	2.07	1.61	1.23
Dividends declared	0.54	0.51	0.69	0.79	0.56	0.56	0.56

Period End Data:
Gross loans	$1,281,814	$1,203,628	$1,252,859	$1,211,733	$1,138,874	$1,121,288	$1,161,782
Total assets	1,826,730	1,802,224	1,857,492	1,844,104	1,744,724	1,664,884	1,564,998
Total deposits	1,506,996	1,529,505	1,587,585	1,570,007	1,498,821	1,422,312	1,343,272
Long-term debt	55,389	50,695	45,577	48,715	48,739	48,761	44,781
Total shareholders’ equity	195,598	175,251	181,139	170,440	156,570	159,370	141,133

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

We have summarized below the per share information for our companies on a historical, pro forma combined and equivalent basis. This information was derived from the 2013 annual reports and September 30, 2014 quarterly reports and other documents that have been filed with the SEC, which should be read in conjunction with this information. See “Where You Can Find More Information” on page 82.

The pro forma combined information gives effect to the merger accounted for as a purchase. The pro forma calculations reflect that all BKYF shareholders will receive per share stock consideration of 1.0126 of a share of BB&T common stock for each outstanding share of BKYF common stock and $9.40 per share in cash. We assume that the merger occurred as of the beginning of the fiscal year presented (or in the case of book value, as of the date specified). The pro forma combined information does not give effect to the announced acquisition by BB&T of Susquehanna. See “Recent Developments” on page 23. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or the future results that we will experience after the merger.

	BB&T	BKYF	BB&T Pro Forma Combined	BKYF Pro Forma Equivalent(1)
Per Common Share Data:
Basic Earnings
Nine months ended September 30, 2014	$2.02	$1.86	$2.01	$2.04
Year ended December 31, 2013	2.22	2.63	2.22	2.25
Diluted Earnings
Nine months ended September 30, 2014	$1.99	$1.85	$1.98	$2.01
Year ended December 31, 2013	2.19	2.61	2.19	2.22
Cash Dividends Paid(2)
Nine months ended September 30, 2014	$0.71	$0.54	$0.71	$0.72
Year ended December 31, 2013	0.92	0.69	0.92	0.93
Book Value(3)
Nine months ended September 30, 2014	$30.04	$25.44	$30.12	$30.50
As of December 31, 2013	28.52	23.77	28.62	28.99

(1)	BKYF Pro Forma Equivalent was computed by multiplying the BB&T Pro Forma Combined amounts by the exchange ratio of 1.0126.
(2)	BB&T Pro Forma Combined dividends were based on BB&T’s historical amounts.
(3)	BB&T Pro Forma Combined book value was computed using BB&T’s book value for the dates shown adjusted for the estimated impact to common shareholder’s equity, which was determined using the September 5, 2014 closing share price of BB&T common stock and the estimated number of shares to be issued in connection with the purchase.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

BKYF common stock trades on the NASDAQ under the symbol “BKYF” and BB&T common stock trades on the NYSE under the symbol “BBT.” The following table sets forth the high and low reported trading prices per share of BKYF common stock and BB&T common stock, and the cash dividends declared per share for the periods indicated.

BB&T

Quarter Data	High	Low	Dividend Paid
First Quarter 2012 Fiscal Year	$31.94	$25.26	$0.20
Second Quarter 2012 Fiscal Year	32.74	27.40	0.20
Third Quarter 2012 Fiscal Year	34.37	30.41	0.20
Fourth Quarter 2012 Fiscal Year	33.89	26.86	0.20

First Quarter 2013 Fiscal Year	$31.81	$29.54	$0.23
Second Quarter 2013 Fiscal Year	34.37	29.18	0.23
Third Quarter 2013 Fiscal Year	36.59	33.30	0.23
Fourth Quarter 2013 Fiscal Year	37.42	32.65	0.23

First Quarter 2014 Fiscal Year	$41.04	$36.28	$0.23
Second Quarter 2014 Fiscal Year	40.95	36.38	0.24
Third Quarter 2014 Fiscal Year	40.21	35.86	0.24
Fourth Quarter 2014 Fiscal Year through [ ]	[ ]	[ ]	[ ]

BKYF

Quarter Data	High	Low	Dividend Paid
First Quarter 2012 Fiscal Year	$28.34	$20.74	$0.30
Second Quarter 2012 Fiscal Year	26.64	23.09	—
Third Quarter 2012 Fiscal Year	27.75	23.98	0.32
Fourth Quarter 2012 Fiscal Year	28.05	24.02	—

First Quarter 2013 Fiscal Year	$28.82	$25.34	$0.17
Second Quarter 2013 Fiscal Year	27.70	25.85	0.17
Third Quarter 2013 Fiscal Year	30.35	27.01	0.17
Fourth Quarter 2013 Fiscal Year	38.29	27.13	0.17

First Quarter 2014 Fiscal Year	$37.61	$33.44	$0.18
Second Quarter 2014 Fiscal Year	37.39	33.70	0.18
Third Quarter 2014 Fiscal Year	47.84	34.13	0.18
Fourth Quarter 2014 Fiscal Year through [ ]	[ ]	[ ]	[ ]

On September 5, 2014, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of BKYF common stock was $36.25. On [                    ], the last practicable trading day before the mailing of this proxy statement/prospectus, the closing sale price of shares of BKYF common stock was $[        ].

On September 5, 2014, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of BB&T common stock was $37.58. On [                    ], the last practicable trading day before the mailing of this proxy statement/prospectus, the closing sale price of shares of BB&T common stock was $[        ].

As of [            ], the last date prior to mailing this proxy statement/prospectus for which it was practicable to obtain this information for BKYF and BB&T, respectively, there were approximately [        ] registered holders of BKYF common stock and approximately [        ] registered holders of BB&T common stock.

The following table presents the closing prices of BKYF common stock and BB&T common stock on September 5, 2014, the last trading day before the public announcement of the merger agreement, and [                    ], the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied value of the per share merger consideration for each share of BKYF common stock on the relevant date.

Date	BKYF Closing Price	BB&T Closing Price	Exchange Ratio	Estimated Equivalent Per share Value (1)
September 5, 2014	$36.25	$37.58	1.0126	$47.45

[ ]	[ ]	[ ]	1.0126	[ ]

(1)	The implied value of the per share merger consideration represents the sum of $9.40, the cash portion of the per share merger consideration, plus the stock portion of the per share merger consideration, based upon the product of the exchange ratio of 1.0126 and the closing price of BB&T common stock as of the applicable date.

The above table shows only historical comparisons. These comparisons may not provide meaningful information to BKYF shareholders in determining whether to approve the merger agreement. BKYF shareholders are urged to obtain current market quotations for shares of BB&T common stock and BKYF common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the merger agreement. The market prices of BB&T common stock and BKYF common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market prices of BKYF common stock or BB&T common stock before or after the effective date of the merger. Changes in the market price of BB&T common stock prior to the completion of the merger will affect the market value of the merger consideration that BKYF shareholders will receive upon completion of the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 giving BB&T’s and BKYF’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in BB&T’s and BKYF’s reports filed with the SEC and those identified elsewhere in this proxy statement/prospectus, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by BKYF shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the BKYF business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BB&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Consequently, all of the forward-looking statements made by BB&T or BKYF contained or incorporated by reference in this proxy statement/prospectus are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Risk Factors” beginning on page 24 of this proxy statement/prospectus and those set forth under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in BB&T’s and BKYF’s annual and quarterly reports and other filings with the SEC that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. BB&T and BKYF undertake no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and the financial condition and results of operations of BB&T and/or BKYF could be materially adversely affected.

RECENT DEVELOPMENTS

On November 11, 2014, BB&T entered into an Agreement and Plan of Merger with Susquehanna Bancshares, Inc., or Susquehanna, under which BB&T will acquire Susquehanna. In the proposed transaction, Susquehanna common shareholders will receive 0.253 shares of BB&T common stock and $4.05 in cash in exchange for each share of Susquehanna common stock. Susquehanna has approximately 181.3 million common shares outstanding as of November 11, 2014. The acquisition of Susquehanna is subject to customary closing conditions, including the approval of regulators and Susquehanna shareholders.

The acquisition of Susquehanna will significantly expand BB&T’s footprint in the Mid-Atlantic region and enhance its presence in Maryland. Susquehanna, headquartered in Lititz, Pa., has approximately $18.6 billion in assets, $13.6 billion in deposits and 245 banking offices in Pennsylvania, Maryland, New Jersey, and West Virginia. In connection with the acquisition, BB&T plans to establish three new banking regions encompassing certain markets in Pennsylvania and New Jersey. BB&T also plans to integrate its Baltimore region with Susquehanna’s. These four regions are expected to be led by legacy Susquehanna executives. BB&T expects to incur pre-tax merger and integration costs of approximately $250 million and expects to achieve annual cost savings of approximately $160 million (approximately 32% of Susquehanna’s non-interest expenses). BB&T expects this acquisition to be accretive to earnings per share in the first full year excluding one-time charges and expects the transaction to exceed its internal rate of return hurdle. William J. Reuter and Christine Sears, current Susquehanna board members, will join BB&T’s Board of Directors upon closing of the transaction.

Additional information on BB&T’s proposed acquisition of Susquehanna may be found in BB&T’s reports filed with the SEC, including the Forms 8-K filed with the SEC on November 12, 2014 and November 17, 2014. BB&T will also file a registration statement on Form S-4, which will include a proxy statement of Susquehanna that will be mailed to Susquehanna shareholders describing the proposed acquisition of Susquehanna and containing other important information. See “Where You Can Find More Information” on page 82 of this proxy statement/prospectus.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” on page 22, you should consider the following risk factors carefully in deciding whether to vote to approve the merger agreement. Additional risks and uncertainties not presently known to BB&T or that are not currently believed to be important to you, if they materialize, also may adversely affect the merger and BB&T as a surviving bank.

In addition, BKYF’s and BB&T’s respective businesses are subject to numerous risks and uncertainties, including the risks and uncertainties described, in the case of BB&T, in its Annual Report on Form 10-K for the year ended December 31, 2013, and in the case of BKYF, in its Annual Report on Form 10-K for the year ended December 31, 2013, each of which are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

RISK FACTORS RELATING TO THE MERGER

Because the market price of BB&T common stock may fluctuate, you cannot be certain of the precise value of the stock portion of the merger consideration you may receive in the merger.

At the time the merger is completed, each issued and outstanding share of BKYF common stock (other than shares owned by BKYF, BB&T or any of their subsidiaries and shares of BKYF common stock in respect of which dissenter’s rights have been properly exercised and perfected) will be converted into the right to receive consideration in the form of a combination of BB&T common stock and cash.

There will be a time lapse between each of the date on which BKYF shareholders vote to approve the merger agreement at the special meeting, and the date on which BKYF shareholders entitled to receive shares of BB&T common stock actually receive such shares. The market value of BB&T common stock may fluctuate during these periods. Consequently, at the time BKYF shareholders must decide whether to approve the merger agreement, they will not know the actual market value of the shares of BB&T common stock they will receive when the merger is completed. The actual value of the shares of BB&T common stock received by the BKYF shareholders will depend on the market value of shares of BB&T common stock on that date. This market value may be less or more than the value used to determine the exchange ratio, as that determination will be made with respect to a period occurring prior to the consummation of the merger.

The market price for BB&T common stock may be affected by factors different from those that historically have affected BKYF.

Upon completion of the merger, holders of BKYF common stock will become holders of BB&T common stock. BB&T’s businesses differ from those of BKYF, and accordingly the results of operations of BB&T will be affected by some factors that are different from those currently affecting the results of operations of BKYF. For a discussion of the businesses of BB&T and BKYF and of some important factors to consider in connection with those businesses, see the section entitled “The Parties to the Merger” beginning on page 31 of this proxy statement/prospectus and the documents incorporated by reference referred to under the section entitled “Where You Can Find More Information” beginning on page 82.

BKYF’s shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Currently, BKYF’s shareholders have the power to approve or reject any matters requiring shareholder approval under Kentucky law and BKYF’s charter and bylaws. After the merger, absent any adjustment made to the ratio of stock component in the merger consideration, BKYF shareholders are expected to become owners of less than [        ]% of the outstanding shares of BB&T common stock. Even if all former BKYF shareholders voted together on all matters presented to BB&T’s shareholders, from time to time, the former BKYF shareholders most likely would not have a significant impact on the approval or rejection of future BB&T proposals submitted to a shareholder vote.

BB&T may be unable to successfully integrate BKYF’s operations and may not realize the anticipated benefits of acquiring BKYF.

BB&T and BKYF entered into the merger agreement with the expectation that BB&T would be able to successfully integrate BKYF’s operations and that the merger would result in various benefits, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether BB&T is able to integrate and operate BKYF in an efficient and effective manner, and general competitive factors in the market place. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the surviving bank’s businesses or the loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of BKYF’s operations could have an adverse effect on the business, financial condition, operating results and prospects of the surviving bank after the merger. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could have an adverse effect on the surviving bank’s business, financial condition, operating results and prospects.

Among the factors considered by the boards of directors of BB&T and BKYF in connection with their respective approvals of the merger agreement were the benefits that could result from the merger. We cannot give any assurance that these benefits will be realized within the time periods contemplated or even that they will be realized at all.

The merger agreement contains provisions that may discourage other companies from trying to acquire BKYF for greater merger consideration.

The merger agreement contains provisions that may discourage a third party from submitting an acquisition proposal to BKYF that might result in greater value to BKYF’s shareholders than the merger. These provisions include a general prohibition on BKYF from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. Certain shareholders of BKYF have entered into a voting and support agreement and have agreed to vote their shares of BKYF common stock in favor of the proposal to approve the merger and the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies, and against any alternative transaction. BKYF also has an unqualified obligation to submit the proposal to approve the merger to a vote by its shareholders, even if BKYF receives a proposal that its board of directors believes is superior to the merger. The shareholders that are party to the voting and support agreement described in this paragraph beneficially own in the aggregate approximately [        ]% of the outstanding shares of BKYF common stock as of the record date. In addition, BKYF may be required to pay BB&T a termination fee in certain circumstances involving acquisition proposals for competing transactions. See the sections entitled “The Merger Agreement—Voting and Support Agreement” beginning on page 62 and “The Merger Agreement—Termination; Termination Fee” beginning on page 61.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: the approval of the merger proposal by BKYF shareholders, the receipt of all required regulatory approvals and expiration or termination of the applicable and all statutory waiting periods in respect thereof, the accuracy of representations and warranties under the merger agreement (subject to the materiality standards set forth in the merger agreement), each party’s readiness to consummate the bank merger, BB&T’s and BKYF’s performance of their respective obligations under the merger agreement in all material respects and each of BB&T’s and BKYF’s receipt of a tax opinion to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. These conditions to the closing of the merger may not be fulfilled and, accordingly, the merger may not be completed.

In addition, if the merger is not completed by September 5, 2015, either BB&T or BKYF may choose not to proceed with the merger, and the parties can mutually decide to terminate the merger agreement at any time, before or after shareholder approval. In addition, BB&T and BKYF may elect to terminate the merger agreement in certain other circumstances. If the merger agreement is terminated under certain circumstances, BKYF may be required to pay a termination fee to BB&T. See the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 61 for a fuller description of these circumstances.

Failure to complete the merger could negatively impact the stock price and the future business and financial results of BKYF.

If the merger is not completed for any reason, including as a result of BKYF shareholders declining to approve the merger agreement, the ongoing business of BKYF may be adversely affected and, without realizing any of the benefits of having completed the merger, BKYF would be subject to a number of risks, including the following:

•	BKYF may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	BKYF may experience negative reactions from its customers, vendors and employees;

•	BKYF will be required to pay certain costs relating to the merger, whether or not the merger is completed;

•	the merger agreement places certain restrictions on the conduct of BKYF’s businesses prior to completion of the merger. Such restrictions, the waiver of which is subject to the consent of BB&T (not to be unreasonably withheld or delayed), may prevent BKYF from making certain acquisitions or taking certain other specified actions during the pendency of the merger (see the section entitled “The Merger Agreement—Conduct of Businesses of BKYF and BB&T Prior to Completion of the Merger” beginning on page 54 of this proxy statement/prospectus for a description of the restrictive covenants applicable to BKYF); and

•	matters relating to the merger (including integration planning) will require substantial commitments of time and resources by BKYF management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to BKYF as an independent company.

In addition to the above risks, if the merger agreement is terminated and BKYF’s board of directors seeks another merger or business combination, BKYF shareholders cannot be certain that BKYF will be able to find a party willing to offer equivalent or more attractive consideration than the consideration BB&T has agreed to provide in the merger. If the merger agreement is terminated under certain circumstances, BKYF may be required to pay a termination fee to BB&T. See the section entitled “The Merger Agreement—Termination; Termination Fee” beginning on page 61.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the merger agreement, including the merger and the bank merger, may be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. These governmental entities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on BB&T following the merger. The regulatory approvals may not be received at any time, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met.

BKYF will be subject to business uncertainties while the merger is pending, which could adversely affect its business.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on BKYF, and, consequently, the surviving bank. These uncertainties may impair BKYF’s ability to attract, retain and motivate key personnel until the merger is consummated and for a period of time thereafter, and could cause customers and others that deal with BKYF to seek to change their existing business relationships with BKYF. Employee retention at BKYF may be particularly challenging during the pendency of the merger, as employees may experience uncertainty about their roles with the surviving bank following the merger.

Directors and executive officers of BKYF have interests and arrangements that could have affected their respective decision to support or approve the merger.

Directors and executive officers of BKYF have interests in the merger that are different from, or in addition to, their interests as BKYF shareholders generally and could have affected their decision to support or approve the merger. These interests include:

•	each employee who, in BB&T’s sole discretion, continues employment with the surviving bank will be provided wages or salaries and employee benefits (excluding equity plans) that in the aggregate are substantially comparable to what he or she receives at BKYF immediately prior to the closing date, subject to certain restrictions;

•	immediately prior to the effective time, all rights with respect to BKYF stock options, BKYF restricted stock and BKYF restricted stock unit awards, whether or not then vested or exercisable, will be converted into the right to receive cash;

•	BB&T’s agreement to provide directors, officers, and employees of BKYF with continuing indemnification rights from and after the effective time;

•	BB&T’s agreement to provide directors’ and officers’ insurance to the officers and directors of BKYF for six years following the merger; and

•	following the merger, BB&T will (i) invite members of the boards of BKYF and The Bank of Kentucky to serve as members of a BB&T regional advisory board, and (ii) create a Northern Kentucky Community development Committee and invite members of BKYF’s board and senior management to serve on such committee.

In addition, certain shareholders of BKYF have entered into a voting and support agreement that requires them to vote all of their shares of BKYF common stock in favor of the approval of the merger agreement at the special meeting. The voting and support agreement covers approximately [        ]% of BKYF’s outstanding shares of common stock as of [        ]. As a result, these directors of BKYF may be more likely to recommend to BKYF’s shareholders the approval of the merger agreement than if they did not have these interests.

Shares of BB&T common stock to be received by BKYF shareholders as a result of the merger will have rights different from the shares of BKYF common stock.

Upon completion of the merger, the rights of former BKYF shareholders will be governed by the articles of incorporation and bylaws of BB&T and by North Carolina corporate law. The rights associated with BB&T common stock and the terms of North Carolina corporate law are different from the rights associated with BKYF common stock and the terms of Kentucky corporate law, which currently govern the rights of BKYF shareholders. Please see the section entitled “Comparison of Shareholders’ Rights” beginning on page 72 for a discussion of the different rights associated with BB&T common stock.

The opinion that the BKYF board of directors has obtained from KBW has not been, and is not expected to be, updated to reflect any changes in circumstances that may have occurred since the signing of the merger agreement.

The opinion delivered to the BKYF board of directors by KBW, financial advisor to BKYF, with respect to the fairness of the per share merger consideration to be received by the holders of BKYF common stock, from a financial point of view, speaks only as of September 5, 2014, the date of such opinion. Changes in the operations and prospects of BB&T or BKYF, general market and economic conditions and other factors which may be beyond the control of BB&T and BKYF may have altered the value of BB&T or BKYF or the sale prices of shares of BB&T common stock as of the date of this proxy statement/prospectus, or may alter such values and sale prices by the time the merger is completed. KBW does not have any obligation to update, revise or reaffirm its opinion to reflect subsequent developments and has not done so. Because BKYF does not currently anticipate asking KBW to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The BKYF board of directors’ recommendation that BKYF shareholders vote “FOR” approval of the merger agreement, however, is made as of the date of this proxy statement/prospectus. See “The Merger—Opinion of BKYF’s Financial Advisor.” and Annex C to this proxy statement/prospectus.

INFORMATION ABOUT THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement/prospectus is being furnished to BKYF shareholders as part of the solicitation of proxies by the BKYF board for use at the special meeting to be held on [                    ], at [        ] local time, at [        ], or at any postponement or adjournment thereof.

At the special meeting, BKYF shareholders will be asked to consider and vote upon (i) a proposal to approve the merger agreement, (ii) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for BKYF’s named executive officers in connection with the merger and (iii) a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

BKYF shareholders must approve the merger agreement in order for the merger to occur. If BKYF shareholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, and you are encouraged to read the merger agreement carefully and in its entirety.

Record Date and Quorum

BKYF has set the close of business on [        ] as the record date for the special meeting, and only holders of record of BKYF common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of BKYF common stock as of the close of business on the record date. On the record date, there were [        ] shares of BKYF common stock outstanding and entitled to vote and, accordingly, [        ] shares of BKYF common stock must vote to approve the merger agreement for the merger to occur. You will have one vote on all matters properly coming before the special meeting for each share of BKYF common stock that you owned on the record date.

The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of BKYF common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Vote Required

The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of BKYF common stock entitled to vote thereon. For the approval of the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Votes to abstain will not be counted as votes cast in favor of the approval of the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting or if you vote to abstain, it will have the same effect as a vote “AGAINST” the approval of the merger agreement.

If your shares of BKYF common stock are registered directly in your name with the transfer agent of BKYF, Computershare Investor Services LLC, you are considered, with respect to those shares of BKYF common stock, the shareholder of record. If you are a shareholder of record, this proxy statement/prospectus and the enclosed proxy card have been sent directly to you by BKYF.

If your shares of BKYF common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of BKYF common stock held in “street name”. In that case, this proxy statement/prospectus has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of BKYF common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Under the rules of the NASDAQ, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the approval of the merger agreement, the proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for BKYF’s named executive officers in connection with the merger, and adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. As a result, absent specific instructions from the beneficial owner of such shares of BKYF common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of BKYF common stock on any of the proposals at the special meeting. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares.

The proposal to approve certain compensation arrangements for BKYF’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is advisory (non-binding) only. If your shares of BKYF common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the merger-related executive compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of BKYF common stock in favor of the proposal, your shares of BKYF common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of BKYF common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of BKYF common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of BKYF common stock, your shares of BKYF common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

As of the record date, the directors and executive officers of BKYF and their affiliates beneficially owned and were entitled to vote approximately [        ] shares of BKYF common stock representing approximately [        ]% of the shares of BKYF common stock outstanding on that date. BB&T has entered into a voting and support agreement with BB&T and BKYF and certain shareholders, pursuant to which these shareholders have agreed, solely in their capacity as shareholders of BB&T, to vote their shares of BKYF common stock in favor of the approval of the merger agreement and in favor of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. For further information, see “The Merger—Voting and Support Agreement.” A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement/prospectus.

Proxies and Revocations

If you are a shareholder of record, you may have your shares of BKYF common stock voted on matters presented at the special meeting in the following ways:

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of BKYF common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with the Office of the Corporate Secretary of BKYF by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy the individuals named on the enclosed proxy card (each of them, with full power of substitution) will vote your shares of BKYF common stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of BKYF common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of BKYF common stock should be voted on a matter, the shares of BKYF common stock represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve the advisory (non-binding) vote on certain compensation arrangements and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

You have the right to revoke a proxy at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to BKYF prior to the time the special meeting begins. Written notice of revocation should be mailed to: BKYF, Attention: Secretary.

If you have any questions or need assistance voting your shares, please contact Melissa Behler at (859) 372-5172.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF BKYF COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Anticipated Date of Completion of the Merger

Subject to the satisfaction or waiver of the closing conditions described under the section entitled, “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 60 of this proxy statement/prospectus, including the approval of the merger agreement by BKYF shareholders at the special meeting, BB&T and BKYF expect that the merger will be completed during the first half of 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Solicitation of Proxies; Payment of Solicitation Expenses

BKYF has engaged AST Phoenix Advisors to act as its proxy solicitor and has agreed to pay it approximately $[        ] plus reasonable expenses for such services. BKYF may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of BKYF common stock. BKYF’s directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

THE PARTIES TO THE MERGER

The Bank of Kentucky Financial Corporation

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 371-2340

BKYF, incorporated in Kentucky in 1993, is a bank holding company. BKYF, through its banking subsidiary, The Bank of Kentucky, provides financial services and other financial solutions through 32 offices located in northern Kentucky, which includes Boone, Kenton and Campbell counties and parts of Grant, Pendleton and Gallatin counties in northern Kentucky and Hamilton county in Ohio. The main products produced and services rendered by the Bank are as follows: Commercial Banking; Consumer Banking; and Trust Services. BKYF provides commercial banking services to corporations and other business clients. BKYF also provides a range of deposit services, including checking, lockbox services and other treasury management services. BKYF provides banking services to consumers, including checking, savings and money market accounts as well as certificates of deposits and individual retirement accounts. BKYF also provides consumers with electronic banking products like Internet banking, debit cards and 56 ATMs. In addition, BKYF provides consumer clients with installment and real estate loans and home equity lines of credit. BKYF offers specialized services and expertise in the areas of wealth management and trust, including the administration of personal trusts and estates as well as the management of investment accounts for individuals and business entities including nonprofit entities. BKYF is subject to regulation by the Board of Governors of the Federal Reserve System, which we refer to as the “Federal Reserve Board,” under the Bank Holding Company Act of 1956, as amended.

BKYF common stock is currently listed on the NASDAQ under the symbol “BKYF.”

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

BB&T is a financial holding company organized under the laws of North Carolina and headquartered in Winston-Salem, North Carolina. BB&T conducts its business operations primarily through its bank subsidiary, Branch Banking and Trust Company, which we refer to as Branch Bank, which has offices in 12 states and Washington D.C. In addition, BB&T also operates several nonbank subsidiaries that offer various financial services products. Substantially all of the loans made by BB&T’s subsidiaries are to businesses and individuals in these market areas. As of September 30, 2014, BB&T had consolidated total assets of $187.0 billion, consolidated loans and leases of $120.7 billion, consolidated deposits of $130.9 billion and consolidated shareholders’ equity of $24.3 billion.

Branch Bank, BB&T’s largest subsidiary, was chartered in 1872 and is the oldest bank headquartered in North Carolina. Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets, including small and mid-size businesses, public agencies, local governments and individuals. Branch Bank also markets a wide range of deposit services to individuals, businesses and public entities. Branch Bank offers, either directly or through its subsidiaries, lease financing to businesses and municipal governments; factoring; discount brokerage services, annuities and mutual funds; life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation; insurance premium financing; permanent financing arrangements for commercial real estate; loan servicing for third-party investors; direct consumer finance loans to individuals; trust and comprehensive wealth advisory services and association services. BB&T’s direct nonbank subsidiaries provide a variety of financial services including credit card lending, automobile lending, equipment financing, full-service securities brokerage, asset management and capital markets services.

BB&T common stock is currently listed on the NYSE under the symbol “BBT.”

THE MERGER

This section describes the merger. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about BKYF or BB&T. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings BKYF and BB&T make with the SEC that are incorporated by reference into this document, as described in the section entitled “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

Transaction Structure

Pursuant to the merger agreement, BKYF will merge with and into BB&T with BB&T surviving the merger as the surviving corporation. Immediately thereafter, The Bank of Kentucky, BKYF’s banking subsidiary, will merge with and into BB&T’s banking subsidiary, Branch Banking and Trust Company, with Branch Banking and Trust Company continuing as the surviving entity.

Per Share Merger Consideration

Upon completion of the merger, each issued and outstanding share of BKYF common stock (other than shares held by BB&T, shares held in treasury by the Company, shares of restricted stock and shares held by shareholders who properly demand appraisal rights under Chapter 271B, Subtitle 13 of the KBCA) will be entitled to receive 1.0126 shares of BB&T common stock and $9.40 in cash. BB&T common stock is traded on the NYSE under the trading symbol “BBT.”

If, after the date of the merger agreement and at or prior to the effective time, the outstanding shares of BB&T common stock or BKYF common stock changes into a different number of shares or type of securities by reason of any reclassification, split-up, stock split, subdivision, combination or exchange of shares, or if any dividend payable in stock or other securities is declared on shares of BB&T common stock or BKYF common stock with a record date during such period, or if any similar event occurs, then the exchange ratio will be adjusted to provide the holders of BB&T common stock and BKYF common stock the same economic effect as contemplated by the merger agreement.

Background of the Merger

The board of directors periodically reviews BKYF’s long-term strategy. To assist it in such review, the board sometimes invites professional advisers to attend its meetings. At a regularly scheduled board meeting held on April 22, 2014, the board invited Keefe, Bruyette & Woods, Inc. (“KBW”), a nationally recognized investment banking firm, to participate in discussions regarding the current market environment for mergers and acquisitions of financial institutions in the United States and in BKYF’s region as well as valuation considerations for BKYF. The board also invited Squire Patton Boggs (US) LLP (“Squire Patton Boggs”), BKYF’s legal counsel, to make a presentation regarding the current regulatory environment including the increasing burden of compliance.

On April 30, 2014, the board met to follow up on the April 22 meeting to discuss potential strategic options for BKYF. The board also discussed the heavy burden being imposed on financial institutions by federal regulations, the substantial increase in operational expenses caused by compliance with those regulations and the extent to which those regulations limited BKYF’s ability to grow its revenues and earnings. It was the opinion of the board that the burden and expense relating to compliance with federal regulations imposed on financial institutions would continue to increase for the foreseeable future.

Following the discussion, the board appointed Messrs. Cain, Kienzle and Zapp to meet with and interview financial advisers to advise the board in a possible sale of BKYF. Messrs. Cain, Kienzle and Zapp were further directed to report back to the board with their recommendation of the adviser that best served BKYF’s needs.

Following the April 30 board meeting, Messrs. Cain, Kienzle and Zapp met with two nationally recognized investment banking firms, including KBW, to discuss various strategic alternatives for BKYF, strategies for implementing such alternatives and valuation considerations for BKYF.

Following these meetings with the investment banking firms, the board met on May 23, 2014. Mr. Zapp reported to the board at this meeting that he and Messrs. Cain and Kienzle had met with representatives of two nationally recognized investment banking firms, including KBW, to discuss their abilities, experience and services, as well as their feedback with respect to strategic alternatives for BKYF and valuation considerations for BKYF, as described above. Mr. Zapp stated that, considering the board’s objectives, that if the board wanted to continue exploring strategic alternatives for BKYF, both firms discussed a potential process in which confidential meetings with select potential purchasers were arranged to avoid undue disruption to the company, its ongoing operations, customer relationships or employee relations. Both investment banking firms discussed potentially conducting a limited first round diligence process with such select potential purchasers, including a review of publicly available information and confidential management discussions. Both investment banking firms also discussed potentially identifying the two or three most suitable potential purchasers for BKYF after the first round diligence process described above was completed and initial indications of interest had been submitted by the broader group of potential purchasers. Messrs. Cain, Kienzle and Zapp reported that the two firms had indicated that potential transaction valuations for BKYF that could be realized in a sale of the company in the then current bank mergers and acquisitions environment were expected to be attractive in light of BKYF’s performance and recent comparable transactions. Messrs. Cain, Kienzle and Zapp agreed that they preferred KBW in view of its experience with the relevant geographic market and the banks that were most likely purchasers of BKYF. As such, Messrs. Cain, Kienzle and Zapp recommended that the board retain KBW.

After further discussion, the board decided to engage KBW to provide investment banking advisory services to BKYF and directed Mr. Zapp to cause BKYF to contract with KBW for such purpose. Mr. Zapp then noted that, before entering into any discussions with potential purchasers, a nondisclosure agreement approved by BKYF’s legal counsel should be signed by involved parties to ensure the confidentiality of the information being discussed.

Between May 29 and June 17, 2014, KBW met with certain executive officers of BKYF to discuss the process, strategy and timeline for a potential strategic transaction, to assist BKYF in the preparation of an online data room to permit interested parties to conduct due diligence of non-public information and to assist management in the preparation of a management presentation regarding the operations, financial condition and prospects of BKYF.

Between June 18 and June 20, 2014, KBW, as directed by the board of directors, contacted six select potential purchasers, including BB&T. After the nondisclosure agreements were signed, the online data room was made available to the six potential purchasers.

Between June 24 and July 1, 2014, KBW and BKYF hosted separate meetings with each of the potential purchasers. At those meetings BKYF and the potential purchasers each made presentations to the other regarding their respective operations, financial condition and prospects. In addition, BKYF and each of the potential purchasers were able to conduct supplemental due diligence.

On July 8, 2014, five of the six potential purchasers, including BB&T, submitted initial indications of interest.

On July 10, 2014, the board met to discuss with KBW the initial indications of interest from the five potential purchasers. The initial indications of interest submitted by each of the five potential purchasers were reviewed in detail by the board. In reviewing those initial indications of interest with KBW, the board considered material purchase terms, including, among other things, price and form of payment. The board also considered the execution risk of attempting to complete a business combination with each potential purchaser and the prospects of the combined companies.

After extensive discussion surrounding the merits of four of the initial indications of interest, all of which had similar economic terms, the board decided to move forward with two parties (“Party A” and “Party B”). BB&T was not originally invited into the second round of the process. The board authorized KBW to facilitate further discussions with Party A and Party B. In addition, each of Party A and Party B was provided with a draft merger agreement and asked to submit, at the time of its final indication of interest, which was due no later than August 11, 2014, a revised copy of the draft merger agreement in a form it would be willing to sign.

Between July 22 and August 11, 2014, Party A and Party B conducted extensive due diligence and were provided access to an online data room containing confidential documents that had not been previously disclosed. In addition, these parties conducted interviews with selected officers of BKYF who were responsible for various parts of the operations of BKYF. At the same time BKYF undertook due diligence concerning these two potential purchasers. Before the deadline to submit final indications of interest, both Party A and Party B notified KBW that, while they remained interested in completing a transaction with BKYF, they needed more time to perform additional regulatory due diligence before they would be ready to submit a final indication of interest. As such, neither Party A nor Party B submitted a final indication of interest including a revised merger agreement on the August 11, 2014 due date.

The board convened on August 12, 2014 to discuss the process-to-date and determine next steps given the communications from Party A and Party B. The board noted that there was no guarantee that Party A or Party B would be satisfied upon completion of their respective due diligence and that there was risk that neither would move forward with a transaction. Additionally, the board discussed concern related to Party A’s ability to obtain regulatory approval for the transaction without unduly burdensome regulatory conditions. The board also observed that, given Party A’s modest asset size and existing operations, an acquisition of BKYF would be a major and transformative undertaking for Party A, and that Party A’s express conditions on proceeding based on regulatory assurances created significant doubt as to whether Party A would be in a position to proceed with a transaction. In particular, the board noted that Party A had indicated a need to complete its own ongoing supervisory process, receive assurances as to BKYF’s regulatory status, and meet with its own regulators to obtain comfort both as to its regulators’ views regarding BKYF as a potential acquisition target and as to its own ability to proceed with an acquisition of BKYF without unduly burdensome regulatory conditions before it could proceed toward an actionable proposal to acquire BKYF. Given the execution and regulatory risk with Party A and Party B, the board on August 13, 2014, directed KBW to contact BB&T and one other potential purchaser, Party C, to invite such parties back into the process. Upon being contacted by KBW, BB&T immediately expressed interest in rejoining the process and began conducting extensive due diligence without delay. Party C also expressed interest, but inquired about exclusivity, conducted some limited due diligence and then declined to participate further.

On August 19, 2014, while BB&T was still conducting due diligence, Party A submitted a revised indication of interest to BKYF. The revised indication of interest identified a fixed ratio that fell within the range of its initial indication of interest and included all stock consideration, but also contained material regulatory contingencies (including a requirement for additional due diligence and a condition for proceeding with the transaction that Party A receive an affirmation from its regulators that it would be able to proceed with and complete the acquisition of BKYF without unduly burdensome regulatory conditions), that needed to be satisfied before it would sign a merger agreement. At approximately the same time, Party B communicated to KBW that it would require exclusivity before it would be willing to allocate the resources necessary to complete its due diligence and provide a revised merger agreement in a form it would be prepared to sign. The BKYF board determined that it would not be in the best interests of BKYF to provide exclusivity to Party B.

On August 27, 2014, BB&T submitted a revised draft merger agreement to BKYF. On August 28, 2014, BB&T submitted an indication of interest to BKYF proposing a merger in which BKYF common shareholders would receive, for each share of BKYF common stock, total consideration having a value of $47.00 per share (as of that time) consisting of BB&T common stock (at a fixed exchange ratio) and cash. BB&T’s indication of interest contained no special contingencies and did not require any further due diligence. Further, BB&T confirmed that it believed it could obtain regulatory approval without any unduly burdensome conditions that would result in any significant delay or require any remedial orders or agreements with regulators. After receiving this indication of interest from BB&T, Mr. Zapp, the Chief Executive Officer of BKYF, met with the Chief Executive Officer of Party A to advise him of the indication of interest submitted by BB&T. The Chief Executive Officer of Party A reconfirmed that Party A was not in position to proceed without the requested material contingencies, including the conduct of additional due diligence and meetings with Party A’s regulators, and did not present an actionable proposal at such time. At the direction of the BKYF board, KBW contacted Party B, which reiterated its need for exclusivity before it would be willing to complete due diligence and prepare a revised draft merger agreement.

Between August 27 and September 5, 2014, Squire Patton Boggs worked with Wachtell, Lipton, Rosen & Katz, BB&T’s legal counsel, towards finalizing the revised draft merger agreement submitted by BB&T. During the same period, BKYF, KBW and Squire Patton Boggs conducted due diligence concerning BB&T, which included interviews with management, accountants, and legal officers of BB&T and further documentary due diligence including both non-public and public information.

On September 5, 2014, the BKYF board met to review BB&T’s proposal. At this meeting, the BKYF board engaged in discussions with its legal and financial advisors. A complete copy of the merger agreement was distributed to each member of the BKYF board prior to the meeting.

At this meeting, there was a discussion regarding the history of the process regarding the potential sale of BKYF and the proposals that had been submitted by BB&T and other potentially interested parties. The BKYF board considered a comparison between Party A’s proposal and BB&T’s proposal. Each proposal was based upon a fixed exchange ratio so that the implied value per share of BKYF common stock with respect to either of those proposals changed on a daily basis depending upon the then current market price of Party A’s and BB&T’s common stock. On September 5, 2014, the implied value per share of Party A’s preliminary indication of August 19, 2014 was $48.31, representing a premium of 32.5% over BKYF’s current market price and the implied value per share of BB&T’s proposal was $47.55, representing a premium of 30.4% over BKYF’s current market price. Notwithstanding that Party A’s indication was slightly higher than that of BB&T, the BKYF board concluded that Party A’s indication was not actionable because it posed significant uncertainty in terms of whether any merger could be entered into or consummated with Party A as certain regulatory and due diligence requirements remained before Party A would be willing to commit to entering into a transaction and there was no guarantee that the due diligence requirements would be satisfactorily resolved or that regulatory approval could be obtained by Party A on acceptable terms and conditions. In particular, the BKYF board had not received any assurances as to Party A’s ability to proceed with a transaction, and, in fact, Party A’s own willingness to proceed was expressly conditioned on completion of ongoing supervisory processes and on future meetings with its regulators which had not yet been scheduled making it difficult for the BKYF board to determine when or whether Party A would be willing to proceed with a transaction. Moreover, Party A’s indicative proposal provided for all stock consideration and thus all of the consideration to be received by BKYF’s shareholders would be subject to significant volatility based upon stock market movements. In the course of reviewing BB&T’s final proposal, it was noted that, unlike other indications of interest received, BB&T’s proposal was firm and immediately actionable and did not contain any special contingencies. In addition, BB&T’s proposal represented a market premium of 30.4% and the transaction multiples compared favorably to the medians of comparable transactions. In connection with its final proposal, BB&T provided a statement to BKYF expressing that it was confident in its ability to close a transaction promptly and without the imposition of any unduly burdensome regulatory conditions. Moreover, unlike any other bid, BB&T’s offer included a substantial cash component, which mitigated potential investment and value risk associated with stock consideration. It was also noted that there was no guarantee that BB&T would make an offer on the same terms, or at all, if the BKYF board chose to postpone its decision until Party A had completed its diligence and satisfied its required contingencies. Further, continuing to postpone the process exposed BKYF to significant market risk.

Also at this meeting, KBW reviewed the financial aspects of the proposed merger and then delivered to the board its opinion, dated September 5, 2014 (initially rendered verbally and confirmed in writing), as described under “—Opinion of BKYF’s Financial Advisor,” to the effect that as of such date and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in its written opinion, the per share merger consideration was fair, from a financial point of view, to the holders of BKYF common stock.

A representative of Squire Patton Boggs then circulated a summary of the merger agreement to each member of the board. Squire Patton Boggs reviewed for the board of directors its fiduciary duties in connection with its consideration of this transaction and the terms of the proposed merger agreement with BB&T, including the transaction structure, merger consideration, closing conditions, provisions relating to BKYF’s ability to respond to alternative proposals, the obligation of the board to call and hold a meeting to vote to approve the merger agreement even if there was an unsolicited offer to buy BKYF for a higher premium than that being paid by BB&T, termination rights, termination fees, employee benefit matters and other terms and conditions. The representative of Squire Patton Boggs also reviewed with the directors the proposed terms of the voting and support agreement with BB&T.

Following extensive discussion and after considering the foregoing and the proposed terms of the transaction documents, and taking into consideration the factors described under “—BKYF’s Reasons for the Merger; Recommendation of the BKYF Board of Directors,” the board of directors, having determined that the terms of BB&T’s proposal, the related merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of BKYF and its shareholders, unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. The board directed that the merger agreement be submitted to its shareholders for approval, and recommended that shareholders vote in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger.

The merger agreement between BKYF and BB&T was executed by the parties on September 5, 2014.

The transaction was announced on the morning of Monday, September 8, 2014, the first business day following the execution of the merger agreement, by a press release issued jointly by BKYF and BB&T.

BKYF’s Reasons for the Merger; Recommendation of the BKYF Board of Directors

After careful consideration, at its meeting on September 5, 2014, BKYF’s board determined that the merger is in the best interests of BKYF and its shareholders and that the consideration to be received in the merger is fair to the common shareholders of BKYF. Accordingly, BKYF’s board, by a unanimous vote, adopted the merger agreement and unanimously recommends that BKYF shareholders vote “FOR” approval of the merger agreement.

In reaching its decision to adopt and approve the merger agreement and recommend the merger to its shareholders, BKYF’s board of directors evaluated the merger and the merger agreement, in consultation with BKYF’s management, as well as its legal and financial advisors, and considered a number of positive factors, including the following material factors:

•	Its knowledge of BKYF’s business, operations, financial and regulatory condition, earnings and prospects and of BB&T’s business, operations, financial and regulatory condition, earnings and prospects, taking into account the results of BKYF’s due diligence review of BB&T.

•	Its knowledge of the current environment in the financial services industry, including national and regional economic conditions, increased regulatory burdens, evolving trends in technology, increasing competition, the current financial market and regulatory conditions and the likely effects of these factors on the potential growth of BKYF and BB&T, development, productivity, profitability and strategic options, and the historical market prices of BKYF’s common stock.

•	The complementary aspects of the BKYF and BB&T businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management and operating styles.

•	BB&T’s commitment to enhancing its strategic position in the state of Kentucky and in the Greater Cincinnati area.

•	The potential expense saving opportunities in connection with the merger, the related potential impact on the combined company’s earnings, and the fact that the BB&T common stock portion of the merger consideration would allow former BKYF shareholders to participate as BB&T shareholders in the benefits of such savings opportunities and the future performance of the combined company generally.

•	The performance of BB&T’s stock, its liquidity in terms of average daily trading volume and the dividend it pays.

•	Presentations concerning the operations, financial condition and prospects of BKYF and the expected financial impact of the merger on the combined company, including pro forma assets, earnings and deposits.

•	The terms of the merger agreement, and the presentation by BKYF’s legal advisors regarding the merger and the merger agreement.

•	The financial presentation of KBW, dated September 5, 2014, to BKYF’s board of directors and KBW’s opinion, dated September 5, 2014, to the board, to the effect that, as of September 5, 2014, and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the opinion, the per share merger consideration in the merger was fair, from a financial point of view, to the holders of BKYF common stock.

•	The financial terms of the merger, including the fact that, based on the closing price of BB&T common stock on the NYSE as of market close on September 5, 2014, the last trading day prior to the public announcement of the merger, the implied value of the per share merger consideration represented an approximate 30.4% premium to the closing price of BKYF common stock on September 4, 2014.

•	BKYF’s board of directors’ belief that a merger with BB&T would allow BKYF shareholders to participate in the future performance of a combined company that would have better future prospects than BKYF was likely to achieve on a stand-alone basis or through other strategic alternatives, including a combination with other potential purchasers.

•	BKYF’s board of directors’ belief that BKYF and BB&T shared a similar strategic vision, as compared to the other bidders.

•	The regulatory and other approvals required in connection with the merger and the likelihood that the approvals needed to complete the merger will be obtained within a reasonable time and without unacceptable conditions.

•	The expected treatment of the merger as a “reorganization” for United States federal income tax purposes, which would generally not be taxable to the extent BKYF shareholders exchange their shares of BKYF common stock for shares of BB&T common stock. The expected tax treatment of the merger is described in more detail under “—Material United States Federal Income Tax Consequences.”

BKYF’s board of directors also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following material factors:

•	The challenges of combining the businesses, assets and workforces of two financial institutions.

•	The potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

•	The provisions of the merger agreement restricting BKYF’s solicitation of third party acquisition proposals, requiring BKYF to hold a special meeting of its shareholders to vote on approval of the merger agreement and providing for the payment of a termination fee of 3% of the total merger consideration (approximately $10.8 million) in certain circumstances, which BKYF’s board of directors understood, while potentially limiting the willingness of a third party to propose a competing business combination transaction with BKYF, were a condition to BB&T’s willingness to enter into the merger agreement.

•	The fact that some of BKYF’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as BKYF shareholders. See “Interests of BKYF’s Directors and Executive Officers in the Merger” beginning on page 67 of this proxy statement/prospectus.

The foregoing discussion of the factors considered by BKYF’s board is not intended to be exhaustive, but is believed to include all material factors considered by BKYF’s board. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, BKYF’s board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of BKYF’s board may have given different weight to different factors. BKYF’s board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, BKYF management and BKYF’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

It should be noted that this explanation of BKYF’s board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” on page 22.

Opinion of BKYF’s Financial Advisor

BKYF engaged KBW to render financial advisory and investment banking services to BKYF, including an opinion to the BKYF board of directors as to the fairness, from a financial point of view, to the holders of BKYF common stock of the merger consideration in the proposed merger of BKYF with and into BB&T. BKYF selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the BKYF board held on September 5, 2014, at which the BKYF board evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the per share merger consideration in the proposed merger was fair, from a financial point of view, to the holders of BKYF common stock. The BKYF board approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the BKYF board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the per share merger consideration in the merger to the holders of BKYF common stock. It did not address the underlying business decision of BKYF to engage in the merger or enter into the merger agreement or constitute a recommendation to the BKYF board in connection with the merger, and it does not constitute a recommendation to any holder of BKYF common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation on whether or not any shareholder should enter into a voting, shareholders’ or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of BKYF and BB&T and the merger, including, among other things:

•	a draft, dated September 3, 2014, of the merger agreement (the most recent draft then made available to KBW);

•	certain regulatory filings of BKYF and BB&T, including the quarterly call reports with respect to each quarter during the three years ended June 30, 2014 for BKYF and BB&T;

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of BKYF;

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of BB&T;

•	the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 of BKYF;

•	the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 of BB&T;

•	certain other interim reports and other communications of BKYF and BB&T to their respective shareholders; and

•	other financial information concerning the businesses and operations of BKYF and BB&T furnished to KBW by BKYF and BB&T or which KBW was otherwise directed to use for purposes of KBW’s analysis.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of BKYF and BB&T;

•	the assets and liabilities of BKYF and BB&T;

•	the nature and terms of certain other mergers and business combinations in the banking industry;

•	a comparison of certain financial and stock market information for BKYF and BB&T with similar information for certain other companies the securities of which were publicly traded;

•	publicly available consensus “street estimates” of BKYF as well as financial and operating forecasts and projections of BKYF that were prepared by BKYF’s management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management with the consent of the BKYF board;

•	publicly available consensus “street estimates” of BB&T for 2014 through 2016, as well as assumed long term growth rates based thereon, all of which information was discussed with KBW by BB&T management and used and relied on by KBW at the direction of such management with the consent of the BKYF board; and

•	estimates regarding certain pro forma financial effects of the merger on BB&T (including the cost savings and related expenses expected to result from the merger) that were prepared by BB&T management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management with the consent of the BKYF board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also held discussions with senior management of BKYF and BB&T regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters that KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by BKYF, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with BKYF.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon management of BKYF as to the reasonableness and achievability of the financial and operating forecasts and projections of BKYF (and the assumptions and bases therefor) that were prepared by BKYF management and provided to and discussed with KBW by such management. KBW assumed that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of BKYF management and that such forecasts and projections would be realized in the amounts and time periods estimated by such management. KBW further relied, with the consent of BKYF, upon BB&T management as to the reasonableness and achievability of the publicly available consensus “street estimates” of BB&T referred to above (and the assumed long term growth rates based thereon) that were discussed with KBW by such management and that KBW was directed to use, as well as the estimates regarding certain pro forma effects of the merger on BB&T (and the assumptions and bases therefor, including without limitation, cost savings and related expenses expected to result or be derived from the merger) that were prepared by BB&T management and provided to and discussed with KBW by such management. KBW assumed, with the consent of BKYF, that all such information was consistent with (in the case of BB&T “street estimates”), or was otherwise reasonably prepared on a basis reflecting, the best currently available estimates and judgments of BB&T management and that such forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.

It is understood that the forecasts, projections and estimates of BKYF and BB&T provided to KBW were not prepared with the expectation of public disclosure, that all such information, together with the publicly available consensus “street estimates” of BKYF and BB&T referred to above, were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. KBW assumed, based on discussions with the respective managements of BKYF and BB&T, and at the direction of such managements and with the consent of the BKYF board, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either BKYF or BB&T since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with BKYF’s consent, that the aggregate allowances for loan and lease losses for BKYF and BB&T were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of BKYF or BB&T, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of BKYF or BB&T under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed that, in all respects material to its analyses:

•	the merger and any related transaction (including the subsidiary bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the latest draft of the merger agreement that had been reviewed by KBW) with no additional payments or adjustments to the per share merger consideration;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of BKYF, BB&T, the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

KBW assumed that the merger would be consummated in a manner that complied with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW further assumed that BKYF relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to BKYF, the merger, any related transaction (including the bank merger) and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the per share merger consideration in the merger to the holders of BKYF common stock. KBW expressed no view or opinion as to any terms or other aspects of the merger or any related transaction, including without limitation, the form or structure of the merger (including the form of the merger consideration or the allocation of the merger consideration among cash and stock) or any related transaction, any consequences of the merger or any related transaction to BKYF, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of BKYF to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by BKYF or the BKYF board;

•	the fairness of the amount or nature of any compensation to any of BKYF’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of BKYF common stock;

•	the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of BKYF, other than BKYF common stock (solely with respect to the merger consideration, as described in KBW’s opinion and not relative to the consideration to be received by any other class), or any class of securities of BB&T or any other party to any transaction contemplated by the merger agreement;

•	any adjustment to the cash consideration or stock consideration assumed to be paid in the merger;

•	whether BB&T has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate cash consideration to the holders of BKYF common stock at the closing of the merger;

•	the actual value of BB&T common stock to be issued in the merger;

•	the prices, trading range or volume at which BKYF common stock or BB&T common stock would trade following the public announcement of the merger or the prices, trading range or volume at which the common stock of BB&T would trade following the consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to BKYF, BB&T, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transaction (including the bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, BKYF and BB&T. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the BKYF board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the BKYF board with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between BKYF and BB&T and the decision to enter into the merger agreement was solely that of the BKYF board.

The following is a summary of the material financial analyses presented by KBW to the BKYF board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the BKYF board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. For purposes of the financial analyses described below, KBW utilized an implied value of the per share merger consideration of $47.55 per share of BKYF common stock, consisting of (i) $9.40 in cash and (ii) the implied value of 1.0126 shares of BB&T common stock to be issued in the merger for each share of BKYF common stock, based on the closing price of BB&T common stock on September 4, 2014 of $37.67.

Selected Companies Analysis of BKYF. Using publicly available information, KBW compared the financial performance, financial condition and market performance of BKYF to 18 selected bank holding companies traded on NASDAQ or the New York Stock Exchange, headquartered in Indiana, Kentucky or Ohio and with total assets between $1 billion and $5 billion.

The selected companies included in BKYF’s “peer” group were:

1st Source Corporation	First Defiance Financial Corp.
Community Trust Bancorp, Inc.	Horizon Bancorp
Republic Bancorp, Inc.	United Community Financial Corp.
Lakeland Financial Corporation	Farmers Capital Bank Corporation.
First Financial Corporation	MutualFirst Financial, Inc.
MainSource Financial Group, Inc.	LNB Bancorp, Inc.
Stock Yards Bancorp, Inc.	First Citizens Banc Corp
German American Bancorp, Inc.	LCNB Corp.
Peoples Bancorp Inc.	Farmers National Banc Corp.

To perform this analysis, KBW used last-twelve-months (“LTM”) profitability data and other financial information as of or for the most recent completed reported quarter available (which, in the case of BKYF, was the fiscal quarter ended June 30, 2014) and market price information as of September 4, 2014. KBW also used 2014 and 2015 earnings per share (“EPS”) estimates taken from consensus “street estimates” in the case of the selected companies and both BKYF management estimates and consensus “street estimates” in the case of BKYF. Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in BKYF’s historical financial statements, as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented. None of BB&T, BKYF or KBW assumes responsibility for such data presented below.

KBW’s analysis showed the following concerning the financial performance of BKYF and the selected companies in its “peer” group:

	Bank of Kentucky	Peer Group 25th Percentile	Peer Group Average	Peer Group Median	Peer Group 75th Percentile
LTM Core Return on Average Assets(1)	1.13%	0.73%	1.05%	1.01%	1.20%
LTM Core Return on Average Equity(1)	11.41%	7.66%	9.88%	8.67%	10.62%
LTM Net Interest Margin	3.42%	3.34%	3.56%	3.63%	3.73%
LTM Fee Income / Revenue Ratio(2)	30.3%	24.1%	27.4%	27.3%	29.5%
LTM Efficiency Ratio	58.3%	71.5%	66.8%	66.8%	62.6%

(1)	Core income excludes extraordinary items, gain/loss on sale of securities and nonrecurring items
(2)	Excludes gain/loss on sale of securities

KBW’s analysis also showed the following ratios concerning the financial condition of BKYF and the selected companies in its “peer” group:

	Bank of Kentucky	Peer Group 25th Percentile	Peer Group Average	Peer Group Median	Peer Group 75th Percentile
Tangible Common Equity / Tangible Assets	9.19%	8.14%	9.61%	9.57%	10.23%
Total Risk-Based Capital Ratio	13.57%	13.68%	16.20%	15.40%	17.39%
Loans / Deposits	80.9%	76.4%	86.5%	87.3%	91.1%
Loan Loss Reserve / Gross Loans	1.28%	1.16%	1.41%	1.36%	1.69%
Nonperforming Assets / Loans + OREO	2.38%	3.25%	2.64%	2.39%	1.36%
Net Charge-Offs / Average Loans	0.27%	0.35%	0.23%	0.22%	0.10%

In addition, KBW’s analysis showed the following, to the extent publicly available, concerning the market performance of BKYF and the selected companies in in its peer group:

	Bank of Kentucky				Peer Group 25th Percentile		Peer Group Average		Peer Group Median		Peer Group 75th Percentile
One-Year Stock Price Change			33.8%		7.1%		14.4%		15.2%		23.7%
One-Year Total Return			37.5%		9.7%		16.1%		16.4%		26.1%
YTD Stock Price Change			(1.2%)		(7.0%)		4.5%		(1.4%)		14.8%
Stock Price / Book Value per Share			1.45	x	1.07	x	1.21	x	1.16	x	1.25	x
Stock Price / Tangible Book Value per Share			1.66	x	1.20	x	1.40	x	1.39	x	1.57	x
Stock Price / LTM EPS			13.7	x	13.0	x	14.3	x	13.9	x	16.3	x
Stock Price / 2014 EPS(1)	14.1x	(1)	13.7	x(2)	12.9	x	13.7	x	13.4	x	14.9	x
Stock Price / 2015 EPS(1)	13.9x	(1)	12.0	x(2)	11.3	x	12.6	x	12.7	x	14.0	x
Dividend Yield(3)			2.0%		1.7%		2.2%		2.4%		2.8%
Dividend Payout(4)			27.1%		26.6%		31.9%		31.4%		40.5%

(1)	Based on 2014 and 2015 EPS consensus “street estimates”
(2)	Based on BKYF management’s 2014 and 2015 EPS estimates for BKYF
(3)	Dividend yield calculated using last quarter dividend annualized excluding special dividends
(4)	Dividend payout calculated using last quarter dividend annualized excluding special dividends as a percentage of LTM EPS

No company used as a comparison in the above selected companies analysis is identical to BKYF. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Select Transactions Analysis. KBW reviewed publicly available information related to 28 selected bank and thrift transactions announced since June 30, 2013 with transaction values greater than $100 million and acquired company LTM return on average assets greater than 0.75%. Terminated transactions, mergers of equals and bankruptcy transactions were excluded from the selected transactions.

The selected transactions included in the group were:

Acquiror:	Acquired Company:
Bank of the Ozarks, Inc.	Intervest Bancshares Corporation
Columbia Banking System, Inc.	Intermountain Community Bancorp
CIT Group Inc.	IMB HoldCo LLC
TowneBank	Franklin Financial Corporation
Eagle Bancorp, Inc.	Virginia Heritage Bank
National Penn Bancshares, Inc.	TF Financial Corporation
CU Bancorp	1st Enterprise Bank
Simmons First National Corporation	Liberty Bancshares, Inc.
Simmons First National Corporation	Community First Bancshares, Inc.
Eastern Bank Corporation	Centrix Bank & Trust
Bank of the Ozarks, Inc.	Summit Bancorp, Inc.
BancorpSouth, Inc.	Central Community Corporation
Center Bancorp, Inc.	ConnectOne Bancorp, Inc.
IBERIABANK Corporation	Teche Holding Company
BancorpSouth, Inc.	Ouachita Bancshares Corp.
Old National Bancorp	United Bancorp, Inc.
ViewPoint Financial Group, Inc.	LegacyTexas Group, Inc.
Independent Bank Group, Inc.	BOH Holdings, Inc.
Heritage Financial Corporation	Washington Banking Company
East West Bancorp, Inc.	MetroCorp Bancshares, Inc.
Umpqua Holdings Corporation	Sterling Financial Corporation
Old National Bancorp	Tower Financial Corporation
Mercantile Bank Corporation	Firstbank Corporation
Cullen/Frost Bankers, Inc.	WNB Bancshares, Inc.
PacWest Bancorp	CapitalSource Inc.
MB Financial, Inc.	Taylor Capital Group, Inc.
Prosperity Bancshares, Inc.	FVNB Corp.
Bear State Financial, Inc.	First National Security Company

For each selected transaction, KBW derived, to the extent publicly available, the ratio of the transaction consideration value per common share paid for the acquired company to the following, in each case based on the latest publicly available financial statements and consensus EPS “street estimates” for the acquired company available prior to the announcement of the acquisition:

•	LTM EPS of the acquired company;

•	current year estimated EPS of the acquired company;

•	next year estimated EPS of the acquired company;

•	tangible book value per share of the acquired company; and

•	tangible equity premium to core deposits (total deposits less time deposits greater than $100,000).

KBW also reviewed the price per common share paid for the acquired company for each selected transaction in which the acquired company was publicly traded as a premium to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium). The above transaction multiples and one-day market premiums for the selected transactions were compared with the corresponding transaction multiples and one-day market premium for the proposed merger based on the implied value of the per share merger consideration of $47.55 per share of BKYF common stock and using historical financial information for BKYF as of June 30, 2014, 2014 and 2015 EPS estimates for BKYF taken from both BKYF management estimates and consensus “street estimates,” and the closing price of BKYF common stock on September 4, 2014.

The results of the analysis are set forth in the following table:

	BB&T Corp. / Bank of Kentucky Merger(1)				Selected Transactions 25th Percentile		Selected Transactions Average		Selected Transactions Median		Selected Transactions 75th Percentile
Transaction Price / LTM EPS			17.4	x	13.7	x	16.2	x	15.9	x	18.3	x
Transaction Price / Current Year EPS Est	18.4x	(1)	17.9	x(2)	16.6	x	21.0	x	17.3	x	19.3	x
Transaction Price / Next Year EPS Est	18.1x	(1)	15.7	x(2)	14.0	x	22.3	x	16.7	x	18.2	x
Transaction Price / Tangible Book Value			2.16	x	1.57	x	1.82	x	1.74	x	2.12	x
Core Deposit Premium			13.6%		7.6%		14.5%		11.7%		13.2%
1-Day Market Premium			30.4%		14.1%		27.7%		22.4%		34.9%

(1)	Based on 2014 and 2015 EPS consensus “street estimates”
(2)	Based on BKYF management’s 2014 and 2015 EPS estimates for BKYF

No company or transaction used as a comparison in the above selected transaction analysis is identical to BKYF or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of BKYF. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of BKYF prepared, and provided to KBW, by BKYF management and assumed discount rates ranging from 11.0% to 15.0%. The range of values were derived by adding (i) the present value of the estimated free cash flows that BKYF could generate over the period from 2015 to 2018 as a stand alone company, and (ii) the present value of BKYF’s implied terminal value at the end of such period. KBW assumed that BKYF would maintain a tangible common equity ratio of 9.00% and would retain sufficient earnings to maintain that level. Any free cash flows in excess of what would need to be retained were assumed to represent dividendable cash flows for BKYF. In calculating the terminal value of BKYF, KBW applied a range of 12.0x to 16.0x estimated 2019 earnings. This discounted cash flow analysis resulted in a range of implied values per share of BKYF common stock of approximately $30.83 per share to $45.61 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of BKYF.

Selected Companies Analysis of BB&T. Using publicly available information, KBW compared the financial performance, financial condition and market performance of BB&T to 11 selected U.S. banks and bank holding companies with total assets between $50 billion and $400 billion.

The selected companies included in BB&T’s “peer” group were:

U.S. Bancorp	Regions Financial Corporation
PNC Financial Services Group, Inc.	KeyCorp
Capital One Financial Corporation	M&T Bank Corporation
SunTrust Banks, Inc.	Comerica Incorporated
Fifth Third Bancorp	Huntington Bancshares Incorporated
Zions Bancorporation

To perform this analysis, KBW used LTM profitability data and other financial information as of or for the most recent completed reported quarter available (which, in the case of BB&T, was the fiscal quarter ended June 30, 2014) and market price information as of September 4, 2014. KBW also used 2014 and 2015 EPS estimates taken from consensus “street estimates.” Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in BB&T’s historical financial statements, as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented. None of BB&T, BKYF or KBW assumes responsibility for such data presented below.

KBW’s analysis showed the following concerning the financial performance of BB&T and the selected companies in its “peer” group:

	BB&T Corp.	Peer Group 25th Percentile	Peer Group Average	Peer Group Median	Peer Group 75th Percentile
LTM Core Return on Average Assets(1)	1.10%	0.95%	1.12%	1.08%	1.25%
LTM Core Return on Average Equity(1)	8.76%	7.57%	9.08%	9.12%	9.84%
LTM Net Interest Margin	3.55%	3.20%	3.54%	3.29%	3.34%
LTM Fee Income / Revenue Ratio(2)	40.3%	34.9%	36.2%	39.8%	41.3%
LTM Efficiency Ratio	60.4%	67.5%	63.2%	63.6%	60.9%

(1)	Core income excludes extraordinary items, gain/loss on sale of securities and nonrecurring items
(2)	Excludes gain/loss on sale of securities

KBW’s analysis also showed the following ratios concerning the financial condition of BB&T and the selected companies in its “peer” group:

	BB&T Corp.	Peer Group 25th Percentile	Peer Group Average	Peer Group Median	Peer Group 75th Percentile
Tangible Common Equity / Tangible Assets	7.67%	8.46%	9.09%	8.99%	9.84%
Leverage Ratio	9.54%	9.94%	10.51%	10.72%	10.97%
Tier 1 Common (CET1) Ratio	10.21%	9.68%	10.57%	10.42%	11.10%
Total Risk-Based Capital Ratio	14.39%	13.46%	14.30%	14.30%	15.32%
Loans / Deposits	90.8%	87.3%	90.1%	90.3%	94.4%
Loan Loss Reserve / Gross Loans	1.31%	1.43%	1.57%	1.60%	1.69%
Nonperforming Assets / Loans + OREO	1.80%	2.64%	2.05%	1.95%	1.42%
Net Charge-Offs / Average Loans	0.48%	0.58%	0.51%	0.39%	0.23%

In addition, KBW’s analysis showed the following concerning the market performance of BB&T and the selected companies in its peer group:

	BB&T Corp.		Peer Group 25th Percentile		Peer Group Average		Peer Group Median		Peer Group 75th Percentile
One – Year Stock Price Change	11.0%		9.3%		15.2%		17.3%		18.5%
One – Year Total Return	13.9%		11.9%		17.3%		19.6%		20.8%
YTD Stock Price Change	0.9%		2.4%		3.8%		4.5%		6.5%
Stock Price / Book Value per Share	1.27	x	1.03	x	1.23	x	1.18	x	1.31	x
Stock Price / Tangible Book Value per Share	1.96	x	1.33	x	1.60	x	1.47	x	1.59	x
Stock Price / LTM EPS	15.8	x	12.3	x	14.0	x	13.4	x	15.8	x
Stock Price / 2014 EPS(1)	13.6	x	12.0	x	13.4	x	12.9	x	14.7	x
Stock Price / 2015 EPS(1)	12.0	x	11.4	x	12.7	x	12.0	x	13.4	x
Dividend Yield(2)	2.5%		1.7%		1.9%		2.0%		2.3%
Dividend Payout(3)	40.2%		25.2%		26.2%		27.05%		30.5%

(1)	Based on 2014 and 2015 EPS consensus “street estimates”
(2)	Dividend yield calculated using last quarter dividend annualized excluding special dividends
(3)	Dividend payout calculated using last quarter dividend annualized excluding special dividends as a percentage of LTM EPS

No company used as a comparison in the above selected companies analysis is identical to BB&T. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative stand alone contribution of BB&T and BKYF to various pro forma balance sheet and income statement items and the pro forma market capitalization of the combined entity. This analysis excluded purchase accounting adjustments. To perform this analysis, KBW used (i) balance sheet data for BB&T and BKYF as of June 30, 2014, (ii) net income consensus “street estimates” for BB&T and net income estimates for BKYF provided by BKYF management and (iii) market price data as of September 4, 2014. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of BB&T and BKYF respective shareholders in the combined company based on both the 1.0126x actual exchange ratio of the stock consideration in the proposed merger and also a 1.2658x illustrative exchange ratio assuming hypothetical 100% stock consideration:

	BB&T Corp. as a % of Total	Bank of Kentucky as a % of Total
Ownership
Ownership at 1.0126x Exchange Ratio in Proposed Merger	98.9%	1.1%
Ownership at 1.2658x Illustrative Exchange Ratio Assuming Hypothetical 100% Stock Consideration	98.7%	1.3%

Balance Sheet
Assets	99.0%	1.0%
Gross Loans Held for Investment	98.9%	1.1%
Deposits	98.8%	1.2%
Tangible Common Equity	98.8%	1.2%

Net Income to Common
2014 GAAP Net Income(1)(2)	99.0%	1.0%
2015 GAAP Net Income(1)(2)	99.0%	1.0%
2016 GAAP Net Income(1)(2)	99.0%	1.0%

Market Capitalization
Current Market Capitalization(3)	99.0%	1.0%

(1)	BB&T net income estimates per consensus “street estimates”
(2)	BKYF net income estimates per BKYF’s management
(3)	As of 9/4/2014

Pro Forma Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of BB&T and BKYF. Using closing balance sheet estimates as of March 31, 2015 for BB&T and BKYF provided by the respective managements of BB&T and BKYF, net income consensus “street estimates” for BB&T, net income estimates for BKYF provided by BKYF management and pro forma assumptions (including purchase accounting and income adjustments, cost savings and related expenses) provided by BB&T management, KBW analyzed the potential financial impact of the merger on certain projected financial results of BB&T. This analysis indicated the merger could be accretive to BB&T’s 2015 and 2016 estimated EPS, assuming a full year impact in 2015, and dilutive to BB&T’s estimated tangible book value per share as of March 31, 2015. Furthermore, the analysis indicated that, pro forma for the proposed merger, each of BB&T’s tangible common equity to tangible assets ratio, leverage ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio as of March 31, 2015 could be lower. For all of the above, the actual results achieved by BB&T following the merger may vary from the projected results, and the variations may be material.

Miscellaneous. KBW acted as financial advisor to BKYF in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may from time to time purchase securities from, or sell securities to, BKYF and BB&T. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of BKYF and BB&T for its own account and for the accounts of its customers. Any KBW proprietary or employee positions in BKYF and BB&T, as of the date of KBW’s opinion, were disclosed to BKYF.

Pursuant to the KBW engagement agreement, BKYF agreed to pay KBW a cash fee currently estimated to be equal to approximately 0.95% of the aggregate merger consideration based on the closing price of BB&T common stock on

September 5, 2014, which is contingent upon the consummation of the merger. KBW also became entitled to a fee of $200,000 upon the rendering of its opinion. BKYF also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with this present engagement, during the two years preceding the date of its opinion, KBW has not provided investment banking and financial advisory services to BKYF. In the past two years, both KBW and an affiliated broker-dealer of KBW have provided investment banking and financial advisory services to BB&T. Both KBW and KBW’s affiliate served as underwriters in a July 2012 registered offering of BB&T preferred stock and such affiliate also served as an underwriter in an April 2013 registered offering of BB&T preferred stock. KBW may in the future provide investment banking and financial advisory services to BKYF or BB&T and receive compensation for such services.

Closing and Effective Time

Unless the parties otherwise mutually agree, the closing of the merger will take place on a date to be specified by the parties, which date shall be no later than five (5) business days after satisfaction or waiver of the conditions set forth in the merger agreement. See “The Merger Agreement—Conditions to Completion of the Merger” below for a more complete description of the conditions that must be satisfied prior to closing. The completion of the merger sometimes is referred to in this proxy statement/prospectus as the closing date.

The merger will become effective upon the later of the date and time upon which (i) the articles of merger complying with the KBCA is filed with the Secretary of the Commonwealth of Kentucky or (ii) the certificate of merger complying with the requirements of the North Carolina Business Corporation Act, Chapter 55 of the North Carolina General Statutes, which we refer to as the “NCBCA,” is filed with the North Carolina Secretary of State, or such later date and time as may be specified in accordance with the KBCA and NCBCA. The time at which the merger becomes effective is sometimes referred to in this proxy statement/prospectus as the effective time.

Regulatory Approvals

Completion of the merger and the bank merger are subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement, including from the Federal Reserve Board, the FDIC, the North Carolina Office of the Commissioner of Banks and the Kentucky Office of Financial Institutions. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations. BB&T and BKYF have agreed to use their reasonable best efforts to obtain all required regulatory approvals. BB&T, BKYF and/or their respective subsidiaries have filed, or are in the process of filing, applications and notifications to obtain these regulatory approvals.

Although we currently believe we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to BB&T after the completion of the merger or will contain a materially burdensome regulatory condition.

A materially burdensome regulatory condition means any action, condition or restriction (or commitment to take any action or agreement to any condition or restriction), in connection with obtaining the permits, consents, approvals and authorizations of any governmental authority that would:

•	reasonably be expected to result in BB&T or Branch Banking and Trust Company becoming subject to any cease-and-desist order or other order, formal or informal enforcement action issued by, or written agreement, consent agreement, operating agreement, memorandum of understanding, commitment letter or similar undertaking with, or any request to approve any board resolutions by, any governmental authority (each of which we refer to as a “BKYF regulatory agreement”), in each case solely resulting from or arising out of the conduct of BKYF’s or The Bank of Kentucky’s business, or

•	reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger.

A materially burdensome regulatory condition includes, without limitation, any determination by any regulatory agency or other governmental authority (1) that the bank merger may not be consummated as contemplated by the merger agreement or in a substantially similar manner immediately following the effective time or (2) that any BKYF regulatory agreement will not terminate and be of no further force and as of and following the consummation of the bank merger.

Federal Reserve Board. Completion of the merger is subject, among other things, to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In considering the approval of an application under Section 3 of the BHC Act, the Federal Reserve Board reviews factors including: (1) the financial and managerial resources of the companies involved, including pro forma capital ratios of the combined company (both in terms of absolute capital ratios and capital ratios relative to peer groups determined by the regulators) (2) the effect of the proposal on competition in the relevant markets, (3) the risk to the stability of the United States banking or financial system, (4) the convenience and needs of the communities to be served and (5) the effectiveness of the companies in combatting money laundering.

The Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977 (“CRA”) and considers the concentration of deposits on a nationwide basis. In their most recent respective CRA examinations, Branch Banking and Trust Company received an overall “outstanding” regulatory rating and The Bank of Kentucky received an overall “satisfactory” regulatory rating. Furthermore, the BHC Act and Federal Reserve Board regulations require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve Board, and authorize the Federal Reserve Board to hold a public hearing or meeting if the Federal Reserve Board determines that a hearing or meeting would be appropriate. The Federal Reserve Board takes into account the views of third party commenters, particularly on the subject of the merging parties’ service to their communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the Federal Reserve Board.

Transactions approved by the Federal Reserve Board generally may not be completed until 30 days after the approval of the Federal Reserve Board is received, during which time the Department of Justice (“DOJ”) may challenge the transaction on antitrust grounds. With the approval of the Federal Reserve Board and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board does regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

FDIC. The prior approval of the FDIC will be required under the federal Bank Merger Act to merge The Bank of Kentucky with and into Branch Banking and Trust Company. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (1) the competitive impact of the transaction, (2) financial and managerial resources of the banks party to the bank merger, (3) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (4) the banks’ effectiveness in combating money-laundering activities and (5) the extent to which the bank merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the FDIC provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.

NCCOB. The bank merger must be approved by the North Carolina Office of the Commissioner of Banks (the “NCCOB”) under Chapter 53C of the North Carolina General Statutes. The NCCOB will review the bank merger to determine whether the interests of the customers and communities served by the parties to the bank merger would be adversely affected by the transaction. The NCCOB provides an opportunity for public comment on the application.

KDFI. The acquisition of control of The Bank of Kentucky, Inc. through the merger of BKYF into BB&T must also be approved by the Kentucky Department of Financial Institutions (“KDFI”). The KDFI will review the acquisition to determine, among other things, whether the public convenience and advantage will be served by the transaction.

Additional Regulatory Approvals and Notices. BB&T will submit to the DOJ and the Federal Trade Commission a copy of the applications that it submits to the Federal Reserve Board in order to meet the criteria for an exemption from any approval requirement under the HSR Act. There are no approvals of other federal or state regulatory authorities required for the proposed transactions.

There can be no assurances that the regulatory approvals discussed above will be received on a timely basis, or as to the ability of BB&T and BKYF to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In recent similar transactions, the Federal Reserve Board and FDIC have taken a longer time to render decisions on applications than the typical time period for approval set forth in their respective regulations.

Accounting Treatment

BB&T prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. BB&T will be treated as the acquirer for accounting purposes.

NYSE Market Listing

The shares of BB&T common stock to be issued in the merger will be listed for trading on the NYSE.

Delisting and Deregistration of BKYF Common Stock

If the merger is completed, BKYF common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

Board of BB&T Following the Merger

There will be no change in the composition of the board of directors of BB&T as a result of the merger.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about BKYF or BB&T. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings BKYF and BB&T make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about BKYF and BB&T contained in this proxy statement/prospectus or in the public reports of BKYF and BB&T filed with the SEC may supplement, update or modify the factual disclosures about BKYF and BB&T contained in the merger agreement. The merger agreement contains representations and warranties by BKYF, on the one hand, and by BB&T, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by BKYF and BB&T were qualified and subject to important limitations agreed to by BKYF and BB&T in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and were qualified by the matters contained in the confidential disclosure schedules that BKYF and BB&T each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about BKYF or BB&T at the time they were made or otherwise.

Effective Time, Effects of the Merger; Organizational Documents of the Surviving Corporation; Directors and Officers

Effect of Merger

The merger agreement provides for the merger of BKYF with and into BB&T, with BB&T surviving the merger as the surviving corporation. We sometimes refer to BB&T following the merger as the “surviving corporation.”

As a result of the merger, there will no longer be any publicly held shares of BKYF common stock. BKYF shareholders will only participate in the surviving corporation’s future earnings and potential growth through their ownership of BB&T common stock. All of the other incidents of direct ownership of BKYF common stock, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from BKYF, will be extinguished upon completion of the merger. All of the properties, rights, privileges, powers and franchises of BKYF shall vest in surviving corporation, and all debts, duties and liabilities of BKYF shall become the debts, liabilities and duties of surviving corporation.

Under the merger agreement, BB&T may at any time change the method of effecting the combination of BB&T and BKYF (including by providing for the merger of BKYF with a wholly-owned subsidiary of BB&T) if and to the extent requested by BB&T. However, no such change amendment may (i) alter or change the amount or kind of the merger consideration or (ii) adversely affect the tax treatment of the merger with respect to shareholders of BKYF.

Effective Time

On the closing date, the surviving corporation will effect the merger by filing the articles of merger with the Secretary of State of the Commonwealth of Kentucky and a certificate of merger with the North Carolina Secretary of State.

The merger will become effective upon the later of these filings or such later date and time as may be specified in accordance with the KBCA and the NCBCA, which we refer to as the effective time.

Effects of the Merger on BKYF Common Stock

At the effective time, each share of BKYF common stock issued and outstanding immediately prior to the effective time, other than the cancelled and appraisal shares described below and any share of BKYF common stock held by any direct or indirect wholly owned subsidiary of BKYF, will be entitled to receive the per share merger consideration, which is described in the section entitled “The Merger—Per Share Merger Consideration” beginning on page 32 of this proxy statement/prospectus.

Also at the effective time, each share of BKYF common stock issued and outstanding immediately prior to the effective time that is (i) owned or held in treasury by BKYF or (ii) owned by BB&T or by any wholly-owned subsidiary of BB&T or BKYF, which shares we refer to as excluded shares, will automatically be canceled and cease to exist. No consideration will be delivered in exchange for any excluded shares. Each share of BKYF common stock issued and outstanding and held by a shareholder who has given notice of its intention to assert the right to dissent in accordance with Section 271B.13-210 of the KBCA and who has not voted in favor of the merger agreement and has otherwise complied with the provisions of Subtitle 13 of the KBCA to become a “dissenting shareholder” as defined therein (collectively, the “appraisal shares”) will not be converted into the right to receive the merger consideration. Instead, appraisal shares will become the right to receive whatever consideration may be determined to be due to such dissenting shareholder under Chapter 271B, Subtitle 13 of the KBCA. If any dissenting shareholder fails to perfect or effectively withdraws its demand for appraisal or otherwise loses its rights as a dissenting shareholder under the KBCA, appraisal shares held by such dissenting shareholder will be treated as though such appraisal shares had been converted into and exchangeable, at the effective time, for the right to receive the merger consideration (without interest). For more information regarding dissenters’ rights, see the section entitled “Dissenters’ Rights of BKYF Shareholders” beginning on page 78 of this proxy statement/prospectus. In addition, a copy of Chapter 271B, Subtitle 13 of the KBCA is attached as Annex D to this proxy statement/prospectus.

All shares of BKYF common stock converted into the right to receive the merger consideration will cease to exist as of the effective time. No fractional shares of BB&T common stock will be issued in connection with the merger. Instead, BB&T will pay to each holder of BKYF common stock who would otherwise be entitled to a fractional share of BB&T common stock an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the parent share average closing price by such fraction of a share of BB&T common stock to which such BKYF shareholder would otherwise be entitled.

Organizational Documents of the Surviving Corporation; Directors and Officers

The articles of incorporation and bylaws of BB&T that are in effect immediately prior to the effective time will become the articles of incorporation and bylaws of the surviving corporation until amended in accordance with the respective terms thereof and applicable laws. The surviving corporation will continue to exist under the name “BB&T Corporation.”

The individuals holding positions as directors and officers of BB&T immediately prior to the effective time will become the directors and officers of the surviving corporation.

Exchange and Payment Procedures

At or prior to the closing, BB&T will deposit or caused to be deposited with an exchange agent agreed upon by BKYF and BB&T, for the benefit of the holders of shares of BKYF common stock, sufficient cash and BB&T common stock to be exchanged in accordance with the merger agreement, including the merger consideration. As promptly as practicable after the effective time, BKYF will instruct the exchange agent to mail to each record holder, as of the effective time, of shares of BKYF Common Stock, a letter of transmittal for use in connection with the exchange and instructions for use in surrendering the applicable certificates or book entry shares in exchange for the merger consideration. Promptly after the effective time, BKYF shareholders who surrender their certificates or book entry shares to the exchange agent, together with a properly completed and duly executed letter of transmittal, and such other documents as may be required pursuant to such instructions, will receive for each BKYF share 1.0126 shares of BB&T common stock, $9.40 in cash plus any cash payable in lieu of any fractional shares of BB&T. No interest will be paid or accrue on any merger consideration.

Distributions with Respect to Unsurrendered Shares

No BB&T dividends or other distributions, declared or made with respect to BB&T common stock with a record date after the effective time, will be paid to the holder of any unsurrendered certificate or book entry share until such holder properly surrenders such shares. Subject to applicable law, after doing so, the holder will be entitled to receive the per share merger consideration, fractional share cash amount to which such holder is entitled and any dividends or other distributions that have been payable or become payable with respect to the holder’s whole shares of BB&T common stock. No interest will be payable on the foregoing.

Transfers Following the Effective Time

At the closing date, the stock transfer books of BKYF will be closed and there will be no further registration of transfers of shares of BKYF common stock on the records of BKYF, except for the cancellation of such shares in connection with the merger. From and after the effective time, the holders of certificates or book entry shares that evidenced ownership of shares of BKYF common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares, except as otherwise provided for in the merger agreement or by applicable law. Any bona fide certificates or book entry shares presented to the surviving corporation after the effective time will be canceled and exchanged in accordance with the merger agreement.

Termination of Exchange Fund

Any portion of the exchange fund that is not distributed to the holders of BKYF common stock after one hundred and eighty (180) days following the effective time will be delivered to BB&T upon demand and from and after such delivery to BB&T, any former holders of BKYF common stock (other than appraisal shares) who have not properly surrendered their shares may thereafter seek from BB&T the merger consideration payable in respect of such shares of BKYF common stock. Any amounts remaining unclaimed by holders of shares of BKYF common stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental authority will, to the extent permitted by applicable law, become the property of BB&T. Neither BB&T nor any of its subsidiaries will be liable to any holder of shares of BKYF common stock for any shares of BB&T common stock (or any related dividends or distributions) or cash from the exchange fund that is delivered to any public official pursuant to any applicable abandoned property, escheat or similar laws.

Lost, Stolen or Destroyed Stock Certificates

If any certificate representing shares of BKYF common stock is lost, stolen or destroyed, upon the making of an affidavit of such fact by the person claiming the certificate to be lost, stolen or destroyed in form and substance acceptable to BB&T, the exchange agent will pay in exchange for the lost, stolen or destroyed certificate the merger consideration payable in respect of the shares of BKYF common stock represented by that certificate. BB&T may require that such holder post a bond as indemnity against any claims that may be made against BB&T with respect to that certificate.

Withholding Rights

BB&T and the exchange agent will each be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any holder of BKYF common stock such amounts as BB&T or the exchange agent is required to deduct or withhold under applicable tax laws, and any such withheld amounts that are paid to the appropriate taxing authorities will be treated for purposes of the merger agreement as having been paid to the holder of BKYF common stock from whom such amounts were deducted or withheld.

Treatment of BKYF Equity Awards

Under the merger agreement, awards outstanding under BKYF’s equity incentive plans as of the effective time will be treated as follows:

Treatment of BKYF Stock Options

Immediately prior to the effective time, each BKYF stock option that is outstanding will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the product of (i) the total number of BKYF common shares subject to such BKYF stock option multiplied by (ii) the excess, if any, of the (A) per share equity award consideration over (B) the per share exercise price for the applicable BKYF stock option, less applicable withholding taxes. Any BKYF stock option that has a per share exercise price that is greater than or equal to the per share equity award consideration will be cancelled for no consideration.

Treatment of BKYF Restricted Stock

Immediately prior to the effective time, each outstanding share of BKYF restricted stock will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the per share equity award consideration, less applicable withholding taxes.

Treatment of BKYF Restricted Stock Unit Awards

Immediately prior to the effective time, each outstanding BKYF restricted stock unit award will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the product of (i) the total number of BKYF common shares subject to such BKYF restricted stock unit award (prorated, in the case of any BKYF restricted stock unit award subject to performance-based vesting conditions held by an individual whose employment with BKYF or its subsidiaries has terminated prior to the closing of the merger under circumstances not resulting in forfeiture of the applicable award, based on the number of days such employee was employed by BKYF or its subsidiaries during the applicable performance period) multiplied by (ii) the per share equity award consideration, less applicable withholding taxes.

Representations and Warranties

The merger agreement contains representations and warranties made by BKYF and BB&T. These include, among other things, representations relating to:

•	valid corporate organization and existence;

•	authority to enter into the merger and the binding nature of the merger agreement;

•	no breach of organizational documents, law or other agreements as a result of the merger;

•	third party consents and approvals;

•	filing of necessary reports with regulatory authorities;

•	capitalization;

•	deposit accounts;

•	compliance with SEC filing requirements;

•	conformity with U.S. GAAP and SEC requirements of financial statements filed with the SEC and the absence of undisclosed liabilities;

•	operation in the ordinary course of business and absence of material adverse changes;

•	absence of actions which would impair the tax treatment of the merger as a tax-free reorganization;

•	involvement in litigation and orders issued by governmental authorities;

•	compliance with applicable laws;

•	material contracts;

•	broker/finder fees;

•	information supplied for inclusion in registration statement/proxy statement/prospectus; and

•	no other representations and warranties other than those contained in the merger agreement.

BB&T also represents and warrants to BKYF in the merger agreement that it does not own any shares of BKYF common stock.

BKYF makes additional representations and warranties to BB&T in the merger agreement relating to, among other things:

•	certain tax matters;

•	loans;

•	investment portfolio;

•	interest rate risk management instruments;

•	intellectual property;

•	certain environmental matters;

•	certain employee benefit matters;

•	labor relations and employment matters;

•	related party transactions;

•	insurance; and

•	receipt of a fairness opinion for the merger.

Some of the representations and warranties contained in the merger agreement are qualified by as to “materiality” or by a “material adverse change” or “material adverse effect” standard.

For purposes of the merger agreement, a “material adverse change” or “material adverse effect” with respect to BB&T and its subsidiaries, on the one hand, or BKYF and its subsidiaries on the other, means any event, change, effect or development that (i) has a material and adverse effect on the condition (financial or otherwise), results of operations or business of BKYF and its subsidiaries, taken as a whole, or BB&T and its subsidiaries, taken as a whole, as the case may be, or (ii) materially impairs the ability of BKYF, on the one hand, or BB&T, on the other, as the case may be, to perform its obligations under the merger agreement or otherwise materially impede or delay the consummation of the transactions contemplated by the merger agreement or the bank merger agreement or constitutes, with respect to BKYF or any of its subsidiaries, a “specified regulatory action” (defined as the imposition of a regulatory action, order or agreement).

However, in the case of clause (i) above, a material adverse effect or material adverse change will not be deemed to include events, changes, effects or developments resulting from or arising out of:

•	changes after the date of the merger agreement in GAAP or regulatory accounting requirements or principles;

•	changes after the date of the merger agreement in laws, rules or regulations of general applicability to banking organizations;

•	changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in U.S. or foreign securities markets;

•	the impact of the public disclosure, pendency or performance of the merger agreement, the bank merger agreement or the transactions contemplated thereby, including the impact of the transactions contemplated by the merger agreement or the bank merger agreement on relationships with customers and employees;

•	any natural disaster, outbreak or escalation of hostilities, declared or undeclared acts or war or terrorism, or any escalation or worsening thereof, whether or not occurring or commenced before or after the date of the merger agreement; and

•	with respect to BKYF and its subsidiaries, actions taken or omitted to be taken with the prior written consent of BB&T or required by the merger agreement or the bank merger agreement, or with respect to BB&T and its subsidiaries, actions taken or omitted to be taken with the prior written consent of BKYF or required by the merger agreement or the bank merger agreement, as the case may be.

so long as, in the case of the first, second and third bullets above, BKYF and its subsidiaries, on the one hand, or BB&T and its subsidiaries, on the other, as the case may be, are not materially disproportionately affected thereby.

Conduct of Businesses of BKYF and BB&T Prior to Completion of the Merger

Under the merger agreement, BKYF has agreed to certain restrictions on its activities and the activities during the period from the date of the merger agreement to the closing date. In general, BKYF is required to, and to cause its subsidiaries to, maintain its existence under applicable law, conduct its business and operations in the ordinary and usual course of business and in a manner consistent with prior practice and in accordance with applicable law and use commercially reasonable efforts to keep available the services of its current officers and employees and preserve the rights, franchises, goodwill and relations of its customers, clients and others with whom business relationships exist.

The following is a summary of the more significant restrictions imposed upon BKYF, subject to the exceptions set forth in the merger agreement. BKYF will not, and will cause its subsidiaries not to, without BB&T’s prior written consent:

•	amend its charter documents;

•	adjust any shares of its equity interests, pay any dividend or other distribution in respect of its equity interests (other than to a wholly owned subsidiary of BKYF), or acquire any of its securities;

•	except pursuant to contracts or agreements in force at the date of the merger agreement and disclosed to BB&T, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of BKYF;

•	sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any person (except for sales of properties or assets in the ordinary course of business consistent with past practice) or merge or consolidate with any person;

•	(A) acquire direct or indirect control over any business or person or (B) make any other investment either by purchase of stock or equity securities, contributions to capital, property transfers or purchase of any property or assets of any other person (except, in either instance, in connection with a foreclosure of collateral or conveyance of such collateral in lieu of foreclosure taken in connection with collection of a loan in the ordinary course of business consistent with past practice and with respect to loans made to third parties who are not affiliates of BKYF);

•	other than in the ordinary course of business, incur any indebtedness (excluding bank deposits) for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

•	make any change to its accounting methods, principles or practices, except as required by GAAP or applicable law;

•	except as required under any BKYF employee benefit plan, (A) increase the compensation, severance, benefits, change of control payments or any other amounts payable, or pay or award, or commit to pay or award, any bonuses or incentive compensation, to its present or former officers, employees or directors, other than, in each case, nonmaterial increases in compensation or benefits for non-executive employees made in the ordinary course of business consistent with past practice, (B) establish, adopt, enter into, amend or terminate any collective bargaining agreement or BKYF employee benefit plan, other than any amendments in the ordinary course of business consistent with past practice that do not materially increase the cost to BKYF, in the aggregate, of maintaining such BKYF employee benefit plan, (C) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any such individual, or (D) hire or terminate the employment of any employee of BKYF or its subsidiaries having total annual compensation in excess of $100,000, other than termination for cause;

•	(A) grant any stock appreciation rights, options, restricted stock, restricted stock units, awards based on the value of BKYF’s capital stock or other equity-based compensation or grant to any person any right to acquire any shares of its capital stock; (B) issue or commit to issue any additional shares of capital stock of BKYF, other than the issuance of shares of BKYF common stock upon the exercise of any BKYF stock options or the vesting and settlement of any BKYF restricted stock unit awards, in each case, that are outstanding on the date hereof and in accordance with the terms of the applicable award agreement; (C) issue, sell, lease, transfer, mortgage, encumber or otherwise dispose of any capital stock in any of BKYF’s subsidiaries; or (D) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

•	make any tax election, settle or compromise any tax liability, fail to file any tax return when due, enter into any closing agreement, file any amended tax return or surrender any right to claim a reduction in tax liability;

•	fail to use commercially reasonable efforts to maintain existing insurance policies or comparable replacement policies to the extent available for a reasonable cost;

•	enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing with respect to depository accounts, hedging and other material banking and operating policies or practices;

•	file any application to establish, or to relocate or terminate the operations of, any banking office;

•	make, or commit to make, any capital expenditures in excess of $1 million in the aggregate, other than as disclosed in BKYF’s capital expenditure budget;

•	except for transactions in the ordinary course of business, terminate, amend, or waive any material provision of, any BKYF material contract, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to BKYF, or enter into any contract that would constitute a BKYF material contract if it were in effect on the date of the merger agreement;

•	(A) settle any claim, action or proceeding other than claims, actions or proceedings in the ordinary course of business consistent with past practice involving solely money damages not in excess of $1 million in the aggregate, or waive, compromise, assign, cancel or release any material rights or claims; or (B) agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

•	materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

•	change in any material respect its credit policies and collateral eligibility requirements and standards;

•	adopt a plan of complete or partial liquidation or dissolution;

•	take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

•	take or fail to take any action that could reasonably be expected to cause the representations and warranties made by BKYF in the merger agreement to be inaccurate in any material respect;

•	take any action that is intended to or would reasonably be likely to result in any of the closing conditions not being satisfied or prevent or materially delay the consummation of the merger or bank merger;

•	take any action that is intended to or would reasonably be expected to adversely affect or materially delay any necessary regulatory approvals for the merger; or

•	agree to take, make any commitments to take, or adopt any resolutions of the board or shareholders in support of any of the actions described above.

BB&T has also agreed to certain restrictions on its activities and the activities of its subsidiaries during the period from the date of the merger agreement to the closing date. Subject to the exceptions set forth in the merger agreement, BB&T will not, and will cause its subsidiaries not to, without BKYF’s prior written consent:

•	amend its charter documents in a manner that would materially and adversely affect the economic benefits of the merger to the holders of BKYF common stock;

•	adopt a plan of complete or partial liquidation or dissolution;

•	take or fail to take any action that could reasonably be expected to cause the representations and warranties made by BB&T in the merger agreement to be inaccurate in any material respect;

•	take any action that is intended to or would reasonably be expected to result in any of the closing conditions not being satisfied or prevent or materially delay the consummation of the merger or bank merger;

•	take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	take any action that is intended to or would reasonably be expected to adversely affect or materially delay any necessary regulatory approvals for the merger or bank merger; or

•	agree to take, make any commitments to take, or adopt any resolutions of the board or shareholders in support of any of the actions described above.

BKYF and BB&T have each agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to fulfill all closing conditions applicable to such party and its respective subsidiaries pursuant to the merger agreement and bank merger agreement and to complete the merger and bank merger in the most expeditious manner practicable, including:

•

obtaining all regulatory approvals from governmental authorities, making all necessary, proper or advisable registrations, filings and notices, and taking all steps as may be necessary to obtain an approval, waiver or exemption from any governmental authority, but no party is required to take any action that would reasonably be expected to result in the imposition of a “materially burdensome regulatory condition” (see “The Merger—Regulatory Approvals”);

•	obtaining all necessary, proper or advisable consents, qualifications, approvals, waivers or exemptions from nongovernmental persons; and

•	executing and delivering any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger or the bank merger agreement.

BKYF, on the one side, and BB&T on the other side, have agreed to:

•	consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the merger or any of the transactions contemplated by the merger agreement or by the bank merger agreement and not to issue any such press release or make any such public statement without the prior written consent of the other party, subject to certain exceptions;

•	promptly notify the other party or parties in writing (a) if it believes that such party or parties have breached any representation, warranty, covenant or agreement contained in the merger agreement or (b) if it believes that any event shall have occurred that might reasonably be expected to result, individually or in the aggregate; and

•	take any action that is required to cause the merger to qualify, and will not take any actions or cause any actions to be taken which could reasonably be likely to prevent the merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

BKYF has also agreed to:

•	permit BB&T and its subsidiaries and their respective officers, employees, counsel, accountants and other authorized representatives, access, throughout the period before the closing date, upon reasonable notice and at BB&T’s sole expense:

•	during customary business hours and subject to certain restrictions and exceptions, to all books, papers and records relating to the assets, properties, operations, obligations and liabilities of BKYF and its subsidiaries in which BB&T may have a reasonable interest; and

•	during and, as reasonably required, outside of customary business hours, to telecommunications and electronic data processing systems, facilities and personnel of BKYF and its subsidiaries for the purpose of performing conversion activities related to data processing integration.

•	and to cause its subsidiaries and its and their respective officers and employees to, at the request of BB&T, during the period from the date of the agreement to the closing, use reasonable efforts to cause their respective telecommunications and data processing service providers to cooperate and assist BB&T in connection with preparation for an electronic and systematic conversion of all applicable data regarding BKYF and its subsidiaries to BB&T and its subsidiaries’ systems of telecommunications and electronic data processing.

Both BB&T and BKYF have agreed to promptly notify each other in writing of any proceeding or potential proceeding against such party that is reasonably likely to result in a material adverse change, question the validity of the merger agreement, the bank merger agreement or the other agreements contemplated thereby or seeks to enjoin or otherwise restrain the merger.

The merger agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See “The Merger Agreement—Employee Matters.”

No Solicitation

The merger agreement contains provisions prohibiting BKYF from seeking or discussing any acquisition proposal to the merger. BKYF has agreed that it will not, and will cause its subsidiaries to not, directly or indirectly, (i) take any action to solicit, initiate, seek, knowingly facilitate or encourage any inquiries or expressions of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal, (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access to any other person any nonpublic information or data with respect to BKYF relating to an acquisition proposal, (iii) approve, endorse or recommend an acquisition proposal, (iv) enter into any agreement, arrangement, understanding or contract relating to any acquisition proposal or (v) propose to do any of the following. Upon execution of the merger agreement, BKYF is required to immediately cease any communications with any party with respect to any acquisition proposal, but is not prohibited from contacting any party solely for the purpose of complying with the above requirements or to enforce the provisions of any confidentiality agreement with respect to a potential acquisition proposal.

Notwithstanding the restrictions described above, the merger agreement provides that BKYF may take the actions set forth in clause (ii) above, but only if, (i) BKYF has received a bona fide unsolicited written acquisition proposal prior to the BKYF shareholders’ meeting, (ii) BKYF’s board of directors determines (after consultation with its outside legal counsel and independent financial advisor, in both cases, from firms of national stature) that such acquisition proposal constitutes, or is reasonably likely to lead to a superior proposal as compared with the merger, (iii) BKYF has provided BB&T with at least one business days’ prior notice of such determination, (iv) prior to furnishing or affording access to any information of BKYF relating to an acquisition proposal, BKYF receives from such person certain confidentiality agreements and (v) the failure of BKYF’s board to furnish such information or enter into discussions or negotiations would violate its fiduciary duties to BKYF shareholders. BKYF is required to promptly provide to BB&T any non-public information regarding BKYF or its subsidiaries provided to any other person that was not previously provided to BB&T. BKYF is also required to promptly notify BB&T in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, BKYF or any of its subsidiaries or any of their representatives in connection with any acquisition proposal.

Under the merger agreement, an “acquisition proposal” means any proposal or offer for, whether in one transaction or a series of related transactions, a (i) merger, consolidation, share exchange, tender offer, business combination or similar transaction involving BKYF or The Bank of Kentucky, (ii) sale or other disposition, directly or indirectly, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of BKYF or its subsidiaries representing 10% or more of the consolidated assets of BKYF and its subsidiaries, (iii) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to BKYF or The Bank of Kentucky or (iv) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “acquisition proposal” does not include any of the transactions contemplated by the merger agreement or the bank merger agreement.

Shareholders Meeting

BKYF agreed to take all action necessary in accordance with applicable laws and its current articles of incorporation and bylaws to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining BKYF shareholder approval of the merger agreement, such meeting to be held as promptly as practicable after the registration statement containing this proxy statement/prospectus is declared effective. The BKYF board is required to use its reasonable best efforts to solicit from BKYF shareholders proxies in favor of approval of the merger agreement and except as expressly permitted by the merger agreement, may not make any adverse BKYF recommendation change or approve or recommend, or propose to approve or recommend, any acquisition proposal.

No Change in Recommendation or Entry into Acquisition Agreement

The merger agreement requires BKYF’s board of directors to use reasonable best efforts to solicit from BKYF shareholders proxies in favor of approval of the merger agreement, including by communicating to BKYF shareholders the recommendation of the BKYF board that they approve the merger agreement, and to take all other action necessary or advisable to secure the vote or consent of BKYF shareholders required by applicable law to obtain such approval, except to the extent BKYF’s board has withdrawn its recommendation in favor of approval of the merger agreement in accordance with the merger agreement. Subject to exceptions described below which permit the BKYF board to withdraw its recommendation in favor of approval of the merger agreement in certain circumstances, the BKYF board may not:

•	withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to BB&T or any of BB&T’s subsidiaries, which we refer to any such action as an “adverse BKYF recommendation change;” or

•	approve or recommend, or propose to approve or recommend, any acquisition proposal, which we refer to as an “acquisition agreement.”

Fiduciary Exception

However, BKYF’s board of directors may withdraw its recommendation for shareholders’ approval of the merger if, and only if, (i) BKYF’s board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that it has received an unsolicited bona fide acquisition proposal that is a superior proposal (and such superior proposal has not been withdrawn); (ii) BKYF’s board determines, in good faith, after consultation with such outside legal counsel, that a failure to accept such superior proposal would result in the board breaching its fiduciary duties to BKYF and its shareholders under applicable law; (iii) the board provides written notice to BB&T of its receipt of a superior proposal and its intent to withdraw its recommendation, such notice to specify in reasonable detail the material terms and conditions of the superior proposal; (iv) after providing such notice, BKYF negotiates in good faith with BB&T (if requested by BB&T) and provides BB&T a reasonable opportunity to adjust the terms and conditions of the merger agreement as would enable BKYF’s board to proceed withdrawing its recommendation and (v) after such period, the board again determines in good faith, after consultation with such outside legal counsel and such independent financial advisor, that such acquisition proposal nonetheless continues to constitute a superior proposal and that failure to withdraw its recommendation would violate its fiduciary duties to BKYF and BKYF shareholders under applicable law.

As used above, “superior proposal” refers to an unsolicited bona fide written acquisition proposal to acquire 100% of BKYF made by a made by a third person (or group of persons acting in concert within the meaning of Rule 13d-5 under the Exchange Act) which BKYF’s board of directors determines in its good faith judgment, to be more favorable from a financial point of view to BKYF’s shareholders than the merger and to be reasonably capable of being consummated after (i) consultation with BKYF’s financial advisors and outside counsel and (ii) taking into account all relevant factors, and all legal, regulatory and other aspects of such proposal and the person or persons making such proposal.

Access to Information

Subject to certain restrictions and exceptions, and upon reasonable prior notice, BKYF will permit BB&T reasonable access customary business hours to all books, papers and records relating to the assets, properties, operations, obligations and liabilities of BKYF and its subsidiaries in which BB&T may have a reasonable interest. BKYF will also permit BB&T access during and, as reasonably required, outside of customary business hours, to telecommunications and electronic data processing systems, facilities and personnel of BKYF and its subsidiaries for the purpose of performing conversion activities related to data processing integration.

Expenses

Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger, the merger agreement, the bank merger and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses.

Employee Matters

As of the closing date, BB&T shall, or shall cause its applicable subsidiary to, provide to each employee of BKYF or its subsidiaries who, as decided by BB&T in its sole discretion, continues employment with the surviving corporation or any of its subsidiaries with (i) base hourly wages or salaries, as applicable, and (ii) employee benefit plans, programs, policies, and arrangements (excluding equity plans) that are substantially comparable, in the aggregate, to the BKYF employee benefit plans provided to such employee immediately prior to the closing date (but in no event greater than the base wages, salaries or employee benefits provided to BB&T’s similarly situated employees).

Under the merger agreement, BB&T is required to provide each employee of BKYF or its subsidiaries who, as decided by BB&T in its sole discretion, does not continue employment with the surviving corporation or its subsidiaries following the closing date with severance benefits under the existing severance practices of BB&T or its subsidiaries. Any such employee receiving severance benefits under a severance practice of BB&T or its subsidiaries will be credited with his or her years of service with BKYF or its subsidiaries. In addition, any severance benefits provided by BB&T will be conditioned on the execution of a release of claims satisfactory to BB&T.

The merger agreement requires that BB&T use commercially reasonable efforts to waive all preexisting conditions, actively at work requirements, exclusion and waiting periods with respect to participation and coverage requirements under any BB&T employee benefit plan in which continuing employees become eligible to participate on or after the closing date to the extent they were inapplicable to, or were satisfied under, any BKYF employee benefit plan in which the continuing employee participated prior to the closing date. In addition, BB&T is required to ensure that each continuing employee receives full credit (including eligibility to participate, vesting, vacation entitlement and severance benefits, but excluding benefit accrual under any defined benefit pension plan or any such credit that would result in a duplication of benefits) under each BB&T employee benefit plan in which the continuing employee participates solely to the extent such service was credited under the BKYF employee benefit plans. BB&T also is obligated under the merger agreement to credit continuing employees with the amount of vacation time that such employees had accrued under certain vacation policies of BKYF. With respect to any BB&T health plans in which continuing employees participate, BB&T will use commercially reasonable efforts to waive any eligibility waiting period, evidence of insurability, or pre-existing conditions requirements or limitations to the extent such requirements or limitations were inapplicable to, or satisfied under, any corresponding BKYF health plan, and cause each continuing employee to be given credit for the plan year in which the closing occurs under the BB&T health plan for amounts paid with respect to such plan year under the corresponding BKYF health plan prior to the closing date.

The merger agreement also requires that, if requested by BB&T in writing no less than 30 days prior to the closing, BKYF will terminate its 401(k) plan, effective as of immediately prior to closing. In addition, BB&T will permit rollover of 401(k) plan assets by continuing BKYF employees in cash and with respect to loans, in kind, to a 401(k) plan sponsored by BB&T or its subsidiaries.

Indemnification and Insurance

From and after the effective time, BB&T will indemnify and hold harmless each individual who at the effective time is, or any time prior to the effective time was, a director, officer or employee of BKYF or any of its subsidiaries, whom we refer to as “indemnitees,” against any claims, liabilities, losses, damages, judgments, fines, penalties costs and expenses (including legal expenses) in connection with claim, suit, action, proceeding or investigation, whenever asserted, based on or arising out of the fact that such indemnitee was director, officer or employee of BKYF or any of its subsidiaries for acts or omissions by indemnitee in such capacity or taken at the request of BKYF or any subsidiary, at or any time prior to the effective time. From and after the effective time, BB&T will also assume all obligations of BKYF and its subsidiaries to indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time. In addition, BB&T will advance any incurred expenses (including legal expenses) of any indemnitee pursuant to the foregoing.

The merger agreement requires BB&T to maintain for a period of six years after the effective time, BKYF’s existing directors’ and officers’ liability insurance policy, or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured so long as substitution does not result in gaps or lapses in coverage, with respect to claims arising from facts or events occurring prior to the effective time.

However, BB&T is not required to make annual premium payments for such insurance in excess of a specified amount with respect to the annual premium payment on BKYF’s policy in effect as of the date of the merger agreement and, in the event the cost of such coverage exceeds that amount, BB&T will purchase as much coverage as possible for such amount. In lieu of the foregoing, BB&T may obtain at or prior to the effective time a prepaid “tail” policy providing coverage equivalent to that described in the paragraph above for an aggregate price not to exceed a specified amount.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, covenants relating to regulatory filings and approvals (which are described under the section “The Merger—Regulatory Approvals” beginning on page 47), the listing of shares of BB&T common stock to be issued in the merger, coordination with respect to litigation relating to the merger, and public announcements with respect to the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

Each of BB&T and BKYF’s obligations to complete the transactions contemplated by the merger agreement are subject to fulfillment of certain conditions, including:

•	no applicable law or order by governmental authority making illegal or preventing or prohibiting the consummation of the transactions contemplated by the merger agreement;

•	approval of the merger agreement at the special meeting by BKYF shareholders holding the requisite voting power;

•	the registration statement having been declared effective by the SEC and continuing to be effective, and all necessary approvals under securities laws relating to the issuance of the shares of BB&T common stock pursuant to the merger having been received; and

•	the parties standing ready to consummate the bank merger immediately after the merger.

BB&T obligations to complete the transactions contemplated by the merger agreement are also subject to fulfillment of certain conditions, including:

•	accuracy of representations and warranties of BKYF in the merger agreement as of the closing date, other than, in most cases, inaccuracies with an aggregate effect that have, or are reasonable likely to have, a material adverse effect or material adverse change with respect to BKYF;

•	performance and compliance in all material respects by BKYF of all of its covenants and obligations required to be performed or complied with at or prior to the closing date;

•	all regulatory approvals having been obtained and remaining in full force and effect and not containing or resulting in the imposition of any materially burdensome regulatory condition, and all statutory waiting periods in respect of such regulatory approvals having expired or been terminated;

•	delivery by BKYF of closing certificates and other documents as required by the merger agreement; and

•	receipt of an opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.

BKYF’s obligations to complete the transactions contemplated by the merger agreement are also subject to fulfillment of certain conditions, including:

•	accuracy of representations and warranties of BB&T in the merger agreement as of the closing date, other than, in most cases, inaccuracies with an aggregate effect that have, or are reasonable likely to have, a material adverse effect or material adverse change with respect to BB&T;

•	performance and compliance in all material respects by BB&T of all of its covenants and obligations required to be performed or complied with at or prior to the closing date;

•	all regulatory approvals having been obtained and remaining in full force and effect;

•	approval of the listing of the shares of BB&T common stock issuable pursuant to the merger agreement on the NYSE;

•	delivery by BB&T of the evidence of the payment of the merger consideration to the exchange agent, and closing certificates and other documents as required by the merger agreement; and

•	receipt of an opinion of Squire Patton Boggs (US) LLP as to certain tax matters.

Termination; Termination Fee

Termination

BB&T and BKYF may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, BB&T, on the one hand, or BKYF, on the other hand, as the case may be, may terminate the merger agreement as follows:

•	by either party if the merger is not completed by the first anniversary of the date of the merger agreement;

•	by either party in the event of a material breach by the other party of its representation or warranty or obligations contained in the merger agreement, which breach cannot be or has not been cured within 45 days after the giving of written notice to the breaching party of such breach, and which breach or breaches would result in a failure to satisfy any applicable closing condition;

•	by either party if final action has been taken by a regulatory agency whose approval is required for the merger or bank merger, which final action has become final and nonappealable and does not approve the merger or bank merger or a governmental authority enacts a law or judgment which would make the merger or the bank merger illegal;

•	by BB&T if the BKYF board fails to make recommendation to BKYF shareholders to approve the merger agreement, or BKYF has materially breached its covenant not to solicit alternative acquisition proposals; or

•	if the BKYF shareholders fail to approve the merger agreement.

Termination Fee

BKYF will pay BB&T a termination fee of approximately $10.8 million if the merger agreement is terminated by BB&T because (i) the BKYF board fails to make its recommendation at its shareholders’ meeting (as it may be adjourned or postponed) in favor of the approval of the merger agreement or has made an adverse BKYF recommendation change or (ii) BKYF has materially breached any of the provisions of the merger agreement with respect to obtaining shareholder approval of the merger or soliciting acquisition proposals.

In addition, BKYF will pay such termination fee to BB&T if (i) an alternative acquisition proposal with respect to BKYF is communicated to or otherwise made known to the shareholders, senior management or BKYF board, or any person or group of persons publicly announces an intention to make an acquisition proposal with respect to BKYF after the date of the merger agreement, (ii) thereafter the merger agreement is terminated (A) by BB&T or BKYF because the merger has not closed by September 5, 2015 (if the BKYF shareholder approval has not been obtained by such time), (B) by BB&T pursuant to an uncured material breach by BKYF of its representation or warranty or obligations contained in the merger agreement (as set forth above) or (C) by BB&T or BKYF if BKYF’s shareholders fail to approve the agreement at the BKYF shareholders’ meeting and (iii) prior to the date that is twelve (12) months after the date of such termination BKYF consummates an alternative acquisition proposal or enters into an agreement with respect to an agreement providing for an alternative acquisition proposal.

Amendment and Modification

The merger agreement may not be modified, amended, supplemented, canceled or discharged, except by a written instrument executed by all parties to the merger agreement. Any waiver, permit, consent or approval of any kind under the merger agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

Governing Law; Jurisdiction

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws; provided that the KBCA and the NCBCA, as applicable, will govern to the extent mandatorily applicable to Kentucky corporations and North Carolina corporations, respectively. The parties agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated thereby will be brought exclusively in any federal or state court of competent jurisdiction located in the State of Delaware.

Cumulative Remedies; Specific Performance

The parties agree that all rights and remedies under the merger agreement or otherwise afforded by applicable law to any party, will be cumulative and not alternative. In addition, the parties acknowledge and agree that the remedy at law for any failure to perform their respective obligations hereunder would be inadequate and that each party will be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

Voting and Support Agreement

In connection with entering into the merger agreement, BB&T and BKYF entered into a Voting and Support Agreement with certain shareholders of BKYF. The following summary of the Voting and Support Agreement is subject to, and qualified in its entirety by reference to, the full text of the Voting and Support Agreement attached as Annex B to this proxy statement/prospectus.

Pursuant to the Voting and Support Agreement, each shareholder, who is a party thereto, in its capacity as a shareholder of BKYF, agreed to vote his, her or its shares of BKYF common stock:

•	in favor of the approval of the merger agreement;

•	in favor of any proposal to adjourn or postpone the BKYF shareholder meeting, as applicable, to a later date if there are not sufficient votes to approve the merger agreement;

•	against any action or agreement that would be reasonably likely to impair the ability of BB&T or BKYF to complete the merger or would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the merger agreement; and

•	against any proposal that relates to an acquisition proposal, other than the transactions contemplated by the merger agreement.

The Voting and Support Agreement provides that each shareholder party will not, subject to certain exceptions, with respect to any shares of BKYF common stock owned by such shareholder:

•	sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily any such shares;

•	enter into any swap or other arrangements that transfer to another, in whole or in part, any of the economic consequences of ownership of any such shares; and

•	enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise), or otherwise convey or dispose of, any such shares, or any interest therein, including the right to vote any such shares.

The Voting and Support Agreement will terminate upon the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms.

ADVISORY (NON-BINDING) VOTE ON MERGER-RELATED COMPENSATION

FOR BKYF’S NAMED EXECUTIVE OFFICERS

Merger-Related Payments

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each ‘‘named executive officer’’ of BKYF that is based on, or otherwise relates to, the merger.

The potential payments in the table below are based on the following assumptions:

•	The relevant price per share of BKYF common stock is $46.68, which is the average closing market price per share of BKYF’s common stock as quoted on NASDAQ over the first five business days following the public announcement of the merger on September 8, 2014; and

•	The effective time occurs on October 1, 2014, which is the assumed date of the closing of the merger solely for purposes of this merger-related compensation disclosure.

Because the estimated potential payments set forth in the table below are necessarily based on multiple assumptions that may or may not actually occur, the actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below.

Name	Equity ($)(1)	Total ($)
Robert W. Zapp	617,540	617,540
Martin J. Gerrety	355,592	355,592

(1)	As described in the section entitled “Interests of BKYF’s Directors and Executive Officers in the Merger,” all unvested equity-based awards held by BKYF’s named executive officers will become vested and will be settled for the per share equity award consideration (less the applicable exercise price for stock options) upon the consummation of the merger (i.e., “single-trigger” vesting). Set forth below are the values of each type of equity-based award that would be payable to BKYF’s named executive officers in connection with the merger.

Name	Stock Options ($)	Restricted Stock Units ($)
Robert W. Zapp	596,301	21,239
Martin J. Gerrety	308,819	46,773

Vote Required and Board of Directors Recommendation

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, BKYF is required to submit a proposal to its shareholders for an advisory (non-binding) vote to approve certain compensation that may become payable to BKYF’s named executive officers in connection with the completion of the merger. This proposal, which we refer to as the “compensation proposal,” gives BKYF shareholders the opportunity to vote, on an advisory (non-binding) basis, on the compensation that may be paid or become payable to BKYF’s named executive officers in connection with the merger. This compensation is summarized in the table in the section entitled “Advisory (Non-Binding) Vote on Merger-Related Compensation for BKYF’s Named Executive Officers” beginning on page 64, including the associated narrative disclosure.

The BKYF board unanimously recommends that BKYF’s shareholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of The Bank of Kentucky Financial Corporation in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement/prospectus entitled “Advisory (Non-Binding) Vote on Merger-Related Compensation for BKYF’s Named Executive Officers,” including the footnotes to the table, is hereby APPROVED.”

The vote on the compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the compensation proposal and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either BKYF or BB&T. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the compensation proposal.

The approval of the compensation proposal requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon; however, such vote is non-binding and advisory only. If your shares of BKYF common stock are present at the special meeting but your shares are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you hold your shares through a bank, brokerage firm, or other nominee and you do not instruct your bank, brokerage firm, or other nominee to vote your shares of BKYF common stock, your shares of BKYF common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The BKYF board unanimously recommends that you vote “FOR” the compensation proposal.

ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

BKYF shareholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If this proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the BKYF bylaws, a vote on adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement may be taken in the absence of a quorum. BKYF does not intend to call a vote on adjournment of the special meeting to solicit additional proxies if the approval of the merger agreement is approved at the special meeting.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of the holders of a majority of shares of BKYF common stock present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. If your shares of BKYF common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If you fail to submit a proxy and fail to attend the special meeting or if your shares of BKYF common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of BKYF common stock, your shares of BKYF common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The BKYF board unanimously recommends that you vote “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

INTERESTS OF BKYF’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of the BKYF board that you vote to approve the merger agreement, you should be aware that BKYF’s directors and executive officers have interests in the merger that are different from, or in addition to, those of BKYF’s shareholders generally. The BKYF board was aware of and considered those interests, among other matters, in reaching its decisions to (i) approve the merger and the other transactions contemplated thereby, (ii) adopt the merger agreement, and (iii) resolve to recommend the approval of the merger agreement to BKYF shareholders. See the section entitled “The Merger—Background of the Merger” and the section entitled “The Merger—Recommendation of the BKYF Board of Directors; BKYF’s Reasons for the Merger.” BKYF’s shareholders should take these interests into account in deciding whether to vote “FOR” the proposal to approve the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative below and the table included in the section entitled “Advisory (Non-Binding) Vote on Merger-Related Compensation for BKYF’s Named Executive Officers,’’ including the footnotes to the table.

Treatment of BKYF Equity Awards

Under the merger agreement, equity-based awards held by BKYF’s directors and executive officers as of the effective time will be treated as follows:

Treatment of BKYF Stock Options

Immediately prior to the effective time, each BKYF stock option that is outstanding will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the product of (i) the total number of BKYF common shares subject to such BKYF stock option multiplied by (ii) the excess, if any, of (A) per share equity award consideration over (B) the per share exercise price for the applicable BKYF stock option, less applicable withholding taxes. Any BKYF stock option that has a per share exercise price that is greater than or equal to the per share equity award consideration will be cancelled for no consideration.

Treatment of BKYF Restricted Stock

Immediately prior to the effective time, each outstanding share of BKYF restricted stock will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the per share equity award consideration, less applicable withholding taxes.

Treatment of BKYF Restricted Stock Unit Awards

Immediately prior to the effective time, each outstanding BKYF restricted stock unit award will fully vest and be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time, an amount in cash, without interest, equal to the product of (i) the total number of BKYF common shares subject to such BKYF restricted stock unit award (prorated, in the case of any BKYF restricted stock unit award subject to performance-based vesting conditions held by an individual whose employment with BKYF or its subsidiaries has terminated prior to the closing of the merger under circumstances not resulting in forfeiture of the applicable award, based on the number of days such employee was employed by BKYF or its subsidiaries during the applicable performance period) multiplied by (ii) the per share equity award consideration, less applicable withholding taxes.

Quantification of Payments

For an estimate of the amounts that would be payable to each of BKYF’s named executive officers on settlement of their unvested equity-based awards, see “Advisory (Non-Binding) Vote on Merger-Related Compensation for BKYF’s Named Executive Officers—Merger-Related Payments” above. The estimated aggregate amount that would be payable to BKYF’s executive officers who are not named executive officers in settlement of their unvested equity-based awards if the merger were completed on [            ], 2014 is $[        ]. We estimate that the aggregate amount that would be payable to BKYF’s [            ] non-employee directors for their unvested equity-based awards if the merger were completed on [            ], 2014 is $[        ]. The amounts specified in this paragraph are determined using a price per share of BKYF common stock of $[        ], the average closing price per share over the first five business days following the announcement of the merger agreement.

Indemnification; Directors’ and Officers’ Insurance

Under the merger agreement, from and after the effective time, BB&T will indemnify and hold harmless each individual who at the effective time is, or any time prior to the effective time was, a director, officer or employee of BKYF or any of its subsidiaries against any claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including legal fees) in connection with any claim, suit, action, proceeding or investigation arising out of the fact that such person is or was a director or officer of BKYF or any of its subsidiaries.

Subject to certain limitations, the merger agreement also requires BB&T to maintain for a period of six years after the completion of the merger, BKYF’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the completion of the merger; however, in no event will BB&T be required to expend annually in the aggregate an amount in excess of 300% of the annual premium payment on BKYF’s current policy. In lieu of the foregoing, BB&T may obtain at or prior to the effective time a six-year prepaid “tail” policy providing equivalent coverage to that described in the preceding sentence for an aggregate price of no more than the cap described in the preceding sentence. For additional information see the section entitled “The Merger Agreement—Indemnification and Insurance” beginning on page 60 of this proxy statement/prospectus.

Kentucky Advisory Board; Northern Kentucky Community Development Committee

At or promptly following the effective time, BB&T will (i) invite certain members of the BKYF board and the board of directors of The Bank of Kentucky to serve as paid members of a regional advisory board in accordance with the merger agreement, and (ii) create a Northern Kentucky Community Development Committee and invite certain members of the BKYF board and senior management to serve on such committee in accordance with the terms of the merger agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following general discussion sets forth the anticipated material United States federal income tax consequences of the merger to U.S. holders (as defined below) of BKYF common stock that exchange their shares of BKYF common stock for shares of BB&T common stock and cash in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based upon the Internal Revenue Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those BKYF common shareholders that hold their shares of BKYF common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of BKYF common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of BKYF common stock that received BKYF common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that is not a U.S. holder (as defined below);

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of BKYF common stock that holds BKYF common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

•	a United States expatriate.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of BKYF or BB&T. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of BKYF common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds BKYF common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding BKYF common stock should consult their own tax advisors.

Tax Consequences of the Merger Generally

The parties intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to BB&T’s obligation to complete the merger that BB&T receive an opinion from Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), dated the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to BKYF’s obligation to complete the merger that BKYF receive an opinion from Squire Patton Boggs (US) LLP (“Squire Patton”), dated the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by BB&T and BKYF and on customary factual assumptions. Neither of the opinions described above will be binding on the Internal Revenue Service. BB&T and BKYF have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

In addition, in connection with the effectiveness of this registration statement, each of Wachtell Lipton and Squire Patton has delivered its opinion to the effect that, on the basis of the facts, representations, assumptions and exclusions set forth in such opinion and certificates obtained from officers of BB&T and BKYF, (i) the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the following discussion constitutes their opinion as to the material U.S. federal income tax consequences of the merger to holders of BKYF common stock. Neither of these opinions is binding on the Internal Revenue Service or the courts, and neither BB&T nor BKYF intends to request a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which such opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

Upon exchanging your BKYF common stock for BB&T common stock and cash (other than cash received in lieu of a fractional share), you will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the BB&T common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of BKYF common stock surrendered) and (2) the amount of cash received pursuant to the merger (excluding any cash received in lieu of a fractional share). If you acquired different blocks of BKYF common stock at different times or different prices, you should consult your tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain will be long-term capital gain if, as of the effective date of the merger, your holding period with respect to the BKYF common stock surrendered exceeds one year. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the holder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See “—Possible Treatment of Cash as a Dividend” below.

The aggregate tax basis in the shares of BB&T common stock that you receive in the merger, including any fractional share interests deemed received and sold as described below, will equal your aggregate adjusted tax basis in the BKYF common stock you surrender, reduced by the amount of cash received (excluding any cash received in lieu of a fractional share) and increased by the amount of gain, if any recognized by you (excluding any gain recognized with respect to cash received in lieu of a fractional share) on the exchange. Your holding period for the shares of BB&T common stock that you receive in the merger (including a fractional share interest deemed received and sold as described below) will include your holding period for the shares of BKYF common stock that you surrender in the exchange.

Possible Treatment of Cash as a Dividend

In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder’s deemed percentage stock ownership of BB&T. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of BKYF common stock solely for BB&T common stock and then BB&T immediately redeemed, which we refer to in this document as the “deemed redemption,” a portion of the BB&T common stock in exchange for the cash the holder actually received. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is (1) “substantially disproportionate” with respect to the holder or (2) “not essentially equivalent to a dividend.”

The deemed redemption will generally be “substantially disproportionate” with respect to a holder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a holder will depend upon the holder’s particular circumstances. At a minimum, however, in order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the holder’s deemed percentage stock ownership of BB&T. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of BB&T that the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of BB&T that is actually and constructively owned by the holder immediately after the deemed redemption. In applying the above tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder’s option to purchase in addition to the stock actually owned by the holder.

The Internal Revenue Service has ruled that a shareholder in a publicly held corporation whose relative stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs is generally considered to have a “meaningful reduction” if that shareholder has a relatively minor (e.g., approximately 3%) reduction in its percentage stock ownership under the above analysis; accordingly, the gain recognized in the exchange by such a shareholder would be treated as capital gain.

These rules are complex and dependent upon the specific factual circumstances particular to each holder. Consequently, each holder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder.

Cash Instead of a Fractional Share

If you receive cash instead of a fractional share of BB&T common stock, you will be treated as having received the fractional share of BB&T common stock pursuant to the merger and then as having sold that fractional share of BB&T common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis allocable to your fractional share of BB&T common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for the shares (including the holding period of BKYF common stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding

If you are a non-corporate holder of BKYF common stock you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

This summary of material United States federal income tax consequences is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

COMPARISON OF SHAREHOLDERS’ RIGHTS

BB&T is incorporated under the laws of State the North Carolina, and, accordingly, the rights of BB&T shareholders are governed by North Carolina law. BKYF is incorporated under the laws of the Commonwealth of Kentucky, and, accordingly, the rights of BKYF shareholders are governed by Kentucky law. If the merger is completed, BKYF shareholders will receive as part of the per share merger consideration shares of BB&T common stock. The following is a summary of certain material differences between (i) the current rights of BKYF shareholders under the BKYF charter, BKYF bylaws, and Kentucky law, including the KBCA and (ii) the current rights of BB&T shareholders under the BB&T charter, the BB&T bylaws, and North Carolina law, including the NCBCA, which will govern the rights of BKYF shareholders who become BB&T shareholders following the merger.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to BKYF and BB&T’s governing documents and the provisions of the KBCA and the NCBCA, which we urge you to read carefully and in their entirety. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

BB&T	BKYF

Authorized Capital Stock

BB&T is authorized to issue 2,005,000,000 shares, divided into two (2) classes consisting of:

(i)     2,000,000,000 shares of common stock, par value $5.00 per  share; and

(ii)    5,000,000 shares of preferred stock, par value $5.00 per share.

The BB&T board is authorized to issue the preferred stock in one or more series.

BKYF is authorized to issue 15,066,000 shares, divided into two (2) classes consisting of:

(i)     15,000,000 shares of common stock, having no par  value; and

(ii)    66,000 shares of preferred stock, having no par value.

The BKYF board is authorized to issue the preferred stock in one or more series.

Voting Rights

Under BB&T’s bylaws, each outstanding share having voting rights, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.	Under BKYF’s bylaws, at any meeting of BKYF shareholders, each outstanding share entitled to or vote shall be entitled to one vote upon each matter submitted to a vote.

Quorum

Under BB&T’s bylaws, at all meetings of BB&T’s shareholders, a majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum, unless a greater number is required by law.	Under BKYF’s bylaws, at all meetings of BKYF’s shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum.

Rights of Preferred Stock

The BB&T articles of incorporation authorize the board to issue from time to time one or more series, to provide the issuance of, and to fix and determine the relative rights, voting powers, preferences, limitations and designations of preferred stock.

As of the date of this proxy statement/prospectus, 107,000 shares of BB&T preferred stock were outstanding.

The BKYF articles of incorporation authorizes the board to provide for the issuance of, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of preferred stock.

As of the date of this proxy statement/prospectus, no shares of BKYF preferred stock were outstanding.

BB&T	BKYF

Number of Directors

The BB&T bylaws require that there be not less than three (3) and no more than twenty-five (25) directors on the BB&T board. There are currently eighteen (18) members of the BB&T board.

The articles of incorporation and BKYF bylaws require that there be not less than nine (9) and no more than fifteen (15) directors on the BKYF board.

There are currently nine (9) members of the BKYF board.

Election of Directors

The BB&T articles of incorporation provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders in uncontested elections, with a plurality voting standard retained for contested director elections.	Section 271B.7-280 of the KBCA provides that unless otherwise provided in the articles of incorporation, directors are elected by a plurality of votes cast.

Filling Vacancies on the Board of Directors

Under the BB&T bylaws, vacancies, including vacancies not filled by the shareholders and a vacancies created by an increase in the number of directors, may filled by a majority of the remaining directors.	Under the BKYF bylaws, any vacancy occurring in the BKYF board may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board.

Cumulative Voting

The BB&T articles of incorporation and the bylaws do not provide for cumulative voting.	The BKYF articles of incorporation and the bylaws do not provide for cumulative voting.

Removal of Directors

Under the BB&T bylaws, directors may be removed only for cause by the shareholders, and unless the entire board is removed, an individual director may not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election.	Under the BKYF articles of incorporation, directors may be removed prior to the expiration of the director’s term only for cause by the shareholders at a meeting called for the purpose of removing the director.

Shareholder Proposals

The BB&T bylaws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice to the secretary of BB&T, in addition to any notice required by applicable law To be timely, notice must be given at least (i) in the case of an annual meeting, one hundred and twenty (120) days nor more than one hundred and fifty (150) days before the first anniversary of the notice date of BB&T’s proxy statement for the preceding year’s annual meeting of shareholders or (ii) in the case of a special meeting, at least one hundred and twenty (120) days but no more than one hundred and fifty (150) days in advance of the meeting date of the special meeting; provided, however, if the first public announcement of the date of the special meeting is less than one hundred and fifty (150) days prior to the date of the special meeting, notice by the shareholder shall not be later than the tenth day following the first public notice of the date for such special meeting; provided, further, if the special meeting is called for purposes not including the election of directors, notice by a shareholder may relate solely to items of business and not to nomination of any candidates for election as a director.	The BKYF bylaws provide that unless waived, notice of a meeting, shall be in writing and state the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, and shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the persons calling the meeting.

BB&T	BKYF

Notwithstanding the notice period specified above, in the event that the date of an annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the one hundred and fiftieth (150th) day prior to such annual meeting and no later than the later of the one hundred and twentieth (120th) day prior to such annual meeting; provided, however, if the first public announcement date of such annual meeting is less than one hundred and fifty (150) days prior to the date of such annual meeting, notice by the shareholder shall not be later than the tenth (10th) day following the public notice date for such annual meeting.

Except to the extent otherwise required by law, the adjournment or postponement of a meeting of shareholders, or the public announcement thereof, shall not commence a new time period for the giving of a shareholder’s notice as described above.

Shareholder notice for proposals to be brought before a meeting shall contain the following (in addition to any information required by applicable law): (i) the name and address of the shareholder of record who intends to present the proposal and of all beneficial owners, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock of the corporation beneficially owned by the shareholder of record and such beneficial owners and the nature of such ownership; (iii) a description of the business proposed to be introduced to the meeting of shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owners may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

BB&T	BKYF

Director Nominations by Shareholders

The BB&T bylaws provide that for shareholder nominations of directors to be properly brought before a shareholder meeting, in addition to the information generally required in a written notice of a shareholder proposal (as set forth above), such notice must set forth (i) the nominee’s full name and residential address; (ii) the nominee’s age; (iii) the nominee’s principal occupation(s) during the past five (5) years; (iv) the nominee’s previous and/or current memberships on all public company boards of directors; (v) the number and types of securities of the corporation beneficially owned, if any, by the nominee; (vi) any agreements, understandings or arrangements between the nominee and any other person or persons with respect to the nominee’s nomination or service on the board or the capital stock or business of the corporation; (vii) any bankruptcy filings of the nominee or any affiliate of the nominee; (viii) any criminal convictions of the nominee or any affiliate of the nominee; (ix) any civil actions or actions by the SEC or other regulatory agency against the nominee or an affiliate of the nominee whereby they were found to have violated any federal or state securities law; and (x) a signed statement by the nominee consenting to serve as a director if elected.

In addition, within ten (10) days of a request by BB&T, a shareholder nominating a candidate for election as a director must also deliver to BB&T any additional information reasonably requested by the corporation concerning the shareholder or the nominee for election as a director of the corporation as would be required, pursuant to applicable law, to be disclosed in the proxy materials concerning all persons nominated (by BB&T or otherwise) for election as a director of the corporation, whether or not the nominee is to be included in the corporation’s proxy statement.

The BKYF bylaws provide that for shareholder nominations of directors to be properly brought before a shareholder meeting, written notice must be delivered or mailed by first class United States mail, postage prepaid, to the secretary of BKYF at the principal offices, such notice to shall set forth (1) the name, age, business or residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of common shares of BKYF owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

In the case of a nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the secretary on or before the later of (i) the November 30th immediately preceding such annual meeting, or (ii) the sixtieth (60th) day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice shall be received by the secretary no later than the close of business on the seventh (7th) day following the day on which notice of the annual meeting was mailed to shareholders.

In the case of a nominee proposed for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the secretary no later than the close of business on the seventh (7th) day following the day on which notice of the special meeting was mailed to shareholders.

BB&T may also require, within ten (10) days of a request by the corporation, any proposed nominee to furnish such other information as may be reasonably required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation or a member of any committee of the board, or that could be material to a reasonable shareholder’s understanding of the qualifications or independence, or lack thereof, of such nominee. Within then (10) days of a request by the corporation, a nominee shall execute an acknowledgment, in a form reasonably acceptable to the corporation, that the nominee will abide by BB&T’s Corporate Governance Guidelines, Code of Ethics for Directors, Related Person Transactions Policy and Procedures, risk management policies and such other policies and procedures as may be adopted or amended from time-to-time by the corporation and that are otherwise generally applicable to directors.

BB&T	BKYF

Shareholder Action by Written Consent

Under §55-7-04 of the NCBCA action to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting if the action is adopted or taken by all the shareholders entitled to vote on the action, in which case no action by the board of directors shall be required. The action must be evidenced by one or more unrevoked written consents bearing the date of signature and signed by shareholders sufficient to take the action without a meeting, before or after such action, describing the action taken and delivered to the corporation for inclusion in the minutes or filing with the corporate records.	Except as otherwise limited by law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the matter.

Articles Amendments

The BB&T articles of incorporation may be amended upon shareholder approval by a majority of the votes cast within each voting group entitled to vote.	The BKYF articles of incorporation may be amended by the affirmative vote of the holders of not less than a majority of the voting power of BKYF except that if the board of directors recommends against the approval of an amendment to the articles of incorporation, the affirmative vote of the holders of 75% of the voting power of BKYF is required to adopt such an amendment.

Bylaw Amendments

The BB&T bylaws provide that the bylaws may be amended, repealed or restated by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the board, provided ten (10) days’ notice of the proposed amendment has been given to each member of the board.

However, the board does not have the power to adopt a bylaw that: (i) requires more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (ii) provides for the management of the corporation otherwise than by the board or its Executive Committee; (iii) increases or decreases the number of directors; or (iv) is inconsistent with the requirements of the laws of the State of North Carolina and of the articles of incorporation.

In addition, the board shall not alter or repeal any bylaw adopted or amended by the shareholders. The affirmative vote of two-thirds of the total number of shares outstanding is required to amend, alter, change or repeal certain provisions of the BB&T bylaws.

The BKYF bylaws provide that the board shall have the power and authority to adopt, alter, amend, or repeal BKYF’s bylaws at any regular or special meeting at which a quorum is present by the vote of a majority of the entire board, subject to the power of the shareholders under Kentucky law, to alter, amend, or repeal such bylaws.

Special Meetings of Shareholders

The BB&T bylaws provide that the chairman of the board, chief executive officer, president, chief operating officer, secretary or the board of BB&T may call special meetings of the shareholders at any time.	The BKYF bylaws provide that special meetings may be called by the board, president or by the shareholders holding not less than one-fifth of the outstanding shares entitled to vote at any such meeting.

BB&T	BKYF

Notice of Meetings of Shareholders

The BB&T bylaws require written, printed or electronic notice that states the date, time and place of the a meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice must be given to each shareholder of record entitled to vote at the meeting not fewer than then (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the chairman of the board, chief executive officer, president, chief operating officer, secretary or the board.

The BKYF bylaws require, unless waived, written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice shall be delivered not less than the (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary, or the persons calling the meeting.

Proxies

The BB&T bylaws provide that a shareholder may vote either in person or by proxy executed in writing, electronically or, as deemed valid by the board, telephonically by the shareholder or by his, her or its duly authorized attorney-in-fact. An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form.	The BKYF bylaws provide that a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his, her or its duly authorized attorney-in-fact. An appointment of proxy is valid for eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Limitation of Personal Liability of Directors

The BB&T articles of incorporation provides that, to the fullest extent permitted by the NCBCA, director shall not be personally liable to BB&T, its shareholders or otherwise for monetary damage for a breach of his or her duty as a director.	The BKYF articles of incorporation and bylaws do not contain provisions that expressly limit the liability of its directors.

Indemnification of Directors and Officers

The BB&T bylaws provide that past and current officers, directors, trustees and certain persons who serve or have served at the direction of such person shall have the right to be indemnified by BB&T to the fullest extent permitted by law against: (a) all liability and expenses actually and reasonable incurred by him or her in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding seeking to hold him or her liable by reason of or arising out of his or her status or his or her activities in any of the foregoing capacities; and (b) liability incurred by him or her for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above. However, BB&T shall not indemnify or agree to indemnify any person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interest of the corporation.	The BKYF bylaws provide that to the extent permitted by the laws of the Commonwealth of Kentucky, BKYF shall indemnify each of its directors and officers against any threatened, pending or completed action, suit, or proceeding by reason of the fact that such director or officer is or was a director or officer of the BKYF, or is or was serving at the request of the BKYF, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by director or officer in connection with such action, suit or proceeding if such director or officer acted in good faith and in a manner he reasonably believed to be in the best interests of BKYF, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

DISSENTERS’ RIGHTS OF BKYF SHAREHOLDERS

Kentucky law provides certain rights to shareholders who dissent from certain corporate actions, including the proposed merger. The following is a summary of the material provisions of Kentucky law relating to the dissenters’ rights of shareholders and is qualified in its entirety by reference to the provisions of Sections 271B.13-010 through 271B.13-310 of the KBCA, which are attached in full as Annex D to this proxy statement. You are urged to read Annex D in its entirety. Under the provisions of the KBCA, if the merger agreement is approved at the special meeting and the proposed merger is consummated, any shareholder of BKYF who objects to proposed merger and who fully complies with Sections 271B.13-010 through 271B.13-310 of the KBCA will be entitled to demand and receive payment in cash of an amount equal to the fair value of the shareholder’s shares of BKYF common stock.

Only a shareholder of record may assert dissenters’ rights. A beneficial owner of shares held in a voting trust or by a nominee as the record shareholder (as in the case of shares held in a brokerage account) must direct the shareholder of record to assert dissenters’ rights on behalf of the beneficial owner unless the right to dissent is granted to the beneficial owner by a nominee certificate on file with a corporation.

A shareholder of record may assert dissenters’ rights as to fewer than all of the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one beneficial owner and notifies BKYF in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. A beneficial owner may assert dissenters’ rights only if the beneficial owner submits to BKYF the record shareholder’s written consent to the dissent not later than the time the beneficial owner asserts dissenters’ rights, and does so with respect to all shares of BKYF common stock of which he or she is the beneficial owner or over which he or she has power to direct the vote.

For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters’ rights, the fair value of a dissenting shareholder’s common stock will equal the value of the shares immediately before consummation of the proposed merger, excluding any appreciation or depreciation in anticipation of the merger, unless such exclusion would be inequitable.

Any shareholder desiring to receive payment of the fair value of such shareholder’s shares of BKYF common stock must deliver to BKYF, prior to the shareholder vote at the special meeting of shareholders, a written notice of intent to demand payment for his or her shares if the merger is approved and consummated, must not vote his or her shares in favor of the merger agreement, and must comply with the payment demand and other procedural requirements of the KBCA described below.

All written communications from shareholders with respect to the assertion of dissenters’ rights should be mailed to BKYF at: 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, Attention: Secretary. Voting against, abstaining from voting or failing to vote on the proposal to approve the merger agreement is not enough to satisfy the requirements to assert dissenters’ rights under the KBCA. You must also comply with all of the conditions relating to the separate written notice of intent to demand payment described above and the separate written demand for payment of the fair value of shares of BKYF common stock and the other procedural provisions described below.

Within 10 days after the approval of the merger agreement at the special meeting, BKYF will send a dissenters’ notice to all shareholders who have timely provided a notice of intent to demand payment in accordance with the procedures described above. The dissenters’ notice will state the dates and place for receipt of the payment demand and the deposit of BKYF stock certificates, inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, supply a form for demanding payment that includes the date of the first announcement to the news media or shareholders of the terms of the proposed merger and requires that the person asserting dissenters’ rights certify whether or not he or she acquired beneficial ownership of his or her shares before that date, set a date by which BKYF must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the dissenters’ notice is delivered, and be accompanied by a copy of the dissenters’ rights provisions of the KBCA.

In order to receive the payment contemplated by the dissenters’ rights provisions of the KBCA, shareholders who receive a dissenters’ notice must demand payment, certify whether the holder acquired beneficial ownership of shares before the date of the first announcement to the news media or to shareholders of the terms of the proposed merger, and deposit their stock certificates with BKYF according to the terms of the dissenters’ notice.

If the consummation of the proposed merger does not occur within 60 days after the date set for demanding payment and depositing share certificates, BKYF will be required to return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If the merger then later occurs, BKYF will be required to send a new dissenters’ notice, and the payment demand procedures outlined above must be repeated.

As soon as the merger occurs and BKYF receives a payment demand from a dissenting shareholder who has complied with the statutory requirements, BKYF will pay the dissenter the amount BKYF estimates to be the fair value of his or her shares, plus accrued interest. The BKYF payment will be accompanied by the balance sheet of BKYF as of the end of a fiscal year ended not more than 16 months before the date of payment; an income statement for that year; a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any; a statement of BKYF’s estimate of the fair value of the shares; an explanation of how the interest was calculated; and a statement of the dissenter’s right to demand payment of a different amount under Section 271B.13-280 of the KBCA.

After consummation of the merger, BKYF may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date of the first announcement to the news media or BKYF shareholders of the terms of the proposed merger. If BKYF makes such an election, we will estimate the fair value of the shares, plus accrued interest, and send an offer to each such dissenter that includes the estimate of the fair value, an explanation of how the interest was calculated and a statement of the dissenter’s right to demand payment of a different amount under Section 271B.13-280 of the KBCA. BKYF will pay the offer amount to each such dissenting shareholder who agrees to accept it in full satisfaction of his or her demand.

A dissenter may notify BKYF of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due and demand payment of the dissenter’s estimate, if:

(i)	the dissenter believes the amount BKYF paid or offered is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(ii)	BKYF fails to make payment within 60 days after the date set for demanding payment; or

(iii)	BKYF, having failed to consummate the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

A dissenter waives the right to demand payment unless he or she notifies BKYF of his or her demand in writing within 30 days after payment is made or offered for the dissenter’s shares. If the demand for payment of the different amount remains unsettled, then BKYF, within 60 days after receiving the payment demand of a different amount from the dissenting shareholder, must file an action in Kenton County, Kentucky circuit court, requesting that the fair value of the dissenting shareholder’s shares be determined. BKYF must make all dissenting shareholders whose demands remain unsettled parties to the proceeding, and all parties will be served with a copy of the petition. Each dissenter made a party to the proceeding will be entitled to judgment for any amount by which the court finds the fair value of that dissenter’s shares, plus interest, exceeds the amount BKYF paid, or for the fair value, plus accrued interest, of that dissenter’s shares acquired after the date of the first public announcement of the terms of the proposed merger for which BKYF elected to withhold payment. If BKYF does not begin the proceeding within the 60-day period, it will be required to pay the amount demanded by each dissenting shareholder whose demand remains unsettled.

Shareholders should note that dissenting shareholders will recognize gain or loss for federal income tax purposes on cash paid to them in satisfaction of the fair value of their shares, and should consult their tax advisors accordingly. See “Material United States Federal Income Tax Consequences” beginning on page 69 of this proxy statement/prospectus.

Failure by any shareholder to follow the complex steps required by the KBCA for properly asserting dissenters’ rights may result in the loss of those rights. If you are considering dissenting from the approval of the merger agreement and asserting your dissenters’ rights under the KBCA, you should consult your legal advisor.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the BB&T Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of BKYF as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and the effectiveness of BKYF’s internal control over financial reporting as of December 31, 2013 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in the BKYF Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated into this proxy statement/prospectus by reference. Such consolidated financial statements have been so incorporated in reliance on the report of Crowe Horwath LLP, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

Wachtell, Lipton, Rosen and Katz and Squire Patton Boggs (US) LLP will deliver prior to the effective time of the merger their opinions to BB&T and BKYF, respectively, as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material United States Federal Income Tax Consequences” beginning on page 69 of this proxy statement/prospectus. The validity of the BB&T common stock to be issued in connection with the merger will be passed upon for BB&T by Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T. As of August 1, 2014, Mr. Johnson beneficially owned shares of BB&T common stock and options to acquire shares of BB&T common stock representing less than 1% of the total outstanding shares of BB&T common stock.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokerage firms or other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/prospectus may have been sent to multiple BKYF shareholders sharing the same address. BKYF will promptly deliver a separate copy of this proxy statement/prospectus to you if you direct your request to Martin Gerrety at (859) 372-5169. If you want to receive separate copies of a BKYF proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact BKYF at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

BKYF and BB&T file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents BKYF and BB&T file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of BKYF and BB&T also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents BKYF files with the SEC by going to BKYF’s website at https://www.bankofky.com/ under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Martin Gerrety at (859) 372-5169. You may obtain free copies of the documents BB&T files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to BB&T’s website at http://www.bbt.com/ under the heading “About BB&T” and then under the heading “Investor Relations” or by contacting BB&T’s Shareholder Services Department at (336) 733-3065. The Internet website addresses of BKYF and BB&T are provided as inactive textual references only. The information provided on the Internet websites of BKYF and BB&T, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows BKYF and BB&T to “incorporate by reference” into this proxy statement/prospectus documents BKYF and BB&T file with the SEC including certain information required to be included in the registration statement on Form S-4 filed by BB&T to register the shares of BB&T common stock that will be issued in the merger, of which this proxy statement/prospectus forms a part. This means that BKYF and BB&T can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that BKYF and BB&T file with the SEC will update and supersede that information. BKYF and BB&T incorporate by reference the documents listed below and any documents subsequently filed by them pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the special meeting.

BKYF:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including the portions of the Definitive Proxy Statement for BKYF’s 2014 Annual Meeting incorporated by reference therein);

•	Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014; and

•	Current Reports on Form 8-K filed with the SEC on March 25, 2014, April 30, 2014, June 23, 2014, September 8, 2014, September 11, 2014, September 22, 2014 and October 31, 2014.

BB&T:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including the portions of the Definitive Proxy Statement for BB&T’s 2014 Annual Meeting incorporated by reference therein);

•	Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	Current Reports on Form 8-K filed with the SEC on February 4, 2014, February 26, 2014, February 28, 2014, May 2, 2014, August 5, 2014, November 12, 2014, November 17, 2014 and November 21, 2014; and

•	Description of BB&T common stock, par value $5.00 per share, contained in Registration Statement on Form 8-A filed with the SEC on September 4, 1991.

Notwithstanding the foregoing, information furnished by BKYF or BB&T on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION

CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF BKYF COMMON STOCK AT THE SPECIAL MEETING. BB&T HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [                    ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

Dated as of September 5, 2014

between

BB&T Corporation

and

The Bank of Kentucky Financial Corporation

-i-

(continued)

-ii-

(continued)

Page
8.3	Amendments	A-43
8.4	Waivers	A-43
8.5	Binding Effect; Assignment	A-43
8.6	Governing Law; Jurisdiction	A-43
8.7	Waiver of Jury Trial	A-43
8.8	Cumulative Remedies; Specific Performance	A-43
8.9	Expenses	A-44
8.10	Prevailing Party	A-44
8.11	Counterparts	A-44
8.12	Nonsurvival	A-44

-iii-

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of September 5, 2014 (“Agreement”), is entered into by and among BB&T Corporation, a North Carolina corporation (“Parent”), and The Bank of Kentucky Financial Corporation, a Kentucky corporation (“BKYF”).

WITNESSETH:

WHEREAS, the Boards of Directors of BKYF and Parent have determined that it is in the best interests of their respective corporations and shareholders to consummate the business combination transaction provided for herein in which BKYF will, subject to the terms and conditions set forth herein, merge with and into Parent, with Parent being the surviving entity (the “Merger”);

WHEREAS, it is contemplated that the business combination contemplated herein shall be immediately followed by a merger of BKYF’s banking subsidiary, The Bank of Kentucky, Inc. (“BOK”), with and into Parent’s banking subsidiary, Branch Banking and Trust Company (“Subsidiary Bank”), with Subsidiary Bank being the surviving entity (the “Bank Merger”), as provided for in an agreement to be specified by Parent in consultation with BKYF, which agreement shall be in form and substance customary for mergers similar to the Bank Merger (the “Bank Merger Agreement”);

WHEREAS, the Board of Directors of each of BKYF and Parent has (i) adopted this Agreement and approved the transactions contemplated by this Agreement, including the Merger, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

WHEREAS, the Board of Directors of BKYF has resolved and agreed, upon the terms and subject to the conditions set forth herein, to recommend that BKYF’s shareholders (the “BKYF Shareholders”) approve this Agreement;

WHEREAS, as an inducement for Parent to enter into this Agreement, certain BKYF Shareholders have simultaneously herewith entered into a Voting and Support Agreement substantially in the form attached hereto as Exhibit A (each, a “Voting and Support Agreement” and collectively, the “Voting and Support Agreements”) in connection with the Merger;

WHEREAS, Parent and BKYF intend for U.S. federal income tax purposes that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement shall constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the Treasury Regulations.

NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements, and subject to the conditions contained herein, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. As used herein, the following terms shall have the following meanings:

(a) “401(k) Plan” shall mean The Bank of Kentucky, Inc. 401(k) Profit Sharing Plan, Plan # 001.

(b) “Acquisition Proposal” shall mean any proposal or offer for, whether in one transaction or a series of related transactions, a (i) merger, consolidation, share exchange, tender offer, business combination or similar transaction involving BKYF or BOK, (ii) sale or other disposition, directly or indirectly, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of BKYF or its Subsidiaries representing 10% or more of the consolidated assets of BKYF and its Subsidiaries, (iii) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to BKYF or BOK or (iv) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include any of the transactions contemplated by this Agreement or the Bank Merger Agreement.

(c) “Affiliate” shall mean, with respect to any Person, any other Person that, alone or together with any other Person, directly or indirectly controls, is controlled by or is under common control with, such Person. For the purpose of this definition, (i) “control” (including the terms “controlling,” “controlled by” and “under common control with”), shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract, agency or otherwise; and (ii) when used in the context of BKYF, “Affiliate” shall also mean any Subsidiary, or any entity which together with BKYF or any Subsidiary would be deemed a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. In addition, references to “controlled Affiliate” shall mean, with respect to any Person, any Affiliate of such Person which is controlled by such Person (without regard to any other Affiliates except its Subsidiaries) as determined in accordance with the preceding sentence.

(d) “Affiliated Group” shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of any Applicable Law.

(e) “Applicable Law” or “Law” shall mean and include: (i) any statute, decree, constitution, rule, regulation, ordinance, code, requirement, order, judgment, decree, directive or other binding action of or by any Governmental Authority as to which a party is subject; (ii) any treaty, pact, compact or other agreement to which any Governmental Authority is a signatory or party as to which a party is subject; (iii) any judicial or administrative interpretation of the application of any Applicable Law described in (i) or (ii) above; and (iv) any amendment or revision of any Applicable Law described in (i), (ii) or (iii) above.

(f) “Balance Sheet Date” shall mean December 31, 2013.

(g) “BKYF Employee Benefit Plan” shall mean any plan, agreement or arrangement (including without limitation any “employee benefit plan” as defined in Section 3(3) of ERISA) and any trust or other funding medium relating thereto with respect to which BKYF has or may have any liability or whereby BKYF and any of its Affiliates provides or is obligated to provide any benefit, to any current or former officer, director, employee or individual independent contractor of BKYF or its Affiliates, including, without limitation, any profit sharing, “golden parachute,” deferred compensation, incentive compensation, stock option, stock purchase, Section 125 of the Code cafeteria plan or flexible benefit arrangement, rabbi trust, severance, retention, supplemental income, change in control, fringe benefit, perquisite, pension, retirement, health or insurance plans, agreements, or arrangements.

(h) “BKYF Material Contract” shall mean any of the following Contracts:

(i) any “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC;

(ii) any lease of real property;

(iii) any Contract for the purchase, sale, license or lease of tangible or intangible property or services (including materials, supplies, goods, services, equipment or other assets) (other than those specified elsewhere in this definition) that provides for aggregate payments or obligations of $1 million or more;

(iv) any employment agreement, severance agreement, retention agreement, change of control agreement, consulting agreement or similar Contract that is with any director or executive officer of BKYF or its Subsidiaries;

(v) any partnership, joint venture or other similar Contract;

(vi) any Contract relating to the acquisition or disposition of any business or operations or, other than in the ordinary course of business, any assets or liabilities (whether by merger, sale of stock, sale of assets, outsourcing or otherwise);

(vii) any indenture, mortgage, promissory note, loan agreement, guarantee, sale and leaseback agreement, capitalized lease or other agreement or commitment by BKYF or its Subsidiaries for the borrowing of money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

(viii) any Contract that would be terminable other than by the Company or any of its Subsidiaries or any Contract under which a material payment obligation would arise or be accelerated, in each case as a result of the announcement or consummation of this Agreement or the transactions contemplated hereby (either alone or upon the occurrence of any additional acts or events);

(ix) any Contract that creates future payments or obligations in excess of $1 million in the aggregate and which by its terms does not terminate or is not terminable without penalty or payment upon notice of 90 days or less, but not including any loan agreement or similar agreement pursuant to which BOK is a lender;

(x) any naming rights, license, franchise or similar Contract;

(xi) any exclusive dealing or third-party referral agreement imposed on BKYF or its Subsidiaries or any Contract that contains express noncompetition or nonsolicitation covenants that limit or purport to limit the freedom of BKYF or its Subsidiaries to compete in any permissible line of business or with any Person or in any area, or to solicit the business of any Person or category of Persons;

(xii) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any assets, rights or property of BKYF or its Subsidiaries; and

(xiii) any Contract constituting a BKYF Regulatory Agreement.

(i) “BKYF Restricted Stock” shall mean shares of BKYF Common Stock issued pursuant to, and subject to, restrictions set forth in the Restricted Stock Unit Program for Directors and General Counsel under the Bank of Kentucky Financial Corporation 2012 Stock Incentive Plan.

(j) “BKYF Restricted Stock Unit Award” shall mean any restricted stock unit award granted under any BKYF Stock Option Plan (including, for the avoidance of doubt, any such restricted stock unit award that is subject to performance-based vesting criteria) that is outstanding as of immediately prior to the Closing.

(k) “BKYF Stock Options” shall mean all options to acquire BKYF Common Stock issued and outstanding immediately prior to the Closing under the BKYF Stock Option Plans.

(l) “BKYF Stock Option Plans” shall mean The Bank of Kentucky Financial Corporation 1997 Stock Option and Incentive Plan, The Bank of Kentucky Financial Corporation 2007 Stock Option and Incentive Plan, and The Bank of Kentucky Financial Corporation 2012 Stock Incentive Plan.

(m) “BKYF’s Knowledge” shall mean the actual knowledge of each of the individuals set forth on Section 1.1 of the BKYF Disclosure Schedule.

(n) “Business Day” shall mean any day other than Saturday, Sunday, a day which is a legal holiday in Kentucky or North Carolina, or a day on which commercial banks in Kentucky or North Carolina are authorized or required by Applicable Law to close.

(o) “Charter Documents” shall mean with respect to any entity, the certificate of formation, certificate of incorporation, articles of organization, articles of incorporation, bylaws, regulations, operating agreement, limited liability company agreement or other organizational document of such entity and any amendments thereto.

(p) “COBRA” shall mean Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA, and any similar state law.

(q) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(r) “Confidentiality Agreement” shall mean the letter agreement, dated as of June 20, 2014, between Parent and Keefe, Bruyette & Woods, Inc. on behalf of BKYF.

(s) “Contract” shall mean any agreement, contract, arrangement or understanding, whether oral or written, that is legally binding on BKYF or Parent, as the case may be, or any of its Subsidiaries.

(t) “Environmental Law” shall mean all laws, rules and regulations of any Governmental Authority relating to pollution or the protection of the environment, including, without limitation, laws relating to releases, discharges or disposal of hazardous, toxic or radioactive substances, oils, pollutants or contaminants into the environment or otherwise relating to the distribution, use, treatment, storage, transport or handling of such substances, oils, pollutants or contaminants.

(u) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(v) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Ratio” shall mean 1.0126; provided that the Exchange Ratio shall be subject to the adjustment pursuant to Section 2.10 by Parent.

(x) “FDIC” shall mean the Federal Deposit Insurance Corporation.

(y) “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

(z) “GAAP” shall mean generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

(aa) “Governmental Authority” shall mean any governmental, regulatory or administrative body, agency, commission, board, or authority, including any Regulatory Agency, or any court or judicial authority, to which a party is subject, whether international, national, federal, state or local.

(bb) “Hazardous Substance” shall mean (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls in concentrations regulated by Environmental Law.

(cc) “Interim Balance Sheet Date” shall mean June 30, 2014.

(dd) “IRS” shall mean the Internal Revenue Service.

(ee) “KBCA” shall mean the Kentucky Business Corporation Act, Chapter 271B of the Kentucky Revised Statutes.

(ff) “KOFI” shall mean the Kentucky Office of Financial Institutions.

(gg) “Lien” shall mean any mortgage, lien, pledge, charge, encumbrance, security interest, easement, encroachment or other similar encumbrance or claim.

(hh) “Losses” shall mean losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees and costs of investigation); provided, that the term “Losses” shall not include any special, punitive or exemplary damages, unless and to the extent such damages are actually paid or required to be paid to a third party.

(ii) “Material Adverse Change” or “Material Adverse Effect” shall mean, with respect to Parent and its Subsidiaries, on the one hand, or BKYF and its Subsidiaries on the other, any event, change, effect or development that (i) has a material and adverse effect on the condition (financial or otherwise), results of operations or business of BKYF and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or (ii) materially impairs the ability of BKYF, on the one hand, or Parent, on the other, as the case may be, to perform its obligations under this Agreement or otherwise materially impede or delay the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement or constitutes, with respect to BKYF or any of its Subsidiaries, a Specified Regulatory Action; provided, however, that in the case of clause (i) only, a “Material Adverse Change” or “Material Adverse Effect” shall not be deemed to include events, changes, effects or developments resulting from or arising out of (A) changes after the date of this Agreement in GAAP or regulatory accounting requirements or principles (so long as BKYF and its Subsidiaries, on the one hand, or Parent and its Subsidiaries, on the other, as the case may be, are not materially disproportionately affected thereby), (B) changes after the date of this Agreement in laws, rules or regulations of general applicability to banking organizations (so long as BKYF and its Subsidiaries, on the one hand, or Parent and its Subsidiaries, on the other, as the case may be, are not materially disproportionately affected thereby), (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in U.S. or foreign securities markets (so long as BKYF and its Subsidiaries, on the one hand, or Parent and its Subsidiaries, on the other, as the case may be, are not materially disproportionately affected thereby), (D) the impact of the public disclosure, pendency or performance of this Agreement or the Bank Merger Agreement or the transactions contemplated hereby or thereby including the impact of the transactions contemplated by this Agreement or the Bank Merger Agreement on relationships with customers and employees, (E) any natural disaster, outbreak or escalation of hostilities, declared or undeclared acts or war or terrorism, or any escalation or worsening thereof, whether or not occurring or commenced before or after the date of this Agreement, and (F) with respect to BKYF and its Subsidiaries, actions taken or omitted to be taken with the prior written consent of Parent or required by this Agreement or the Bank Merger Agreement, or with respect to Parent and its Subsidiaries, actions taken or omitted to be taken with the prior written consent of BKYF or required by this Agreement or the Bank Merger Agreement, as the case may be.

(jj) “Nasdaq” shall mean The Nasdaq Stock Market LLC.

(kk) “NCBCA” shall mean the North Carolina Business Corporation Act, Chapter 55 of the North Carolina General Statutes.

(ll) “NCCOB” shall mean the North Carolina Office of the Commissioner of Banks.

(mm) “Order” shall mean any writ, judgment, injunction, determination, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority applicable to Parent, BKYF or an Affiliate thereof, as the case may be.

(nn) “Parent Common Stock” means the Common Stock, $5 par value per share, of Parent.

(oo) “Parent Employee Benefit Plan” shall mean any plan, agreement or arrangement (including without limitation any “employee benefit plan” as defined in Section 3(3) of ERISA) and any trust or other funding medium relating thereto with respect to which Parent has or may have any liability or whereby Parent and any of its Affiliates provides or is obligated to provide any benefit, to any current or former officer, director, employee or individual independent contractor of Parent or its Affiliates, including, without limitation, any profit sharing, “golden parachute,” deferred compensation, incentive compensation, stock option, stock purchase, Code Section 125 cafeteria plan or flexible benefit arrangement, rabbi trust, severance, retention, supplemental income, change in control, fringe benefit, perquisite, pension, retirement, health or insurance plans, agreements, or arrangements.

(pp) “Parent Share Average Closing Price” shall mean the average closing price of Parent Common Stock as reported on the Stock Exchange over the twenty (20) consecutive trading day period ending on the third business day prior to the Effective Time, rounded to the nearest whole cent.

(qq) “Parent’s Knowledge” shall mean the actual knowledge of each of the individuals set forth on Section 1.1 of the Parent Disclosure Schedule.

(rr) “Permit” shall mean any permit, license, registration, authorization, certificate or approval of or from any Governmental Authority or any Order.

(ss) “Permitted Lien” shall mean (i) Liens for current taxes and assessments not yet past due, (ii) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens and similar Liens arising in the ordinary course of business, and (iii) other Liens and imperfections of title that do not materially detract from the current value of the property subject thereto or materially interfere with the current use by BKYF or Parent, as the case may be, of the property subject thereto.

(tt) “Person” shall mean any natural person, bank, corporation, association, partnership, limited liability company, organization, business, firm, trust, joint venture, unincorporated organization or any other entity or organization, including a Governmental Authority.

(uu) “Previously Disclosed” means information set forth in the BKYF Disclosure Schedule or Parent Disclosure Schedule, respectively, and information provided by BKYF and/or BOK, on the one hand, or Parent and/or Subsidiary Bank, on the other hand, to the other party hereto, in each case prior to the date hereof (by hard copy, electronic data room or otherwise).

(vv) “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

(ww) “Proxy Statement/Prospectus” shall mean the prospectus in connection with the issuance of shares of Parent Common Stock to the BKYF Shareholders pursuant to the Merger, and the proxy statement of BKYF, relating to the BKYF Shareholders’ approval of this Agreement and the Merger, including any amendments or supplements thereto.

(xx) “Registration Statement” shall mean the registration statement on Form S-4 to register the Parent Common Stock to be issued pursuant to Section 2.7, including any amendments or supplements thereto.

(yy) “Regulatory Approval” shall mean the following approvals of, or actions taken with respect to, any Regulatory Agency or Governmental Authority that is required to consummate the transactions contemplated hereby or by the Bank Merger Agreement: (i) the filing of applications, filings and notices, as applicable, with the Nasdaq by BKYF and with the Stock Exchange by Parent, (ii) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the FDIC, the NCCOB and the KOFI in connection with the Bank Merger, and approval of such applications, filings and notices, (iv) the filing of any required applications, filings or notices with KOFI by BKYF and BOK, if any and approval of such required applications, filings and notices, (v) the filing with the SEC of the Proxy Statement by BKYF and of the Registration Statement by Parent and the declaration of effectiveness of the Registration Statement by the SEC, (vi) the filing of the Certificates of Merger with the Kentucky Secretary pursuant to the KBCA and the North Carolina Secretary pursuant to NCBCA and the filing of the applicable certificate or certificates of merger for the Bank Merger, and (vii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on the Stock Exchange.

(zz) “Related Party” shall mean: (a) any Person that serves as a director or executive officer of BKYF or Parent, as the case may be, or any of its Subsidiaries as of the date of this Agreement, (b) any Person controlled by a Person described in (a) above (other than BKYF or Parent, as the case may be, or its Subsidiaries), (c) any trust of which a Person described in (a) above is grantor, and (d) any member of the Immediate Family of any Person described in (a) above. For purposes of this definition, the “Immediate Family” of an individual means (x) the individual’s spouse, and (y) the individual’s parents, brothers, sisters and children; and “control” of a specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities, by contract, agency or otherwise.

(aaa) “Representatives” shall mean, with respect to any Person, such Person’s directors, managers, officers, employees, agents, consultants, advisors or other representatives, including, without limitation, legal counsel, accountants and financial advisors.

(bbb) “SEC” shall mean the United States Securities and Exchange Commission or any successor thereof.

(ccc) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ddd) “Specified Regulatory Action” means, with respect to BKYF and any of its Subsidiaries, except for matters Previously Disclosed, the imposition by any BKYF Regulatory Agency or other Governmental Authority of a BKYF Regulatory Agreement.

(eee) “Stock Exchange” means the New York Stock Exchange.

(fff) “Subsidiary” and “Significant Subsidiary” shall have the meanings ascribed to them in Rule 1-02 of SEC Regulation S-X.

(ggg) “Superior Proposal” shall mean an unsolicited, bona fide written Acquisition Proposal made by a third person (or group of persons acting in concert within the meaning of Rule 13d-5 under the Exchange Act) which BKYF’s Board of Directors determines in its good faith judgment to be more favorable, from a financial point of view to BKYF’s Shareholders than the Merger and to be reasonably capable of being consummated on the terms proposed, after (i) consultation with its financial advisors and outside counsel and (ii) taking into account all relevant factors (including the likelihood of consummation of such transaction, and the anticipated timing of such consummation relative to the anticipated timing of the Merger, on the terms set forth therein; any proposed changes to this Agreement that may be proposed by Parent in response to such Acquisition Proposal; and all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and the Person or Persons making such proposal; provided, that for purposes of the definition of “Superior Proposal,” the reference to “10%” in the definitions of Acquisition Proposal shall be deemed to be references to “100%”.

(hhh) “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

(iii) “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto and including any amendment thereof.

(jjj) “Total Merger Consideration” shall mean an amount equal to $360,821,914, which equals $47.00 multiplied by the total number of shares of BKYF Common Stock issued and outstanding as of September 5, 2014.

(kkk) “Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(lll) “WARN ACT” shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

(mmm) “Well-Capitalized” shall mean “well-capitalized” as that term is defined in 12 C.F.R. 325.103.

1.2 Other Defined Terms. The following capitalized terms have the meanings in the Sections indicated below:

Defined Term	Section Reference
Acquisition Agreement	5.9(a)

Adverse BKYF Recommendation Change	2.14(b)

Agreement	First Paragraph

Appraisal Shares	2.12

Bank Merger	Recitals

Defined Term	Section Reference
Bank Merger Agreement	Recitals

BHCA	3.1(a)

BOK	Recitals

BKYF	First Paragraph

BKYF Common Stock	2.7(a)

BKYF Disclosure Schedule	Article III

BKYF’s Financial Statements	3.9(a)

BKYF Recommendation	2.14(a)

BKYF Regulatory Agencies	3.5

BKYF Regulatory Agreement	3.5

BKYF SEC Filings	3.8

BKYF Shareholder Approval	6.1(b)

BKYF Shareholders	Recitals

BKYF Shareholders’ Meeting	2.14(a)

Book Entry Shares	2.9(b)

Certificates	2.9(b)

Certificates of Merger	2.3

Closing	2.2

Closing Date	2.2

Closing Date Plan Year	5.8(c)

Continuing Employee	5.8(a)

CRA	3.18

Discontinued Employee	5.8(b)

DOL	3.24(a)

Effective Time	2.3

Exchange Agent	2.9(a)

Exchange Agent Agreement	2.9(a)

Exchange Fund	2.9(a)

Excluded Shares	2.7(c)

Indemnitees	5.10(a)

Intellectual Property	3.21

Kentucky Articles of Merger	2.3

Kentucky Secretary	2.3

Loans	3.17(a)

Materially Burdensome Regulatory Condition	5.3(a)

Defined Term	Section Reference
Merger	Recitals

Merger Consideration	2.7(a)

North Carolina Certificate of Merger	2.3

North Carolina Secretary	2.3

Notice of BKYF Recommendation Change	2.14(b)(iii)

Parent	First Paragraph

Parent Capitalization Date	4.6(a)

Parent Disclosure Schedule	Article IV

Parent’s Financial Statements	4.9(a)

Parent Regulatory Agencies	4.5

Parent SEC Filings	4.8

Per Share Cash Consideration	2.7(a)

Per Share Equity Award Consideration	2.15

Premium Cap	5.10(b)

Regulatory Agencies	4.5

Sarbanes-Oxley Act	3.9(c)

Subsidiary Bank	Recitals

Surviving Corporation	2.1(a)

Termination Fee	7.2(b)

Trust Preferred Securities	5.18

Voting and Support Agreement(s)	Recitals

1.3 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the meanings specified herein when used in any certificates or other documents made or delivered pursuant hereto or thereto, unless expressly stated otherwise therein or the context otherwise requires.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

(d) Any document shall include that document as amended, notated, supplemented or otherwise modified from time to time and includes all exhibits, appendices, schedules, attachments and supplements thereto.

(e) The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” whether or not such words appear.

ARTICLE II

THE MERGER

2.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, BKYF shall merge with and into Parent. Parent shall be the surviving entity in the Merger (hereinafter referred to for the period at and after the Effective Time as the “Surviving Corporation”). The Surviving Corporation shall continue to exist as a North Carolina corporation under the name “BB&T Corporation”. Upon consummation of the Merger, the separate legal existence of BKYF shall terminate.

(b) Parent may at any time change the method of effecting the combination (including by providing for the merger of BKYF with a wholly-owned Subsidiary of Parent) if and to the extent requested by Parent, and BKYF agrees to enter into such amendments to this Agreement as Parent may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration or the Total Merger Consideration provided for in this Agreement or (ii) adversely affect the Tax treatment of the Merger with respect to BKYF’s shareholders.

2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York time, at the offices of Squire Patton Boggs (US) LLP, 221 East Fourth Street, Suite 2900, Cincinnati, Ohio, on a date to be specified by the parties, which date shall be no later than five (5) Business Days after satisfaction or waiver of the conditions set forth in ARTICLE VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, place or date, or any or all, are agreed to in writing by the parties hereto. The date on which the Closing occurs is herein referred to as the “Closing Date”.

2.3 Effective Time. Subject to the terms and conditions of this Agreement, on the Closing Date, Surviving Corporation shall file articles of merger complying with the requirements of the KBCA (the “Kentucky Articles of Merger”) with the Secretary of State of the Commonwealth of Kentucky (the “Kentucky Secretary”) and a certificate of merger complying with the requirements of the NCBCA (the “North Carolina Certificate of Merger,” and together with the Kentucky Articles of Merger, the “Certificates of Merger”) with the North Carolina Secretary of State (the “North Carolina Secretary”). The term “Effective Time” shall mean the date and time upon which the Merger shall be effective. The Effective Time shall be the later of the date and time upon which (i) the Kentucky Articles of Merger are filed with the Kentucky Secretary or (ii) the North Carolina Certificate of Merger is filed with the North Carolina Secretary, or such later date and time as may be specified in accordance with the KBCA and the NCBCA.

2.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the NCBCA and the KBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of BKYF shall vest in Surviving Corporation, and all debts, duties and liabilities of BKYF shall become the debts, liabilities and duties of Surviving Corporation.

2.5 Charter Documents of Surviving Corporation. The Charter Documents of Parent, as in effect immediately prior to the Effective Time, shall become and remain the Charter Documents of Surviving Corporation until amended in accordance with the respective terms thereof and applicable laws.

2.6 Directors and Officers of the Surviving Corporation. As of the Effective Time:

(a) The directors of Surviving Corporation shall be the directors of Parent immediately prior to the Effective Time, each of whom shall serve as the directors of Surviving Corporation until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office.

(b) The officers of Surviving Corporation shall be the officers of Parent immediately prior to the Effective Time, each of whom shall serve until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the Charter Documents of Surviving Corporation.

2.7 Conversion of Securities.

(a) Merger Consideration. At the Effective Time, subject to the other provisions of this Agreement, each share of the common stock of BKYF, without par value (the “BKYF Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares, any shares of BKYF Restricted Stock and any Appraisal Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive (subject to ARTICLE VII), without interest, (i) that number of shares of Parent Common Stock that equals the Exchange Ratio and (ii) $9.40 in cash (the “Per Share Cash Consideration”). For purposes of this Agreement, the “Merger Consideration” means the right to receive the consideration described in clauses (i) and (ii) of the preceding sentence pursuant to the Merger with respect to each issued and outstanding share of BKYF Common Stock (together with any cash in lieu of fractional shares as specified in Section 2.9(d).

(b) Cancellation of Shares. Shares of BKYF Common Stock, when converted in accordance with Section 2.7(a), shall cease to be outstanding and shall automatically be canceled and cease to exist, and each holder of a Certificate or Book Entry Share shall cease to have any rights with respect thereto, except the right to receive in respect of each share of BKYF Common Stock previously represented thereby (i) the consideration set forth in Section 2.7(a), (ii) any dividends or other distributions in accordance with Section 2.9(c), and (iii) any cash to be paid in lieu of any fractional shares of Parent Common Stock in accordance with Section 2.9(d), in each case without interest, and in each case to be issued or paid in consideration therefor upon the surrender of such Certificate or Book Entry Share in accordance with Section 2.9.

(c) Treasury Stock; Excluded Shares. All shares of BKYF Common Stock held by BKYF as treasury shares, or by Parent or by any wholly-owned Subsidiary of Parent or BKYF, immediately prior to the Effective Time (other than (i) shares held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and (ii) shares held, directly or indirectly, by Parent, BKYF or any wholly-owned Subsidiary of Parent or BKYF in respect of a debt previously contracted) shall automatically be canceled and cease to exist as of the Effective Time and no consideration shall be delivered or deliverable therefor (all such shares, the “Excluded Shares”).

(d) No Effect on Parent Common Stock. Each share of Parent Common Stock outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the consummation of the Merger.

2.8 Bank Merger. Immediately after the Effective Time, the Bank Merger shall be consummated in accordance with the provisions of applicable federal and state banking Law. The Bank Merger shall have the effects as set forth under applicable federal and state banking Law, and the Boards of Directors of the parties shall approve, and shall cause the Boards of Directors of BOK and Subsidiary Bank, respectively, to approve the Bank Merger Agreement and cause the Bank Merger Agreement to be executed and delivered promptly following the date of execution of this Agreement.

2.9 Exchange of BKYF Common Stock.

(a) Exchange Agent. At or prior to the Closing Parent shall deposit, or shall cause to be deposited, with an exchange agent agreed upon by Parent and BKYF (the “Exchange Agent”), for the benefit of the holders of shares of BKYF Common Stock, for exchange in accordance with this ARTICLE II, through the Exchange Agent, sufficient cash and Parent Common Stock to make all deliveries of cash and Parent Common Stock as required by this ARTICLE II, including the Merger Consideration, pursuant to an exchange agent agreement between Parent and the Exchange Agent (the “Exchange Agent Agreement”) in a form reasonably acceptable to the parties hereto. Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.9(c) and to make payments in lieu of fractional shares pursuant to Section 2.9(d). Any cash and Parent Common Stock deposited with the Exchange Agent (including as payment for any dividends or other distributions in accordance with Section 2.9(c) and fractional shares in accordance with Section 2.9(d)) shall hereinafter be referred to as the “Exchange Fund”. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for shares of BKYF Common Stock pursuant to this Agreement out of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of shares of BKYF Common Stock. Any interest and other income resulting from such investments shall be paid to Parent. Except as contemplated by this Agreement and the Exchange Agent Agreement, the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. As promptly as practicable after the Effective Time, BKYF shall instruct the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding Certificate or Book Entry Share that immediately prior to the Effective Time represented shares of BKYF Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the shares of BKYF Common Stock shall pass, only upon proper delivery of the corresponding certificates (the “Certificates”) representing such shares to the Exchange Agent or receipt by the Exchange Agent of an “agent’s message” with respect to non-certificated shares represented by book entry (“Book Entry Shares”), and shall be in customary form as directed by Parent and reasonably acceptable to BKYF), and (ii) instructions for use in effecting the surrender of the Certificates or Book Entry Shares in exchange for the Merger Consideration payable in respect of the shares of BKYF Common Stock represented thereby. Promptly after the Effective Time, upon surrender of Certificates or Book Entry Shares for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holders of such Certificates or Book Entry Shares shall be entitled to receive in exchange therefor, upon completion of the calculations required by Section 2.7, (A) shares of Parent Common Stock representing, in the aggregate, the whole number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 2.7 and (B) a check or wire of immediately available funds in an amount equal to the aggregate of (1) any dividends and other distributions pursuant to Section 2.9(c) plus (2) any cash payable in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.9(d). No interest shall be paid or accrued on any Merger Consideration. In the event of a transfer of ownership of shares of BKYF Common Stock which is not registered in the transfer records of BKYF, the Merger Consideration payable in respect of such shares of BKYF Common Stock may be paid to a transferee if the Certificate representing such shares of BKYF Common Stock is presented to the

Exchange Agent, accompanied by all documents required to evidence and effect such transfer and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.

(c) Distributions with Respect to Unexchanged BKYF Common Stock. No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book Entry Share with respect to the Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate or Book Entry Share and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder until such holder shall surrender such Certificate or Book Entry Share in accordance with this Section 2.9. Subject to applicable Law, following surrender of any such Certificate or Book Entry Share, there shall be paid to such holder of Parent Common Stock issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.9(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such holder’s whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such holder’s whole shares of Parent Common Stock.

(d) Fractional Shares. No certificates or scrip or Parent Common Stock representing fractional shares of Parent Common Stock or book entry credit of the same shall be issued upon the surrender for exchange of Certificates or Book Entry Shares, no dividend or other distribution, stock split or interest shall relate to any such fractional share and such fractional share shall not entitle the owner thereof to vote or to have any rights as a holder of any Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of BKYF Common Stock exchanged in the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates and Book Entry Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, rounded to the nearest whole cent, equal to the product of (i) the Parent Share Average Closing Price and (ii) the fraction of a share of Parent Common Stock that such holder would otherwise be entitled to receive pursuant to Section 2.7 hereof.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of BKYF Common Stock after one hundred eighty (180) days following the Effective Time shall be delivered to Parent upon demand and, from and after such delivery to Parent, any former holders of BKYF Common Stock (other than Appraisal Shares) who have not theretofore complied with this ARTICLE II shall thereafter look only to Parent for the Merger Consideration payable in respect of such shares of BKYF Common Stock. Any amounts remaining unclaimed by holders of shares of BKYF Common Stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by Applicable Law, thereupon become the property of Parent free and clear of any Liens, claims or interest of any Person previously entitled thereto.

(f) No Liability. Neither Parent nor any of Parent’s Subsidiaries shall be liable to any holder of shares of BKYF Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official or Governmental Authority in the reasonable belief that such delivery was required pursuant to any abandoned property, escheat or similar law.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed in form and substance acceptable to Parent and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the shares of BKYF Common Stock represented by such Certificate.

(h) Withholding. Each of Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of BKYF Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local, or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of BKYF Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent, as the case may be.

(i) Book Entry. All shares of Parent Common Stock to be issued in the Merger shall be issued in book entry form, without physical certificates.

2.10 Certain Adjustments. If, after the date of this Agreement and at or prior to the Effective Time, the outstanding shares of Parent Common Stock or BKYF Common Stock are changed into a different number of shares or type of securities by reason of any reclassification, recapitalization, split-up, stock split, subdivision, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon or rights issued in respect thereof with a record date within such period, or any similar event occurs, the Exchange Ratio will be adjusted accordingly to provide to the holders thereof the same economic effect as contemplated by this Agreement prior to such adjustment event.

2.11 Transfer Books; No Further Ownership Rights in BKYF Common Stock. At the Closing Date, the stock transfer books of BKYF shall be closed and thereafter there shall be no further registration of transfers of shares of BKYF Common Stock on the records of BKYF, except for the cancellation of such shares in connection with the Merger. From and after the Effective Time, the holders of Certificates or Book Entry Shares that evidenced ownership of shares of BKYF Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, bona fide Certificates or Book Entry Shares are presented to Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

2.12 Appraisal Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of BKYF Common Stock that are outstanding immediately prior to the Effective Time and with respect to which the shareholders thereof have given notice of their intention to assert the right to dissent in accordance with Section 271B.13-210 of the KBCA and which shareholders have not voted in favor of the Merger and otherwise complied with the provisions of Subtitle 13 of the KBCA to become a “Dissenter” as defined therein (collectively, the “Appraisal Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with Subtitle 13 of the KBCA, except that all Appraisal Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting shareholders under the KBCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration pursuant to Section 2.7. BKYF shall give Parent (i) prompt notice of any written demands for payment of fair value of any shares of BKYF Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the KBCL and received by BKYF relating to shareholders’ dissenters’ rights and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the KBCL consistent with the obligations of BKYF thereunder. BKYF shall not, except with the prior written consent of Parent, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment of fair value or (z) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair value rights in accordance with the KBCL.

2.13 Proxy and Registration Statement. Parent and BKYF shall prepare the Registration Statement on Form S-4 or other applicable form, which Parent shall file with the SEC as promptly as reasonably practicable, but in no event more than fifteen (15) Business Days, following the date of this Agreement and will include the Proxy Statement/Prospectus. Each of Parent and BKYF shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Merger, the Bank Merger and the other transactions contemplated hereby and by the Bank Merger Agreement. Each of BKYF and Parent will cause the Proxy Statement/Prospectus to be filed with the SEC and mailed to BKYF Shareholders as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance and reservation of Parent Common Stock in the Merger, and BKYF shall furnish all information concerning BKYF and the holders of BKYF Common Stock, or holders of a beneficial interest therein, as may be reasonably requested in connection with any such action. Parent will advise BKYF promptly after it receives oral or written notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide BKYF with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to Parent or BKYF, or any of their respective affiliates, officers or directors, is discovered by Parent or BKYF which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to BKYF Shareholders.

2.14 BKYF Shareholders’ Meeting.

(a) BKYF shall take all action necessary in accordance with applicable laws and BKYF’s current articles of incorporation and bylaws to duly give notice of, convene and hold a meeting of its shareholders (the “BKYF Shareholders’ Meeting”), to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, for the purpose of obtaining the approval by BKYF Shareholders of this Agreement. The Board of Directors of BKYF has resolved to recommend to BKYF Shareholders that they approve this agreement and BKYF shall, acting through its Board of Directors, (x) recommend that BKYF Shareholders approve this Agreement (the “BKYF Recommendation”), (y) include the BKYF Recommendation in the Proxy Statement/Prospectus, and (z) use reasonable best efforts to solicit from BKYF Shareholders proxies in favor of the approval of this Agreement, including by communicating to BKYF Shareholders the recommendation of the Board of Directors of BKYF that they approve this Agreement, and to take all other action necessary or advisable to secure the vote or consent of BKYF Shareholders required by Applicable Law to obtain such approvals, except to the extent BKYF’s Board of Directors has withdrawn the BKYF Recommendation in accordance with the terms of this Agreement. BKYF agrees that it has an unqualified obligation to submit this Agreement to BKYF Shareholders at the BKYF Shareholders’ Meeting, including after any withdrawal of the BKYF Recommendation.

(b) Neither BKYF’s Board of Directors nor any committee thereof shall (x) except as expressly permitted by this Section, withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Parent or any of Parent’s Subsidiaries, the BKYF Recommendation (an “Adverse BKYF Recommendation Change”) or (y) approve or recommend, or propose to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, BKYF’s Board of Directors may submit this Agreement to its shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of BKYF may communicate the basis for its lack of a recommendation to the shareholders in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto to the extent required by law, if and only if:

(i) BKYF’s Board of Directors determines in good faith, after consultation with its outside legal counsel and independent financial advisor, in both cases, from firms of national stature, that it has received an unsolicited bona fide Acquisition Proposal (that did not result from a breach of Section 5.9) that is a Superior Proposal and such Superior Proposal has not been withdrawn;

(ii) BKYF’s Board of Directors determines in good faith, after consultation with such outside legal counsel, that a failure to accept such Superior Proposal would result in BKYF’s Board of Directors breaching its fiduciary duties to BKYF and its Shareholders under Applicable Law;

(iii) BKYF’s Board of Directors provides written notice (a “Notice of BKYF Recommendation Change”) to Parent of its receipt of the Superior Proposal and its intent to withdraw the BKYF Recommendation on the fifth Business Day following delivery of such notice, which notice shall specify in reasonable detail the material terms and conditions of the Superior Proposal (it being understood that any amendment (and each successive amendment) to any term of such Acquisition Proposal shall require a new Notice of Recommendation Change, except that, in each such case, the five Business Day period referred to in this clause (iii) and in clauses (iv) and (v) shall be reduced to three Business Days following the giving of each such new Notice of Recommendation Change);

(iv) after providing such Notice of Recommendation Change, BKYF shall negotiate in good faith with Parent (if requested by Parent) and provide Parent reasonable opportunity during the subsequent five (or three, as applicable) Business Day period(s) to make such adjustments in the terms and conditions of this Agreement as would enable BKYF’s Board of Directors to proceed withdrawing the BKYF Recommendation; and

(v) BKYF’s Board of Directors, following the final such five (or three, as applicable) Business Day period, again determines in good faith, after consultation with such outside legal counsel and such independent financial advisor, that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would violate their fiduciary duties to BKYF and the BKYF Shareholders under Applicable Law.

2.15 BKYF Stock Options; BKYF Restricted Stock Unit Awards. Prior to the Effective Time, BKYF shall take actions necessary to provide that, immediately prior to the Effective Time, (a) each BKYF Stock Option, whether or not then exercisable, shall fully vest and immediately be cancelled and only entitle the holder thereof, as soon as reasonably practicable after the Effective Time, to receive an amount in cash, without interest, equal to the product of (i) the total number of BKYF Common Shares subject to such BKYF Stock Option multiplied by (ii) the excess, if any, of (A) the sum of (I) the product of (x) the Exchange Ratio multiplied by (y) the Parent Share Average Closing Price and (II) the Per Share Cash Consideration (such sum, the “Per Share Equity Award Consideration”) over (B) the per share exercise price for the applicable BKYF Stock Option, less applicable Taxes required to be withheld with respect to such payment, and (b) each share of BKYF Restricted Stock shall become fully vested and be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Per Share Equity Award Consideration, and (c) each BKYF Restricted Stock Unit Award shall become fully vested and shall be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the total number of BKYF Common Shares subject to such BKYF Restricted Stock Unit Award (prorated, in the case of any BKYF Restricted Stock Unit Award subject to performance-based vesting conditions held by an individual whose employment with BKYF or its Subsidiaries has terminated prior to the Closing under circumstances not resulting in forfeiture of the applicable award, based on the number of days such employee was employed by BKYF or its Subsidiaries during the applicable performance period) multiplied by (ii) the Per Share Equity Award Consideration, in the case of each of clauses (a), (b) and (c), less applicable Taxes required to be withheld with respect to such payment. Any BKYF Stock Option that has a per share exercise price that is greater than or equal to the Per Share Equity Award Consideration shall be cancelled for no consideration.

2.16 Closing Deliveries by BKYF. At the Closing, BKYF shall deliver or cause to be delivered to Parent:

(a) a certificate of the Secretary of each of BKYF and BOK, dated as of the Closing Date, certifying to: (i) the Charter Documents of BKYF and BOK; (ii) resolutions of the board of directors of each of BKYF and BOK approving the Merger and the Bank Merger, respectively, and the execution, delivery and performance of this Agreement and the Bank Merger Agreement, as applicable; (iii) incumbency and signatures of the officers of BKYF and BOK executing this Agreement and the Bank Merger Agreement, as applicable, and any other certificate or document delivered by BKYF or BOK in connection with this Agreement or the Bank Merger Agreement; and (iv) action by BKYF Shareholders holding the requisite voting power under its Charter Documents and Applicable Law approving the Merger and the execution, delivery and performance of this Agreement;

(b) a certificate, dated as of the Closing Date and signed by a duly authorized officer of BKYF, certifying that each of the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied;

(c) a certificate that satisfies the requirements of Treasury Regulations Section 1.1445-2(c)(3), duly executed by an authorized officer of BKYF, confirming that BKYF is not and has never been a United States real property holding corporation; and

(d) such other documents as Parent reasonably deems necessary or appropriate to consummate the transactions contemplated by this Agreement or by the Bank Merger Agreement.

2.17 Closing Deliveries by Parent. At the Closing, Parent shall deliver or cause to be delivered to BKYF:

(a) evidence reasonably satisfactory to BKYF of the payment of the Merger Consideration to the Exchange Agent;

(b) a certificate of the Secretary of each of Parent and Subsidiary Bank, dated as of the Closing Date, certifying the: (i) Charter Documents of Parent and Subsidiary Bank; (ii) resolutions of the board of directors of each of Parent and Subsidiary Bank approving the Merger and the Bank Merger, respectively, and the execution, delivery and performance of this Agreement and the Bank Merger Agreement, as applicable; and (iii) incumbency and signatures of the officers of Parent and Subsidiary Bank executing this Agreement and the Bank Merger Agreement, as applicable, and any other certificate or document delivered by Parent or Subsidiary Bank in connection with this Agreement or the Bank Merger Agreement;

(c) a certificate, dated as of the Closing Date and signed by a duly authorized officer of Parent, that each of the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied; and

(d) such other documents as BKYF reasonably deems necessary or appropriate to consummate the transactions contemplated by this Agreement or by the Bank Merger Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BKYF

Except (i) as disclosed in the disclosure schedule delivered by BKYF to Parent concurrently herewith (the “BKYF Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the BKYF Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by BKYF that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on BKYF and (c) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any BKYF SEC Filings filed by BKYF since January 1, 2011, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), BKYF hereby represents and warrants to Parent as follows:

3.1 Organization.

(a) BKYF is a Kentucky corporation (i) duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, (ii) which is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”), (iii) with all requisite power and authority to own and operate its properties and to carry on its business as presently conducted, and (iv) duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases make such qualification necessary, except in such cases where the lack of said authorization or qualification has not had and would not reasonably be expected to have a Material Adverse Effect on BKYF. True, complete and correct copies of the Charter Documents of BKYF, as in effect as of the date of this Agreement, have previously been made available to the Parent.

(b) Each Subsidiary of BKYF that is set forth on Schedule 3.1(c) is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (ii) with all requisite power and authority to own and operate its properties and to carry on its business as presently conducted, and (iii) duly qualified and in good standing in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases make such qualification necessary, except in such cases where the lack of said authorization or qualification has not had and would not reasonably be expected to have a Material Adverse Effect on BKYF. True, complete and correct copies of the Charter Documents of each Subsidiary of BKYF, as in effect as of the date of this Agreement, have previously been made available to the Parent.

(c) Schedule 3.1(c) sets forth a true and complete list of each Subsidiary of BKYF. Other than as set forth on Schedule 3.1(c), there are no corporations, partnerships, limited liability companies, associations or other entities in which BKYF owns, directly or indirectly, any equity or other interest. All outstanding shares or ownership interests of BKYF’s Subsidiaries are validly issued, fully paid and nonassessable and owned by BKYF free and clear of any Liens other than Permitted Liens.

3.2 Authority; Binding Nature.

(a) Each of BKYF and its Subsidiaries, to the extent applicable, has all requisite power and authority to enter into this Agreement and the Bank Merger Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement. The execution, delivery and performance by BKYF of this Agreement and by BOK of the Bank Merger Agreement, and the consummation by BKYF and each of its Subsidiaries of the transactions contemplated by this Agreement and the Bank Merger Agreement, have been duly and validly approved by the board of directors of BKYF and each applicable Subsidiary. Subject to the BKYF Shareholders’ approval as contemplated by Section 6.2(c), no other corporate proceedings on the part of BKYF are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or by the Bank Merger Agreement. This Agreement has been, and the Bank Merger Agreement will be, duly executed and delivered by BKYF and BOK, as applicable, and constitutes or, in the case of the Bank Merger Agreement, will constitute (in each case assuming due authorization, execution and delivery by Parent and Subsidiary Bank, as applicable) the legal, valid and binding obligations of BKYF and BOK enforceable against BKYF and BOK, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. §1818(b), the appointment of a conservator or receiver, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) BKYF and its Subsidiaries have taken all reasonable actions by them in order to exempt this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby from the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “anti-greenmail,” “business combination” or other antitakeover Laws of the Commonwealth of Kentucky to the extent such antitakeover Laws are applicable to the transactions contemplated by this Agreement. BKYF and its Subsidiaries have taken all action required to be taken by them in order to make this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby comply with, and the transactions contemplated hereby and thereby do comply with, the requirements of any provisions of their respective Charter Documents concerning “business combination,” “fair price,” “voting requirement,” “constituency requirement” or other related provisions.

3.3 No Conflicts. The execution, delivery and performance of this Agreement by BKYF and of the Bank Merger Agreement by BOK, and the consummation of the transactions contemplated hereby and thereby by BKYF and its Subsidiaries, including the Merger and the Bank Merger, do not and will not (a) conflict with, or result in a breach or violation of or default under, any terms or conditions of the Charter Documents of BKYF or any of its Subsidiaries, or (b) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) conflict with or violate in any material respect any Applicable Law as to BKYF or any of its Subsidiaries, (y) result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation pursuant to, any BKYF Material Contract, or (z) result in the creation or imposition of any Lien on any of the assets of BKYF or its Subsidiaries.

3.4 Consents and Approvals. Other than (i) the Regulatory Approvals, (ii) the approval by BKYF Shareholders of the Merger and the execution, delivery and performance of this Agreement, and (iii) such other filings, authorizations, consents, notices or approvals as may be set forth on Schedule 3.4, no consents, approvals, authorizations or other actions by, or filings with or notifications to, any Person or any Governmental Authority on the part of BKYF or any of its Subsidiaries are required in connection with the execution, delivery and performance by BKYF of this Agreement or by BOK of the Bank Merger Agreement, and the consummation of the transactions contemplated hereby and thereby.

3.5 Regulatory Matters. BKYF and each of its Subsidiaries has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2011 with, as applicable, (i) the Federal Reserve Board; (ii) the FDIC; (iii) the KOFI and any predecessor agency; (iv) any other applicable bank regulatory agencies (collectively, “BKYF Regulatory Agencies”) and (v) any other applicable Governmental Authority and have paid all applicable fees, premiums and assessments due and payable thereto. Each such report, registration and statement, including financial statements, exhibits and schedules thereto, complied, in all material respects, with Applicable Law. Neither BKYF nor any of its Subsidiaries is subject to any cease-and-desist or other formal or informal order or enforcement action issued by, or is a party to any written agreement, consent agreement, operating agreement or memorandum of understanding with, or is a party to any commitment letter, regulatory directive or similar undertaking with, or is subject to any capital directive by, or since January 1, 2011 has been ordered to pay any civil money penalty by or has adopted any board resolutions at the request of, any BKYF Regulatory Agency or other Governmental Authority of any kind (each, a “BKYF Regulatory Agreement”) that has not been Previously Disclosed, nor has BKYF or any of its Subsidiaries been advised since January 1, 2011 by any BKYF Regulatory Agency or other Governmental Authority that it is considering issuing, initiating, ordering or requesting any such BKYF Regulatory Agreement. Except for the matters Previously Disclosed, there is no material unresolved written violation, criticism, comment or exception by any BKYF Regulatory Agency or other Governmental Authority relating to BKYF or any of its Subsidiaries, and BKYF is not aware of any reason why all required Regulatory Approvals would not be received on a timely basis without undue delay and without the imposition of any Materially Burdensome Regulatory Condition as described in the proviso to Section 5.3(a)(i).

3.6 Capitalization.

(a) The authorized capital stock of BKYF consists only of (i) 15,000,000 shares of BKYF Common Stock, having no par value, of which 7,677,062 are issued and outstanding as of the date of this Agreement (including 8,679 shares of BKYF Restricted Stock), and (ii) 66,000 shares of preferred stock, having no par value, of which no shares are issued and outstanding as of the date of this Agreement. The above issued and outstanding shares of BKYF Common Stock constitute all of the issued and outstanding capital stock of BKYF as of the date of this Agreement, and have been duly authorized, validly issued and are fully paid and nonassessable. None of the shares of BKYF Common Stock have been issued or disposed of in violation of any preemptive rights of any Person. As of the date of this Agreement, 105,670 shares of BKYF Common Stock were reserved for issuance upon the exercise of outstanding BKYF Stock Options, 18,294 shares of BKYF Common Stock were reserved for issuance upon the vesting and settlement of outstanding BKYF Restricted Stock Unit Awards, and 962,245 shares of BKYF Common Stock were available for future grants of equity awards under the BKYF Stock Option Plans. BKYF has furnished to Parent a true, complete copy of each BKYF Stock Option Plan, and Schedule 3.6(a) sets forth a complete and correct list of all participants in the BKYF Stock Option Plans as of the date hereof and identifies the number of shares of BKYF Common Stock subject to awards of BKYF Restricted Stock, BKYF Stock Options or BKYF Restricted Stock Unit Awards held by each participant therein, the exercise price or prices of such BKYF Stock Options, and the date on which each award of BKYF Restricted Stock, BKYF Stock Option or BKYF Restricted Stock Unit Award was granted, vests or becomes exercisable (as applicable), and expires (if applicable). Except as disclosed in Schedule 3.6(a), as of the date of this Agreement, no trust preferred or subordinated debt securities of BKYF or any of its Subsidiaries are issued or outstanding. BKYF has not elected to defer interest payments with respect to any trust preferred securities or related debentures issued by it or any of its affiliates.

(b) The authorized capital stock of BOK consists only of 500,000 shares of common stock, of which 100 shares are, on the date of this Agreement, and on the Closing Date will be, issued and outstanding, all of which are and will be held by BKYF.

(c) Except as disclosed in Schedule 3.6(c), there are no outstanding (i) rights, plans, options, warrants, calls, conversion rights or any agreements, arrangements or commitments of any kind or character (either firm or conditional) obligating BKYF or any of its Affiliates to issue, deliver or sell, or cause to be delivered or sold, any capital stock of BKYF or its Subsidiaries, or any securities exchangeable for or convertible into the capital stock of BKYF or its Subsidiaries, (ii) contractual obligations of BKYF or any of its Affiliates, or rights of a Person, to repurchase, redeem or otherwise acquire any shares of capital stock of BKYF or its Subsidiaries, or (iii) proxies, voting agreements (except for the Voting and Support Agreements), voting trusts, preemptive rights, rights of first refusal, rights of first offer, rights of co-sale or tag-along rights, shareholder agreements or other rights, understandings or arrangements regarding the voting or disposition of the shares of BKYF Common Stock or capital stock of its Subsidiaries. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of capital stock may vote have been issued by BKYF or any of its Subsidiaries and are outstanding.

(d) No Subsidiary of BKYF owns any capital stock of BKYF except for shares held in a fiduciary capacity or in respect of a debt previously contracted.

3.7 Deposits. The deposit accounts of BOK are insured by the FDIC to the fullest extent permitted by Applicable Law, and all premiums and assessments required to be paid in connection therewith have been duly, timely and fully paid. No proceedings for the revocation or termination of such deposit insurance are pending or, to BKYF’s Knowledge, threatened.

3.8 Reports and SEC Filings. BKYF has filed (or furnished) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed (or furnished) with the SEC by it under Section 5 of the Securities Act or Sections 13(a), 14 or 15(d) of the Exchange Act, as the case may be, from and after January 1, 2011 (collectively, the “BKYF SEC Filings”). Each BKYF SEC Filing, as amended or supplemented if applicable, (A) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.9 Financial Statements.

(a) The financial statements of BKYF and its Subsidiaries included (or incorporated by reference) in the BKYF SEC Filings (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of BKYF and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of BKYF and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto (“BKYF’s Financial Statements”). As of the date hereof, the books and records of BKYF and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Crowe Horwath LLP has not resigned (or informed BKYF that it intends to resign) or been dismissed as independent public accountants of BKYF as a result of or in connection with any disagreements with BKYF on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to BKYF and its Subsidiaries, taken as a whole, neither BKYF nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise and whether due or to become due), except for (i) those liabilities or obligations that are reflected or reserved against on the consolidated balance sheet of BKYF included in its Quarterly Report on Form 10-Q for the fiscal quarter ended the Interim Balance Sheet Date (including any notes thereto), (ii) liabilities or obligations incurred in the ordinary course of business consistent in nature and amount with past practice since the Interim Balance Sheet Date or (iii) liabilities or obligations incurred in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of BKYF and its Subsidiaries are in all material respects recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of BKYF or its Subsidiaries or accountants (including all means of access thereto and therefrom). BKYF (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to BKYF, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of BKYF by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to BKYF’s outside auditors and the audit committee of BKYF’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect BKYF’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BKYF’s internal controls over financial reporting. There is no reason to believe that BKYF’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

3.10 [Reserved].

3.11 Ordinary Course; Lack of Material Adverse Change. From the Balance Sheet Date, except as disclosed in BKYF SEC Filings or Schedule 3.11 or as otherwise specifically provided by this Agreement, BKYF and its Subsidiaries have operated in all material respects in the ordinary course of business consistent with past practice, and there has not been (i) any Material Adverse Change in BKYF or (ii) action taken by BKYF or any of its Subsidiaries during the period from the Balance Sheet Date through the date of this Agreement that would have required Parent’s consent if BKYF had been subject to Section 5.1 at such time.

3.12 Reorganization. Neither BKYF nor any of its Subsidiaries has taken any action, nor are they aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.13 Taxes.

(a) (i) All federal and state Tax Returns and all other material Tax Returns that were or are required to be filed on or before the Closing Date by BKYF or its Subsidiaries have been or will be timely filed on or before the Closing Date, and all such Tax Returns are or will be true, correct and complete in all material respects and were or will be prepared in substantial compliance with all Applicable Laws; (ii) all Taxes due and owing by BKYF or its Subsidiaries (whether or not shown on the Tax Returns referred to in clause (i)) have been or will be timely paid in full on or before the Closing Date; (iii) all deficiencies asserted in writing or assessments made in writing by the relevant taxing authority in connection with any of the Tax Returns referred to in clause (i) have been or will be timely paid in full on or before the Closing Date; and (iv) no issues that have been raised in writing by the relevant taxing authority in connection with any of the Tax Returns referred to in clause (i) are pending as of the date of this Agreement, or, if pending, have been specifically identified by BKYF to Parent in writing and adequately reserved for in BKYF’s Financial Statements. Neither BKYF nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

(b) No federal, state, local or non-U.S. tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to BKYF or any of its Subsidiaries. Neither BKYF nor its Subsidiaries has received from any federal, state, local or non-U.S. taxing authority (including jurisdictions where BKYF or its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against BKYF or any of its Subsidiaries. Schedule 3.13(b) lists all Tax Returns filed by

BKYF and its Subsidiaries for taxable periods ended on or after December 31, 2012, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Parent has received correct and complete copies of all federal and state Tax Returns filed by BKYF and each of its Subsidiaries for taxable periods ended on or after December 31, 2012 and all examination reports and statements of deficiencies related to federal and state income Tax assessed against or agreed to by BKYF or any of its Subsidiaries with respect to those taxable periods.

(c) There are no Liens on BKYF’s or any of its Subsidiaries’ assets that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for Taxes not yet due and payable or which the validity thereof is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP in the BKYF Financial Statements.

(d) Neither BKYF nor any of its Subsidiaries has waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

(e) BKYF and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(f) Except as listed on Schedule 3.13(f), neither BKYF nor any of its Subsidiaries is (or has been) a party to any Tax allocation or sharing agreement (other than such an agreement or arrangement exclusively between or among BKYF and its Subsidiaries). Neither BKYF nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was BKYF); or (B) has any liability for Taxes of any Person (other than BKYF or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law) as a transferee, successor, by contract or otherwise. Any Tax allocation or sharing agreement that is listed on Schedule 3.13(f) will be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year). As of the Closing Date, BKYF and its Subsidiaries shall have no further liability or claim under such Tax allocation or sharing agreements.

(g) Except as listed on Schedule 3.13(g), there are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which BKYF or any Subsidiary is a party and that could be treated as a partnership for federal income Tax purposes.

(h) Neither BKYF nor any Subsidiary has, nor has it ever had, a “permanent establishment” in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country, nor has it otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country.

(i) Except as set forth on Schedule 3.13(i), no claim has been made in the last five (5) years by a taxing authority in a jurisdiction where BKYF or any Subsidiary does not file Tax Returns that BKYF (or such Subsidiary) is or may be subject to taxation by that jurisdiction.

(j) Neither BKYF nor any Subsidiary has, in the last five (5) years, distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(k) Neither BKYF nor any Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l) Neither BKYF nor any Subsidiary participates in or cooperates with (or has at any time participated in or cooperated with) an international boycott within the meaning of Section 999 of the Code.

(m) Neither BKYF nor any Subsidiary has engaged in any transaction that, as of the date hereof, is a “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2). BKYF and each Subsidiary have disclosed in their Tax Returns all information required by the provisions of the Treasury Regulations issued under Section 6011 of the Code with respect to any “reportable transaction” as that term is defined in Section 6707A(c) of the Code.

(n) No gain recognition agreements have been entered into by either BKYF or any Subsidiary, and, except as listed on Schedule 3.13(n), neither BKYF nor any of its Subsidiaries has obtained a private letter ruling or closing agreements from the Internal Revenue Service (or any comparable ruling from any other taxing authority).

(o) Neither BKYF nor any Subsidiary is or has at any time been (A) a “controlled foreign corporation” as defined by Section 957 of the Code; (B) a “personal holding company” as that term has been defined from time to time in Section 542 of the Code; (C) a “passive foreign investment company” nor has BKYF or any Subsidiary at any time held directly, indirectly, or constructively shares of any “passive foreign investment company” as that term has been defined from time to time in Section 1296 or 1297 of the Code.

(p) BKYF and each Subsidiary is in material compliance with all the terms and conditions of any Tax exemption or other Tax reduction agreement or order of a foreign or state government and the consummation of the transactions contemplated by this Agreement and by the Bank Merger Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax reduction agreement or order.

(q) Except as listed on Schedule 3.13(q), neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event) result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4) (or any corresponding provision of state, local or non-U.S. Tax law)), 162 (other than 162(a)), or 404 of the Code.

(r) Neither BKYF nor any Subsidiary has been, nor will any of them be, required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date (i) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events, or accounting methods employed prior to the transactions contemplated hereby or by the Bank Merger Agreement, (ii) as a result of any installment sale or open transaction disposition made on or prior to the Closing Date, (iii) as a result of any prepaid amount received on or prior to the Closing Date; (iv) as a result of an election under Section 108(i) of the Code; or (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(s) All transactions for taxable years for which the statute of limitations is still open (including but not limited to sales of goods, loans, and provision of services) between (i) BKYF or any Subsidiary and (ii) any other Person that is controlled directly or indirectly by BKYF (within the meaning of Section 482 of the Code) were effected on arms’-length terms and for fair market value consideration.

(t) The unpaid Taxes of BKYF and each Subsidiary (a) did not, as of the Interim Balance Sheet Date, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of BKYF’s Financial Statements (rather than in any notes thereto) and (b) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of BKYF and each Subsidiary in filing its Tax Returns. Since the Interim Balance Sheet Date, neither BKYF nor any Subsidiary has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(u) BKYF operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

(v) BKYF has provided or otherwise made available to Parent all of BKYF’s and its Subsidiaries’ books and records with respect to Tax matters pertinent to BKYF or its Subsidiaries relating to any Tax periods commencing on or before the Closing Date.

3.14 Title to Assets; Real Property.

(a) Except as set forth on Schedule 3.14(a), as of the date of this Agreement, BKYF or one of its Subsidiaries has, and as of the Closing, BKYF or one of its Subsidiaries has will have good and marketable title or a valid leasehold interest in, easement or right to use all of its assets and properties, including those reflected in either the latest audited balance sheet or latest interim balance sheet included in the BKYF SEC Filings (except for assets sold or otherwise disposed of or leases that have expired since the Balance Sheet Date or Interim Balance Sheet Date in the ordinary course of business), as being owned or leased, as applicable, free and clear of any and all material Liens other than Permitted Liens. All such properties and assets are in good operating condition and repair, ordinary wear and tear and commercially reasonable deferred maintenance excepted, and except for such failures to be in good operating condition and repair which would not reasonably be expected to materially impair the use thereof in the operation of the business of BKYF or any of its Subsidiaries.

(b) Neither BKYF nor any of its Subsidiaries owns any real property, except (i) real property acquired through foreclosure or deed in lieu of foreclosure and (ii) real property used for its headquarters or banking operations. Schedule 3.14(b) sets forth an accurate and complete list of the branch office and operations locations operated by BKYF and its Subsidiaries as of the date of this Agreement.

3.15 Litigation; Orders.

(a) Except as set forth on Schedule 3.15(a), there is no material Proceeding pending or, to BKYF’s Knowledge, threatened either (i) against BKYF or any of its Subsidiaries, or to which any assets, interest, or right of any of them may be subject, or (ii) seeking to prevent, materially alter or delay any of the transactions contemplated by this Agreement or the Bank Merger Agreement.

(b) Except as set forth on Schedule 3.15(b), there is no Order either (i) outstanding against BKYF or any of its Subsidiaries, or to which any assets, interest, or right of any of them may be subject, or (ii) seeking to prevent, materially alter or materially delay any of the transactions contemplated by this Agreement or the Bank Merger Agreement.

(c) To BKYF’s Knowledge, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any material Proceeding against BKYF or any of its Subsidiaries.

3.16 Compliance.

(a) Except as identified on Schedule 3.16(a), BKYF and each of its Subsidiaries are in material compliance with all Applicable Laws and Orders, including without limitation all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. BKYF and each of its Subsidiaries have all Permits of, and have made all required filings, applications and registrations with, all applicable Government Authorities necessary to permit it to carry on its business in all material respects as presently conducted.

(b) Except as identified on Schedule 3.16(b), neither BKYF nor any of its Subsidiaries is in default under or in violation of any term or provision of (i) its Charter Documents or (ii) any material Permit which it holds.

(c) BKYF has implemented one or more formal codes addressing each of ethics, personal trading policies, conflicts of interest policies, customer privacy policies, anti-money laundering policies, and other material policies as may be required by any Applicable Law for itself and its Subsidiaries, and a complete and correct copy of each such policy has been made available to Parent. Such policies comply in all material respects with the requirements of any Laws applicable thereto.

3.17 Loans.

(a) Each loan, revolving credit facility, letter of credit or other extension of credit (including guarantees) or commitment to extend credit originated or acquired by BKYF and its Subsidiaries (collectively, “Loans”) (i) complies in all material respects with Applicable Laws, (ii) has been made, entered into or acquired by BKYF or one of its Subsidiaries in accordance with customary board of director-approved loan policies, (iii) is evidenced by promissory notes or other evidences of indebtedness, which are true, genuine and correct in all material respects, and which, together with all security agreements and guarantees, constitute a valid and legally binding obligation of the obligor named therein, and as applicable, BKYF or one of its Subsidiaries and are enforceable in accordance with their terms, (iv) is in full force and effect, and (v) to BKYF’s Knowledge, is not subject to any offset, recoupment, adjustment or any other valid or cognizable claim or defense by the applicable borrower; provided that the enforcement of each of (iii) and (v) above may be limited by applicable laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. §1818(b), the appointment of a conservator or receiver, bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles. None of the rights or remedies under the documentation relating to the Loans has in any material respect been amended, modified, waived, subordinated or otherwise altered by BKYF, except as evidenced by a written instrument which is a part of the file with respect to such Loans made available to Parent and was entered into by BKYF in good faith and in its ordinary course of business. For purposes of this Section 3.17(a), the phrase “enforceable in accordance with its terms” as it relates to a Loan does not mean that the borrower has the financial ability to repay a Loan or that any collateral is sufficient to result in payment of the Loan secured thereby.

(b) BKYF has previously disclosed a complete and correct list of all Loans that, as of the Interim Balance Sheet Date (i) are contractually past due 90 days or more in the payment of principal and/or interest, (ii) are on nonaccrual status or (iii) are classified as “Watch List,” “Special Mention,” “Substandard,” “Doubtful” or “Loss,” (or words of similar import) together with the principal amount on each such Loan and the identity of the obligor thereunder. Schedule 3.17(b) sets forth a complete list of other real estate owned, acquired by foreclosure or by deed in-lieu thereof and owned by BKYF or its Subsidiaries as of the Interim Balance Sheet Date, including the book value thereof. True, correct and complete copies of the currently effective lending policies and practices of BKYF and each of its Subsidiaries have been made available to Parent.

(c) (i) Each outstanding Loan (including Loans held for resale or previously sold to investors) has been solicited and originated and is administered and, where applicable, serviced, and the relevant files are being maintained, in accordance with the relevant loan documents, in each case in all material respects, BKYF’s underwriting and servicing standards (and, in the case of Loans held for resale or previously sold to investors, the underwriting standards, if any, of the applicable investors) in all material respects and with Applicable Laws and applicable requirements of any government-sponsored enterprise program in all material respects, and (ii) BKYF and its Subsidiaries have properly fulfilled in all material respects their contractual responsibilities and duties with respect to any Loan in which they act as the lead lender or servicer and have complied in all material respects with their duties as required under applicable regulatory requirements.

(d) Except as set forth on Schedule 3.17(d), none of the agreements pursuant to which BKYF or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein, other than repurchase obligations arising upon breach of representations and warranties, covenants and other obligations of BKYF or its Subsidiaries, as applicable.

(e) As to each Loan that is secured, whether in whole or in part, by a guaranty of the United States Small Business Administration or any other Governmental Authority, such guaranty is in full force and effect, and to BKYF’s Knowledge, will remain in full force and effect following the Closing Date, in each case, without any further action by BKYF or any of its Subsidiaries subject to the fulfillment of their obligations under the Small Business Administration Agreement that arise after the date hereof.

(f) Schedule 3.17(f) sets forth a complete and correct list of all Loans by BKYF and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of BKYF or any of its Subsidiaries. There are no Loans to any employee, officer, director or other Affiliate of BKYF on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement. All such Loans are and were made in compliance in all material respects with all Applicable Laws. Each Loan disclosed on Schedule 3.17(f) has been made in the ordinary course of business, and on the same terms, including interest rate and collateral, as those prevailing at the time for comparable arms’-length transactions, did not involve more than the normal risk of collectability or present other unfavorable features.

3.18 CRA Compliance. Each of BKYF and BOK is Well-Capitalized and BOK’s most recent examination rating under the Federal Community Reinvestment Act, as amended (“CRA”), was “satisfactory” or better. To BKYF’s Knowledge, there is no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause BKYF or BOK to receive any notice of non-compliance with such provisions of the CRA or cause BKYF’s or BOK’s CRA rating to decrease below the “satisfactory” level.

3.19 Investment Portfolio. All investment securities held by BKYF or its Subsidiaries, as reflected in the financial statements included in the BKYF SEC Filings, are in all material respects carried in accordance with GAAP and in a manner consistent with the applicable guidelines issued by the BKYF Regulatory Agencies. Each of BKYF and its Subsidiaries has good, valid and marketable title to all securities held by it, except securities sold under repurchase agreements or held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the financial statements included in the BKYF SEC Filings and except to the extent any such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of BKYF or its Subsidiaries.

3.20 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of BKYF, any of its Subsidiaries or for the account of a customer of BKYF or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of BKYF or one of its Subsidiaries enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies, and are in full force and effect. BKYF and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to BKYF’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.21 Intellectual Property. BKYF and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. To BKYF’s Knowledge, the use of any Intellectual Property by BKYF and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person in any material respect and is in accordance in all material respects with any applicable license pursuant to which BKYF or any BKYF Subsidiary acquired the right to use any Intellectual Property, and no person has asserted in writing to BKYF that BKYF or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person. To BKYF’s Knowledge, no person is challenging, infringing on or otherwise violating any right of BKYF or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to BKYF or its Subsidiaries. Neither BKYF nor any BKYF Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by BKYF or any BKYF Subsidiary, and BKYF and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by BKYF and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

3.22 Environmental Matters.

(a) Except as set forth on Schedule 3.22, (i) no notice, notification, demand, request for information, citation, summons or order has been received by BKYF or any of its Subsidiaries, no complaint has been filed against BKYF or any of its Subsidiaries, no penalty has been assessed against BKYF or any of its Subsidiaries, and no investigation, action, claim or suit is pending or, to BKYF’s Knowledge, is threatened against BKYF or any of its Subsidiaries by any Governmental Authority or other Person, in each case relating to or arising out of any Environmental Law; (ii) BKYF, each of its Subsidiaries and the BKYF Real Property are in compliance in all material respects with all Environmental Laws and all Permits relating to Environmental Law matters; (iii) neither BKYF nor any of its Subsidiaries is conducting or paying for any response or corrective action under any Environmental Law at any location; and (iv) neither BKYF nor any of its Subsidiaries is party to any Order that imposes any obligations under any Environmental Law.

(b) To BKYF’s Knowledge, there has been no release of any Hazardous Substance by BKYF or any of its Subsidiaries in any manner that has given or would reasonably be expected to give rise to any unpaid remedial obligation, corrective action requirement or liability under applicable Environmental Laws.

(c) To BKYF’s Knowledge, no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, from any current or former properties or facilities while owned or operated by BKYF or any of its Subsidiaries, and Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to BKYF or any of its Subsidiaries under any Environmental Law.

3.23 Material Contracts. Except for the Contracts set forth on the “Exhibit Index” included in BKYF’s Form 10-K for the year ended December 31, 2013 or the BKYF SEC Filings subsequently filed or on Schedule 3.23, as of the date of this Agreement, neither BKYF nor any of its Subsidiary, nor any of their respective assets, properties, businesses or operations is a party to, bound or affected by, or receives benefits under any BKYF Material Contract. All BKYF Material Contracts are valid and binding agreements of BKYF or its Subsidiaries, as applicable, and are in full force and effect and are enforceable in accordance with their terms except as such enforceability may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. §1818(b), the appointment of a conservator or receiver, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, rules or regulations affecting creditors’ rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither BKYF nor its Subsidiaries is in material violation or breach of or material default under any BKYF Material Contract. To BKYF’s Knowledge, no third party is in violation or breach of or default under any BKYF Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

3.24 Employee Benefit Matters.

(a) Schedule 3.24(a) sets forth a true and complete list of each BKYF Employee Benefit Plan. Only employees and directors and former employees and directors (and their eligible dependents) of BKYF and its Subsidiaries participate in the BKYF Employee Benefit Plans. Within five (5) Business Days of the date of this Agreement, BKYF shall provide a complete and correct list of the names of the BKYF Employee Benefit Plans in which each such person participates and the participants therein. Neither BKYF nor any of its Subsidiaries has been notified that any BKYF Employee Benefit Plan is undergoing an audit or is subject to an investigation by any of the IRS, the United States Department of Labor (“DOL”) or other Governmental Authority.

(b) With respect to each BKYF Employee Benefit Plan, complete and correct copies of the following documents have been made available to Parent: (i) the most recent plan documents or written agreements thereof, and all amendments thereto and all related trust or other funding vehicles (including, without limitation, contracts with service providers and insurers) with respect to each such BKYF Employee Benefit Plan and, in the case of any BKYF Employee Benefit Plan that is not in written form, a written description of all material aspects of such plan; (ii) the most recent summary plan description, and all related summaries of material modifications thereto, if applicable; (iii) Forms 5500 (including schedules and attachments), financial statements and actuarial reports for the past three (3) years, if applicable; (iv) the most recent IRS determination letter or opinion letter and any pending application with respect to each such BKYF Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code; and (v) all correspondence to and from the IRS, DOL, or any other Governmental Agency within the past three (3) years relating to any BKYF Employee Benefit Plan (other than the documentation provided under (iii) and (iv) above).

(c) Except as set forth in Schedule 3.24(c), with respect to each BKYF Employee Benefit Plan: (i) such BKYF Employee Benefit Plan has been administered in all material respects in compliance with its terms and with all Applicable Laws, including, but not limited to, ERISA, the Code, the Health Insurance Portability and Accountability Act and the Patient Protection and Affordable Care Act, and any regulations or rules promulgated thereunder; (ii) no Proceedings are pending, or to BKYF’s Knowledge, threatened; (iii) all premiums, contributions, or other payments required to have been made by Applicable Law or under the terms of any such BKYF Employee Benefit Plan or any Contract relating thereto have been made; (iv) all material reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly filed or distributed; and (v) no non-exempt “prohibited transaction” or “reportable event” has occurred within the meaning of the applicable provisions of ERISA or the Code.

(d) With respect to each BKYF Employee Benefit Plan intended to qualify under Section 401(a) of the Code, the IRS has issued a favorable determination letter or opinion letter or advisory letter upon which BKYF is entitled to rely under IRS pronouncements, no such determination letter, opinion letter or advisory letter has been revoked nor, to BKYF’s Knowledge, has revocation been threatened, and no circumstance exists that would reasonably be expected to result in the loss of such qualification.

(e) No BKYF Employee Benefit Plan is subject to the laws of any jurisdiction outside the United States.

(f) Except as set forth in Schedule 3.24(f), neither BKYF nor any BKYF Employee Benefit Plan provides (or will provide) health or other welfare benefits to one or more former employees, officers, directors, or other individuals (including dependents of any of the foregoing) other than benefits that are required to be provided pursuant to the applicable requirements of COBRA. BKYF has at all times complied with COBRA in all material respects, and has maintained adequate records to evidence such compliance.

(g) No BKYF Employee Benefit Plan is, and neither BKYF nor any Affiliate maintains or contributes to, or has at any time maintained or contributed to, or has any liability, whether actual or contingent, under a plan subject to Section 302 or Title IV of ERISA or to Section 412 of the Code. No BKYF Employee Benefit Plan is or was at any time a multiemployer plan, as defined in Section 3(37) of ERISA, and neither BKYF nor any Affiliate has ever contributed to, or had an obligation to contribute to, or incurred any liability with respect to, any such multiemployer plan. Except as set forth in Schedule 3.24(g), none of the BKYF Employee Benefit Plans are part of, or have at any time been part of, a multiple employer welfare arrangement, as that term is defined in ERISA Section 3(40). Except as set forth in

Schedule 3.24(g), no BKYF Employee Benefit Plan is or was at any time a multiple employer plan, as described in Code Section 413(c) or ERISA Sections 4063 or 4064, and neither BKYF nor any Affiliate has ever contributed to or had an obligation to contribute to any such plan.

(h) Schedule 3.24(h) sets forth a complete list of all severance and termination benefits with respect to which BKYF or any of its Subsidiaries has or will have any liability, under any BKYF Employee Benefit Plan or other employment agreement, severance agreement, program, practice, or arrangement.

(i) Except as set forth on Schedule 3.24(i), neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (whether alone or in conjunction with any other event) (i) require the funding (whether on a formal or informal basis) of the benefits under any BKYF Employee Benefit Plan; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by BKYF or any of its Subsidiaries under any BKYF Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any compensation, equity award or other benefit under any BKYF Employee Benefit Plan.

(j) No participants in any BKYF Employee Benefit Plan participate in such plan pursuant to the terms of a collective bargaining agreement.

(k) Except as set forth in Schedule 3.24(k), the 401(k) Plan is not funded with and does not allow for payments, investments, or distributions in any employer security of BKYF or any Affiliate (including employer securities as defined in Section 407(d)(1) of ERISA), or employer real property as defined in Section 407(d)(2) of ERISA.

(l) Except as set forth in Schedule 3.24(l), no reportable event within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any BKYF Employee Benefit Plan, and neither BKYF nor to BKYF’s Knowledge any Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.

(m) Except as set forth on Schedule 3.24(m), neither BKYF nor any of its Subsidiaries is a party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax). Each BKYF Employee Benefit Plan that is a “nonqualified deferred compensation plan” within in the meaning of Section 409A of the Code has been operated in material documentary and operational compliance with Section 409A of the Code and the Treasury Regulations and other guidance promulgated thereunder.

3.25 Labor Relations (Employment Matters).

(a) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to BKYF’s Knowledge, threatened against or affecting BKYF or any of its Subsidiaries. Neither BKYF nor any of its Subsidiaries is a party to any collective bargaining agreements or similar labor agreements and to BKYF’s knowledge there are no organizing efforts by any union or other group seeking to represent any employees of BKYF or any of its Subsidiaries. BKYF and each of its Subsidiaries is, and has at all relevant times been, in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, equal opportunity, nondiscrimination, immigration, labor, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices defined in the National Labor Relations Act or other Applicable Law. Neither BKYF nor any of its Subsidiaries has received any written notice that any Governmental Authority responsible for the enforcement of labor or employment laws, rules or regulations intends to conduct an investigation with respect to or relating to BKYF and its Subsidiaries and, to BKYF’s Knowledge, no such investigation is in progress.

(b) Since the Balance Sheet Date, BKYF has not effectuated a “mass layoff” or “plant closing” as defined in the WARN Act affecting any site of employment or facility of BKYF or its Subsidiaries.

(c) Except as set forth on Schedule 3.25(c), BKYF is not a party to any Contract with respect to the employment of any officer, director, employee or consultant that is not terminable at will and without any penalty or other severance or obligation.

(d) Except as set forth on Schedule 3.25(d), to BKYF’s Knowledge, there are no non-solicitation, non-competition, non-disclosure, non-interference agreements between any current employees of BKYF or any of its Subsidiaries and any third party.

(e) BKYF and each of its Subsidiaries have made all required payments due to employees and to its respective unemployment compensation reserve accounts with the appropriate federal, state, local, and foreign governments (and all agencies thereof) of the jurisdictions where either BKYF or the respective Subsidiary is required to maintain such accounts.

3.26 Related Party Transactions. Except as set forth on Schedule 3.26, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between BKYF or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of BKYF or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding BKYF Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of BKYF) on the other hand, except those of a type available to employees of BKYF or its Subsidiaries generally.

3.27 Insurance. Except as would not reasonably be expected to have a Material Adverse Effect on BKYF, each of BKYF and its Subsidiaries are insured against such risks and in such amounts as are adequate and as the management of BKYF reasonably has determined to be prudent with respect to their businesses, properties and assets. All insurance policies with respect to the business and assets of BKYF are in full force and effect, all premiums due and payable thereon have been paid, BKYF and its Affiliates have not received notice to the effect that any of them are in default under any such insurance policy, and all claims have been filed in a timely fashion. To BKYF’s Knowledge, there is no claim pending under any such policies with respect to BKYF or any of its Subsidiaries as to which coverage has been denied or disputed by the underwriters of such policies.

3.28 Brokers. Except for Keefe, Bruyette & Woods, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Bank Merger Agreement based upon arrangements made by or on behalf of BKYF.

3.29 BKYF Information. True and complete copies of all documents listed in the BKYF Disclosure Schedule have been made available or provided to Parent. Except for the minutes and actions related to the process leading to this Agreement and the transactions contemplated hereunder, which have not yet been prepared, approved, executed and/or placed in BKYF’s corporate minute books, the corporate minute books, the books of account, stock record books and other financial and corporate records of BKYF and each of its Subsidiaries, all of which have been made available to Parent, are complete and correct in all material respects.

3.30 Information Supplied. None of the information supplied or to be supplied by BKYF for inclusion or incorporation by reference in (a) the Proxy Statement/Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to the BKYF Shareholders or at the time of the BKYF Shareholders’ Meeting, (b) the Registration Statement, when it or any amendment thereto becomes effective under the Securities Act, or (c) the documents and financial statements of BKYF incorporated by reference in the Proxy Statement/Prospectus, the Registration Statement or any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by BKYF with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or its Subsidiaries for inclusion in the Proxy Statement/Prospectus or the Registration Statement.

3.31 Fairness Opinion. The Board of Directors of BKYF has received the opinion of Keefe, Bruyette & Woods, Inc., dated the date of this Agreement, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the BKYF Shareholders.

3.32 No Other Representations or Warranties.

(a) Except for the representations and warranties made by BKYF in this Article III, neither BKYF nor any other person makes any express or implied representation or warranty with respect to BKYF, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and BKYF hereby disclaims any such other representations or warranties.

(b) BKYF acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Except (i) as disclosed in the disclosure schedule delivered by Parent to BKYF concurrently herewith (the “Parent Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on Parent and (c) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any Parent SEC Filings filed by Parent since January 1, 2011, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent hereby represents and warrants to BKYF as follows:

4.1 Organization.

(a) Parent is a North Carolina corporation (i) duly organized, validly existing and in good standing under the Laws of the State of North Carolina (ii) which is a bank holding company duly registered under the BHCA, (iii) with all requisite power (corporate or otherwise) and authority to own and operate its properties and to carry on its business as presently conducted. Parent is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases make such qualification necessary, except in such cases where the lack of said authorization or qualification has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. True, complete and correct copies of the Charter Documents of Parent, as in effect as of the date of this Agreement, have previously been made available to BKYF.

(b) Each Subsidiary of Parent is (i) duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as applicable, (ii) with all requisite power and authority to own and operate its properties and to carry on its business as presently conducted, and (iii) duly qualified in good standing in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases make such qualification necessary, except in such cases where the lack of said authorization or qualification has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

4.2 Authority; Binding Nature. Each of Parent and, to the extent applicable, its Subsidiaries has all requisite power and authority to enter into this Agreement and the Bank Merger Agreement and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and of the Bank Merger Agreement by Subsidiary Bank, and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of each of Parent and, to the extent applicable, its Subsidiaries and no other corporate proceedings on the part of Parent or such Subsidiaries are necessary to authorize the execution and delivery of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby. This Agreement has been, and the Bank Merger Agreement will be, duly executed and delivered by Parent and Subsidiary Bank, as applicable, and constitutes or, in the case of the Bank Merger Agreement, will constitute (in each case assuming due authorization, execution and delivery by BKYF and BOK, as applicable) the legal, valid and binding obligations of Parent and Subsidiary Bank enforceable against Parent and Subsidiary Bank, as applicable, in accordance with its terms, subject to the effect of any applicable laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. § 1818(b), the appointment of a conservator or receiver, bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium, restructuring or similar Laws affecting creditors’ rights and remedies generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.3 No Conflicts. The execution, delivery and performance of this Agreement by Parent and of the Bank Merger Agreement by Subsidiary Bank, and the consummation of the transactions contemplated hereby and thereby by Parent and its Subsidiaries, including the Merger and the Bank Merger, do not and will not (a) conflict with, or result in a breach of or default under, any terms or conditions of the Charter Documents of Parent or any of its Subsidiaries, or (b) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) conflict with or violate in any material respect any Applicable Law as to Parent or any of its Subsidiaries, (y) result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation pursuant to any Contract set forth on the “Exhibit Index” included in Parent’s Form 10-K for the year ended December 31, 2013 or the Parent SEC filings subsequently filed, or (z) result in the creation or imposition of any Lien on any of the assets of Parent or any of its Subsidiaries.

4.4 Consents and Approvals. Other than (i) the Regulatory Approvals, (ii) the execution, delivery and performance of this Agreement, and (iii) such other filings, authorizations, consents, notices or approvals as may be set forth on Schedule 4.4, no consents, approvals, authorizations or other actions by, or filings with or notifications to, any Person or any Governmental Authority on the part of Parent or any of its Subsidiaries is required in connection with the execution, delivery and performance of this Agreement by Parent or by Subsidiary Bank of the Bank Merger Agreement, and the consummation of the transactions contemplated hereby and thereby.

4.5 Regulatory Matters. Parent and each of its Subsidiaries has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2011 with, as applicable, (i) the Federal Reserve Board; (ii) the FDIC; (iii) the NCCOB and any predecessor agency; (iv) any other applicable bank regulatory agencies (collectively, “Parent Regulatory Agencies” and, together with BKYF Regulatory Agencies, the “Regulatory Agencies”) and (v) any other applicable Governmental Authority and has paid all applicable fees, premiums and assessments due and payable thereto. Each such report, registration and statement, including financial statements, exhibits and schedules thereto, complied, in all material respects, with Applicable Law. No Parent Regulatory Agency or other Governmental Authority has initiated or has pending any formal enforcement action regarding or relating to Parent or any of its Subsidiaries. There is no material unresolved written violation, criticism, comment or exception by any Parent Regulatory Agency or other Governmental Authority relating to Parent or any of its Subsidiaries. Parent is not aware of any reason why it or any of its Subsidiaries would not receive all required Regulatory Approvals on a timely basis without undue delay and without the imposition of any Materially Burdensome Regulatory Condition as described in the proviso to Section 5.3(a)(i).

4.6 Capitalization.

(a) The authorized capital stock of Parent consists only of (i) 2,000,000,000 shares of Parent Common Stock, of which 720,208,719 shares were issued and outstanding as of August 31, 2014 (the “Parent Capitalization Date”) and none of which are held in treasury and (ii) 5,000,000 shares of preferred stock, of which 107,000 were issued and outstanding as of the Parent Capitalization Date. The above shares constitute all of the issued and outstanding Parent Common Stock as of the Parent Capitalization Date. All of the issued and outstanding shares of Parent Common Stock and shares of Parent’s preferred stock have been duly authorized, validly issued and are fully paid and nonassessable. None of such shares have been issued or disposed of in violation of any preemptive rights of any Person. The Parent Common Stock to be issued in exchange for BKYF Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive rights. As of the date hereof there are, and as of the Effective Time there will be, sufficient authorized and unissued Parent Common Stock to enable Parent to issue the Merger Consideration as contemplated in this Agreement.

(b) All of the issued and outstanding shares of capital stock of Subsidiary Bank are, on the date of this Agreement, and on the Closing Date will be, held by Parent.

(c) Except as disclosed in Schedule 4.6(c), as of the Parent Capitalization Date, there are no outstanding rights, plans, options, warrants, calls, conversion rights or any agreements, arrangements or commitments of any kind or character (either firm or conditional) obligating Parent or any of its Affiliates to issue, deliver or sell, or cause to be delivered or sold, any capital stock of Parent or its Subsidiaries, or any securities exchangeable for or convertible into the capital stock of Parent or its Subsidiaries. As of the Parent Capitalization Date, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of capital stock may vote have been issued by Parent and are outstanding.

4.7 Deposits. The deposit accounts of Subsidiary Bank are insured by the FDIC to the fullest extent permitted by Applicable Law, and all premiums and assessments required to be paid in connection therewith have been duly, timely and fully paid. No proceedings for the revocation or termination of such deposit insurance are pending or, to Parent’s Knowledge, threatened.

4.8 Parent SEC Filings. Parent has filed (or furnished) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed (or furnished) with the SEC by it under Section 5 of the Securities Act or Sections 13(a), 14 or 15(d) of the Exchange Act, as the case may be, from and after January 1, 2011

(collectively, the “Parent SEC Filings”). Each Parent SEC Filing, as amended or supplemented if applicable, (A) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9 Financial Statements.

(a) The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent SEC Filings (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto (the “Parent’s Financial Statements”). As of the date hereof, the books and records of Parent and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, PricewaterhouseCoopersLLP has not resigned (or informed Parent that indicated it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, neither Parent nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Parent included in its Quarterly Report on Form 10-Q for the fiscal quarter ended the Interim Balance Sheet Date (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since the Interim Balance Sheet Date or (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby.

(c) Except as disclosed in Schedule 4.9(c), the records, systems, controls, data and information of Parent and its Subsidiaries are in all material respects recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom). Parent (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s outside auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. There is no reason to believe that Parent’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

4.10 Ordinary Course; Lack of Material Adverse Change. From the Balance Sheet Date, except as reflected in the Parent SEC Filings or Schedule 4.10 or as contemplated by this Agreement, there has not been (i) any Material Adverse Change in Parent or (ii) any action taken by Parent or any of its Subsidiaries during the period from the Balance Sheet Date through the date of this Agreement that would have required BKYF’s consent if Parent had been subject to Section 5.2 at such time.

4.11 Reorganization. Neither Parent nor any of its Subsidiaries has taken any action, nor are they aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.12 Litigation; Orders.

(a) Except as set forth on Schedule 4.12(a), there is no material Proceeding pending or, to Parent’s Knowledge, threatened either (i) against Parent or any of its Subsidiaries, or to which any assets, interest, or right of any of them may be subject, or (ii) seeking to prevent, materially alter or delay any of the transactions contemplated by this Agreement or by the Bank Merger Agreement.

(b) Except as set forth on Schedule 4.12(b), there is no material Order either (i) outstanding against Parent or any of its Subsidiaries, or (ii) seeking to prevent, materially alter or delay any of the transactions contemplated by this Agreement or by the Bank Merger Agreement.

4.13 Compliance.

(a) Parent and each of its Subsidiaries are in compliance in all material respects with all Applicable Laws and Orders, including without limitation all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Parent and each of its Subsidiaries have all Permits of, and have made all required filings, applications and registrations with, all applicable Government Authorities necessary to permit it to carry on its business in all material respects as presently conducted.

(b) Neither Parent nor any of its Subsidiaries is in default under or in violation of any term or provision of (i) its Charter Documents or (ii) any material Permit which it holds.

4.14 CRA Compliance. Subsidiary Bank is Well Capitalized and its most recent examination rating under the CRA, was “satisfactory” or better. To Parent’s Knowledge, there is no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Parent or Subsidiary Bank to receive any notice of non-compliance with such provisions of the CRA or cause Parent or Subsidiary Bank’ s CRA rating to decrease below the “satisfactory” level.

4.15 Material Contracts. As of the date of this Agreement, neither Parent nor any Subsidiary of Parent is a party to any Contract or amendment thereto that would be required to be, and has not been, filed as an exhibit to Parent SEC Filings as of the date of this Agreement. With respect to any Contract or amendment thereto required to be filed as an exhibit to a Parent SEC Filing: (i) the Contract is in full force and effect; (ii) neither Parent nor any Subsidiary of Parent is in material violation or breach of or material default thereunder; and (iii) no other party to any such Contract is, to Parent’s Knowledge as of the date of this Agreement, in violation or breach of or default thereunder.

4.16 Brokers. Except for Deutsche Bank Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, or the other transactions contemplated by this Agreement or by the Bank Merger Agreement based upon arrangements made by or on behalf of Parent or its Subsidiaries.

4.17 Information Supplied. None of the information supplied or to be supplied by Parent or its Subsidiaries for inclusion or incorporation by reference in (a) the Proxy Statement/Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to the BKYF Shareholders or at the time of the BKYF Shareholders’ Meeting, (b) the Registration Statement, when it or any amendment thereto becomes effective under the Securities Act, or (c) the documents and financial statements of Parent incorporated by reference in the Proxy Statement/Prospectus, the Registration Statement or any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to information supplied by BKYF for inclusion in the Proxy Statement/Prospectus or the Registration Statement. The Proxy Statement and Registration Statement will, when filed by Parent in final form with the SEC, comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

4.18 Ownership of BKYF Common Stock. Neither Parent, nor any of its Subsidiaries, or to Parent’s Knowledge, any of its other Affiliates or associates, owns beneficially or of record, directly or indirectly, or, except for the Voting and Support

Agreements, is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of BKYF Common Stock for its own account.

4.19 No Other Representations or Warranties.

(a) Except for the representations and warranties made by Parent in this Article IV, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties.

(b) Parent acknowledges and agrees that neither BKYF nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS

5.1 Conduct of Business. During the period from the date of this Agreement to the Closing Date, except (A) as otherwise expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, (B) as set forth on Schedule 5.1, (C) as required by any Governmental Authority or Applicable Law, or (D) with the written consent of Parent, BKYF shall, and shall cause its Subsidiaries to, (x) maintain its existence under Applicable Law, (y) conduct its business and operations in the ordinary and usual course of business and in a manner consistent with prior practice and in accordance with Applicable Law, and (z) use commercially reasonable efforts to keep available the services of its current officers and employees and preserve the rights, franchises, goodwill and relations of its customers, clients and others with whom business relationships exist. Without limiting the foregoing, BKYF covenants and agrees that between the date of this Agreement and the Closing Date, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) or as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, or required by Applicable Law, or as set forth in Section 5.1 of the BKYF Disclosure Schedule, it shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(i) amend its Charter Documents;

(ii) adjust, split, combine or reclassify any shares of its capital stock or other equity interests or declare, set aside, make or pay any dividend or other distribution (whether in cash, shares, equity interests or property or any combination thereof) in respect of its capital stock or equity interests (other than to a wholly-owned Subsidiary of BKYF), or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any of its securities (except (A) regular quarterly cash dividends by BKYF at a rate not in excess of $0.18 per share of BKYF common stock, (B) dividends paid by any of the Subsidiaries of BKYF to BKYF or any of its wholly owned Subsidiaries, respectively, (C) regular distributions on BKYF’s outstanding Trust Preferred Securities or (D) the acceptance of shares of BKYF Common Stock as payment for the exercise price of BKYF Stock Options or for withholding taxes incurred in connection with the exercise of BKYF Stock Options or the vesting or settlement of BKYF Restricted Stock Unit Awards, in each case, that are outstanding on the date hereof and in accordance with past practice and the terms of the applicable award agreements);

(iii) except pursuant to contracts or agreements in force at the date of this Agreement and disclosed to Parent, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned Subsidiary of BKYF;

(iv) sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any Person (except for sales of properties or assets in the ordinary course of business consistent with past practice) or merge or consolidate with any Person;

(v) (A) acquire direct or indirect control over any business or Person, whether by stock purchase, merger, consolidation or otherwise; or (B) make any other investment either by purchase of stock or equity securities, contributions to capital, property transfers or purchase of any property or assets of any other Person, except, in either instance, in connection with a foreclosure of collateral or conveyance of such collateral in lieu of foreclosure taken in connection with collection of a Loan in the ordinary course of business consistent with past practice and with respect to Loans made to third parties who are not Affiliates of BKYF;

(vi) other than in the ordinary course of business, incur any indebtedness (excluding bank deposits) for borrowed money (other than indebtedness of BKYF or any of its wholly-owned Subsidiaries to BKYF or any of its

Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(vii) make any change to its accounting methods, principles or practices, except as required by GAAP or Applicable Law;

(viii) except as required under any BKYF Employee Benefit Plan, (A) increase the compensation, severance, benefits, change of control payments or any other amounts payable, or pay or award, or commit to pay or award, any bonuses or incentive compensation, to its present or former officers, employees or directors, other than, in each case, nonmaterial increases in compensation or benefits for non-executive employees made in the ordinary course of business consistent with past practice, (B) establish, adopt, enter into, amend or terminate any collective bargaining agreement or BKYF Employee Benefit Plan, other than any amendments in the ordinary course of business consistent with past practice that do not materially increase the cost to BKYF, in the aggregate, of maintaining such BKYF Employee Benefit Plan, (C) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any such individual, or (D) hire or terminate the employment of any employee of BKYF or its Subsidiaries having total annual compensation in excess of $100,000, other than termination for cause;

(ix) (A) grant any stock appreciation rights, options, restricted stock, restricted stock units, awards based on the value of BKYF’s capital stock or other equity-based compensation or grant to any Person any right to acquire any shares of its capital stock; (B) issue or commit to issue any additional shares of capital stock of BKYF, other than the issuance of shares of BKYF Common Stock upon the exercise of any BKYF Stock Options or the vesting and settlement of any BKYF Restricted Stock Unit Awards, in each case, that are outstanding on the date hereof and in accordance with the terms of the applicable award agreement; (C) issue, sell, lease, transfer, mortgage, encumber or otherwise dispose of any capital stock in any of BKYF’s Subsidiaries; or (D) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

(x) make or change any Tax election, settle or compromise any Tax liability, fail to file any Tax Return when due (taking extensions into account), enter into any closing agreement, file any amended Tax Return or surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

(xi) fail to use commercially reasonable efforts to maintain existing insurance policies or comparable replacement policies to the extent available for a reasonable cost;

(xii) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate or fee pricing with respect to depository accounts, hedging and other material banking and operating policies or practices;

(xiii) file any application to establish, or to relocate or terminate the operations of, any banking office;

(xiv) make, or commit to make, any capital expenditures in excess of $1 million in the aggregate, other than as disclosed in BKYF’s capital expenditure budget set forth in Section 5.1(xiv) of the BKYF Disclosure Schedule;

(xv) except for transactions in the ordinary course of business, terminate, amend, or waive any material provision of, any BKYF Material Contract, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to BKYF, or enter into any contract that would constitute a BKYF Material Contract if it were in effect on the date of this Agreement;

(xvi) (A) settle any claim, action or proceeding other than claims, actions or proceedings in the ordinary course of business consistent with past practice involving solely money damages not in excess of $1 million in the aggregate, or waive, compromise, assign, cancel or release any material rights or claims; or (B) agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

(xvii) materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(xviii) change in any material respect its credit policies and collateral eligibility requirements and standards;

(xix) adopt a plan of complete or partial liquidation or dissolution;

(xx) take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(xxi) agree to take, make any commitments to take, or adopt any resolutions of the board of directors or shareholders in support of, any of the actions prohibited by this Section 5.1;

(xxii) take or fail to take any action that would reasonably be expected to cause the representations and warranties made in ARTICLE III to be inaccurate in any material respect at the time of the Closing or preclude BKYF from making such representations and warranties at the time of the Closing;

(xxiii) take any action that is intended to or would reasonably be likely to result in any of the conditions set forth in ARTICLE VI not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby or by the Bank Merger Agreement; or

(xxiv) take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of BKYF or its Subsidiaries to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or by the Bank Merger Agreement or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement or to consummate the transactions contemplated hereby or thereby.

5.2 Conduct of Business. During the period from the date of this Agreement to the Closing Date, except (A) as otherwise expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, (B) as set forth on Section 5.2 of the Parent Disclosure Schedule, (C) as required by any Governmental Authority or Applicable Law, or (D) with the written consent of the BKYF, Parent shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(i) amend its Charter Documents in a manner that would materially and adversely affect the economic benefits of the Merger to the holders of BKYF Common Stock;

(ii) adopt a plan of complete or partial liquidation or dissolution;

(iii) agree to take, make any commitments to take, or adopt any resolutions of the board of directors or shareholders in support of, any of the actions prohibited by this Section 5.2;

(iv) take or fail to take any action that would reasonably be expected to cause the representations and warranties made in ARTICLE IV to be inaccurate in any material respect at the time of the Closing or preclude Parent from making such representations and warranties at the time of the Closing;

(v) take any action that is intended to or would reasonably be likely to result in any of the conditions set forth in ARTICLE VI not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby or by the Bank Merger Agreement;

(vi) take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(vii) take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Parent or its Subsidiaries to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or by the Bank Merger Agreement or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement or to consummate the transactions contemplated hereby or thereby.

5.3 Approvals and Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of BKYF and Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party and its respective Subsidiaries pursuant to this Agreement and the Bank Merger Agreement and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Bank Merger Agreement, including (i) obtaining all Regulatory Approvals and all other approvals necessary, proper or advisable actions or non-actions, waivers, consents, qualifications and approvals from Governmental Authorities and making all necessary, proper or advisable registrations, filings and notices and taking all steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Authority; provided that nothing contained herein shall be deemed to require Parent, or require or permit BKYF, to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the permits, consents, approvals and authorizations of any Governmental Authority that would (A) reasonably be expected to result in Parent or Subsidiary Bank becoming subject to any cease-and-desist order or other order, formal or informal enforcement action issued by, or written agreement, consent agreement, operating agreement, memorandum of understanding, commitment letter or similar undertaking with, or any request to adopt any board resolutions by, any Governmental Authority, in each case solely resulting from or arising out of the conduct of BKYF’s or BOK’s business, or (B) reasonably be expected to have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger, (including, for the avoidance of doubt, any determination by any Regulatory Agency or other Governmental Authority that the Bank Merger may not be consummated as contemplated herein or in a substantially similar manner immediately following the Effective Time or that any BKYF Regulatory Agreement will not terminate and be of no further force and as of and following the consummation of the Bank Merger) (any of the foregoing matters in clauses (A) and (B), a “Materially Burdensome Regulatory Condition”); (ii) obtaining all necessary, proper or advisable consents, qualifications, approvals, waivers or exemptions from nongovernmental Persons; and (iii) executing and delivering any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement or the Bank Merger Agreement.

(b) Without limiting the generality of the foregoing, as soon as practicable and in no event later than thirty (30) calendar days after the date of this Agreement, Parent and BKYF shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required in order to obtain the Regulatory Approvals. Parent and BKYF shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such approval as promptly as reasonably practicable. The parties shall cooperate with each other in connection therewith (including the furnishing of any information and any reasonable undertaking or commitments that may be required to obtain the Regulatory Approvals). Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than material filed in connection therewith under a claim of confidentiality.

(c) Subject to Applicable Law (including Applicable Law relating to the exchange of information), the parties shall advise each other within twenty-four hours of receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or by the Bank Merger Agreement that causes such party to believe that there is a reasonable likelihood that the Regulatory Approvals or any other consent or approval required hereunder will not be obtained or that the receipt of any such approval will be materially delayed.

5.4 Access; Integration of Data Processing; Confidentiality.

(a) In order to facilitate the consummation of the transactions contemplated hereby and by the Bank Merger Agreement and the integration of the business and operations of BKYF and its Subsidiaries, subject to Section 5.4(c) and Applicable Laws relating to confidentiality and the exchange of information, BKYF shall permit Parent and its Subsidiaries and their respective officers, employees, counsel, accountants and other authorized representatives, access, throughout the period before the Closing Date, upon reasonable notice and at Parent’s sole expense:

(i) during customary business hours, to all books, papers and records relating to the assets, properties, operations, obligations and liabilities of BKYF and its Subsidiaries in which Parent may have a reasonable interest; provided, however, that BKYF shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would result in the waiver by it of the privilege protecting communications between it and any of its counsel or where such access or disclosure would contravene any Applicable Law or Order or binding agreement entered into prior to the date of this Agreement; provided, further, that the parties shall attempt to make appropriate substitute disclosure arrangements; and

(ii) during and, as reasonably required, outside of customary business hours, to telecommunications and electronic data processing systems, facilities and personnel of BKYF and its Subsidiaries for the purpose of performing conversion activities related to data processing integration.

Parent shall use commercially reasonable efforts to minimize any interference with BKYF’s regular business operations of BKYF and its Subsidiaries during any such access.

(b) At the request of Parent, during the period from the date of this Agreement to the Closing, BKYF shall, and shall cause its Subsidiaries and its and their respective officers and employees to, and shall make all reasonable efforts to cause their respective telecommunications and data processing service providers to (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or Parent), cooperate and assist Parent in connection with preparation for an electronic and systematic conversion of all applicable data regarding BKYF and its Subsidiaries to Parent and its Subsidiaries’ systems of telecommunications and electronic data processing; provided, however, that no such conversion shall occur until the Closing. Parent shall be responsible for reasonable and agreed upon costs incurred by BKYF and its Subsidiaries, including all fees to third parties, in connection with any such efforts.

(c) Each of Parent and BKYF acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to them pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing Date, the Confidentiality Agreement and the provisions of this Section 5.4(c) shall nonetheless continue in full force and effect.

5.5 Notification. BKYF, on the one side, and Parent, on the other side, shall promptly (and in any event within three Business Days after becoming aware of any such breach) notify the other party or parties in writing (a) if it believes that such party or parties have breached any representation, warranty, covenant or agreement contained in this Agreement or (b) if it believes that any event shall have occurred that might reasonably be expected to result, individually or in the aggregate, in a failure of a condition set forth in Section 6.2 or Section 6.3 if continuing on the Closing Date.

5.6 Public Announcements. BKYF and Parent shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated hereby or by the Bank Merger Agreement and shall not issue, and shall not permit any of their Subsidiaries to issue, any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement or filing as may be required by Applicable Law or Order, or any listing agreement with a national stock exchange or automated quotation system; provided, further, however that such party shall have first used reasonable best efforts to consult with the other party with respect to such release, statement or filing.

5.7 No Control of BKYF. Nothing contained in this Agreement or in the Bank Merger Agreement shall give Parent or its Subsidiaries, directly or indirectly, the right to control or direct the operations of BKYF or BOK prior to the Closing Date.

5.8 Employee Benefit Matters.

(a) As of the Closing Date, Parent shall, or shall cause its applicable Subsidiary to, provide to each employee of BKYF or its Subsidiaries who, as decided by Parent in its sole discretion, shall continue employment with the Surviving Corporation or any of its Subsidiaries following the Closing Date (a “Continuing Employee”) (i) base hourly wages or salaries, as applicable, and (ii) employee benefit plans, programs, policies and arrangements (excluding, however, all equity plans) that, are substantially comparable, in the aggregate, to the BKYF Employee Benefit Plans provided to each such Continuing Employee immediately prior to the Closing Date (but in no event greater than the base wages, salaries or employee benefits provided to Parent’s similarly situated employees). To the extent annual bonuses for employees of BKYF and its Subsidiaries accrued under BKYF’s 2014 bonus pool as disclosed in Section 5.8(a) of the BKYF Disclosure Schedule are not paid by BKYF prior to the Closing Date, Parent shall, or shall cause its applicable Subsidiary to, pay such accrued bonuses promptly following the Closing Date.

(b) Parent shall provide, or cause its applicable Subsidiary to provide, each employee of BKYF or its Subsidiaries who, as decided by Parent in its sole discretion, does not continue employment with the Surviving Corporation or its Subsidiaries following the Closing Date (a “Discontinued Employee”) with severance benefits under the existing severance practices of Parent or its Subsidiaries or pursuant to the terms of any employment agreement with BKYF or its Subsidiaries in existence as of the date hereof; provided that for purposes of determining seniority as it relates to severance practices of Parent or its Subsidiaries, such a Discontinued Employee shall be credited with his or her years of service with BKYF or its Subsidiary, as applicable; and provided, further, that such benefit payments shall be conditioned on execution of a release of claims in a form satisfactory to Parent.

(c) With respect to any Parent Employee Benefit Plan in which any Continuing Employee becomes eligible to participate on or after the Closing Date, Parent shall use commercially reasonable efforts to (i) waive all preexisting conditions, actively at work requirements, exclusion and waiting periods with respect to participation and coverage requirements under any such Parent Employee Benefit Plan to the extent they were inapplicable to, or were satisfied under, any BKYF Employee Benefit Plan in which such Continuing Employee participated prior to the Closing Date; and (ii) ensure that each Continuing Employee receives full credit (including eligibility to participate, vesting, vacation entitlement and severance benefits, but excluding benefit accrual under any defined benefit Parent Employee Benefit Plan or any such credit that would result in a duplication of benefits) under each Parent Employee Benefit Plan in which such Continuing Employee becomes or may become a participant for service with Surviving Corporation (or any predecessor to Surviving Corporation and its Affiliates), solely to the extent such service was credited under the BKYF Employee Benefit Plans. As of the Closing Date, Parent shall, and shall cause its applicable Subsidiaries to, credit to

Continuing Employees the amount of vacation time that such employees had accrued under any vacation policy or arrangement listed on Schedule 3.24(a) as of the Closing Date. With respect to each Parent Employee Benefit Plan that is a health plan in which Continuing Employees participate after Closing, Parent shall use commercially reasonable efforts to (A) cause to be waived any eligibility waiting period, any evidence of insurability requirement and the application of any pre-existing condition limitation under such plan to the extent such requirements or limitations were inapplicable to, or were satisfied under, any BKYF Employee Benefit Plan in which such Continuing Employee participated prior to the Closing Date; and (B) cause each Continuing Employee to be given credit under such health plan with respect to the plan year in which the Closing Date occurs (“Closing Date Plan Year”) for amounts (such as deductibles and co-payments) paid under any similar BKYF Employee Benefit Plan by such Continuing Employee, with respect to the Closing Date Plan Year and for which verification is provided by the insurer or third party administrator of such BKYF Employee Benefit Plan, as though such amounts had been paid in accordance with the terms and conditions of any applicable Parent Employee Benefit Plan.

(d) Parent and BKYF acknowledge and agree that all provisions contained in this Section 5.8 are included for the sole benefit of Parent and BKYF and nothing contained herein shall (i) be construed as an amendment to any BKYF Employee Benefit Plan or Parent Employee Benefit Plan or the creation of any new employee benefit plan, (ii) create any third-party beneficiary or other rights in any other person, including any employee or former employee of any of Parent or BKYF or their respective Subsidiaries, or any dependent or beneficiary thereof or (iii) otherwise obligate Parent or any of its Affiliates to maintain any particular BKYF Employee Benefit Plan, Parent Employee Benefit Plan or other employee benefit plan or retain the employment of any particular employee following the Closing Date. Parent and BKYF further acknowledge and agree that BKYF and its Subsidiaries shall provide to Parent all employee books and records relating to Continuing Employees no later than the Closing Date.

(e) If requested by Parent in writing no less than thirty (30) Business Days prior to the Closing, BKYF shall terminate the 401(k) Plan immediately prior to the Closing by resolution adopted by the board of directors of BKYF, on terms acceptable to Parent, and simultaneously amend the 401(k) Plan to the extent necessary to comply with all Applicable Laws to the extent not previously amended. Said termination shall provide that all participants in the 401(k) Plan shall be fully vested in their account balances thereunder; and BKYF shall notify the 401(k) Plan participants and beneficiaries of such termination prior to the Closing Date pursuant to Applicable Law requirements. Parent will permit rollover of 401(k) plan assets by Continuing Employees in cash and with respect to loans, in kind, to a defined contribution retirement plan with a 401(k) feature of Parent or its Subsidiaries.

5.9 No Solicitation of Transaction by BKYF.

(a) From the date hereof until the Closing Date, or, if earlier, the date on which this Agreement is terminated in accordance with ARTICLE VIII, BKYF shall not, and shall cause all of its Subsidiaries and its and their respective Representatives to not, directly or indirectly, (i) take any action to solicit, initiate, seek, knowingly facilitate or encourage any inquiries or expressions of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Parent and its Subsidiaries) any nonpublic information or data with respect to BKYF or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal (other than the Merger), (iv) enter into any agreement in principle, arrangement, understanding, contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement which expressly permits BKYF to comply with its obligations pursuant to this Section 5.9) (an “Acquisition Agreement”), or (v) propose or agree to do any of the foregoing. Upon execution of this Agreement, BKYF shall, and shall cause each of its Subsidiaries and all of its and their respective Representatives to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any Acquisition Proposal; provided, however, that nothing in this Section 5.9 shall preclude BKYF or its representatives from contacting any such party or parties solely for the purpose of complying with the provisions of the first clause of this sentence or to enforce the provisions of any confidentiality agreement entered into with any Person with respect to a potential Acquisition Proposal.

(b) Notwithstanding Section 5.9(a), BKYF may take any of the actions described in clause (ii) of Section 5.9(a) if, but only if, (i) BKYF has received a bona fide unsolicited written Acquisition Proposal, prior to BKYF Shareholders’ Meeting, that did not result from a breach of this Section 5.9; (ii) BKYF’s Board of Directors determines (in accordance with this Agreement and after consultation with its outside legal counsel and independent financial advisor, in both cases, from firms of national stature) that such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; (iii) BKYF has provided Parent with at least one (1) Business Day’s prior notice of such determination; (iv) prior to furnishing or affording access to any information or data with respect to BKYF or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, BKYF receives from such Person a confidentiality agreement with terms no less favorable to BKYF than those contained in the Confidentiality Agreement; and (v) the failure of BKYF’s Board of Directors to furnish such information or access or enter into discussions or negotiations would violate its fiduciary duties to BKYF Shareholders. BKYF shall promptly provide to Parent any non-public information regarding BKYF or its Subsidiaries provided to any other Person that was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other party.

(c) BKYF shall promptly (and in any event within twenty-four (24) hours) notify Parent in writing if any proposals or offers (or modified offers or proposals) are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, BKYF or any of its Subsidiaries or any of their respective Representatives, in each case constituting or in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any such proposals, offers or information requests (including the identity of the Person making or intending to make such any such proposals, offers or information requests, and a copy thereof if in writing and any related documentation or correspondence).

(d) Nothing contained in this Agreement shall prevent BKYF or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal in a manner consistent with BKYF’s other obligations under this Section 5.9, it being agreed that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

5.10 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Parent shall (i) indemnify and hold harmless each individual who at the Effective Time is, or any time prior to the Effective Time was, a director, officer or employee of BKYF or any of its Subsidiaries (the “Indemnitees”) in respect of all claims, liabilities, losses, damages, judgments, fines, penalties costs and expenses (including legal expenses) in connection with any claim, suit, action, proceeding or investigation, whenever asserted, based on or arising out the fact that Indemnitee was an officer, director or employee of BKYF or any Subsidiary for acts or omissions by Indemnitee in such capacity or taken at the request of BKYF or any Subsidiary, at or any time prior to the Effective Time (including any claim, suit, action, proceeding or investigation relating to the Transactions), to the fullest extent permitted by Law and (ii) assume all obligations of BKYF and its Subsidiaries to Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in BKYF’s Charter Documents and the organizational documents of BKYF’s Subsidiaries. In addition, Parent, from and after the Effective Time, shall advance any expenses (including legal expenses) of any Indemnitee under this Section 5.10 as incurred to the fullest extent permitted by Applicable Law, provided that the Indemnitee to whom expenses are advanced provides an undertaking to repay advances if it shall be determined that such Indemnitee is not entitled to be indemnified pursuant to this Section 5.10.

(b) Parent shall maintain in effect for six years after the Effective Time, the current directors’ and officers’ liability insurance policies maintained by BKYF (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors so long as substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the Effective Time; provided that in no event shall Parent be required to expend annually in the aggregate an amount in excess of 300% of the annual premium payment on BKYF’s current policy in effect as of the date of this Agreement (the “Premium Cap”) and, in the event the cost of such coverage shall exceed that amount, Parent shall purchase as much coverage as possible for such amount. In lieu of the foregoing, Parent may obtain at or prior to the Effective Time a prepaid “tail” policy providing coverage equivalent to that described in the preceding sentence for an aggregate price of no more than the Premium Cap.

(c) The provisions of this Section 5.10 are intended for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and is in addition to, and not in substitution for, any other rights to indemnification or contribution that any Indemnitee may have under BKYF Charter Documents, by contract or otherwise. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the purchaser of its assets and properties shall assume the obligations set forth in this Section 5.10. This Section 5.10 shall survive the Effective Time.

5.11 Efforts to Consummate; Further Assurances.

(a) Parent and BKYF agree to use, and to cause each of their Subsidiaries to use, reasonable best efforts to satisfy or cause to be satisfied as soon as practicable their respective obligations hereunder and under the Bank Merger Agreement and the conditions precedent to the Closing.

(b) Prior to the Closing Date, each of the parties hereto shall promptly advise the other party of any change or event that, individually or in the aggregate, would reasonably be expected to cause or constitute a breach in any material respect of any of its representations, warranties or covenants contained herein.

5.12 Kentucky Advisory Board. At or promptly following the Effective Time, Parent shall invite members of the Boards of Directors of BKYF and BOK to serve as paid members of a regional advisory board in accordance with the terms set forth in Section 5.12 of the Parent Disclosure Schedule.

5.13 Northern Kentucky Community Development Committee. At or promptly following the Effective Time, Parent shall create a Northern Kentucky Community Development Committee and invite members of BKYF’s Board of Directors and senior management to serve on such committee. Such committee shall provide input regarding the Surviving Corporation’s charitable decisions for Northern Kentucky for no less than three years following the Effective Time. During such period of time, the Surviving Corporation’s overall support for Northern Kentucky communities will remain at least consistent with the level that BKYF currently provides as set forth on Section 5.13 of the BKYF Disclosure Schedule.

5.14 Continuity of Business. Parent will continue at least one significant historic business line of BKYF, or use at least a significant portion of BKYF’s historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d), except that Parent may transfer BKYF’s historic business assets (i) to a corporation that is a member of the Parent’s “qualified group,” within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii); or (ii) to a partnership if (A) one or more members of Buyer’s “qualified group” have active and substantial management functions as a partner with respect to BKYF’s historic business; or (B) members of Buyer’s “qualified group” in the aggregate own an interest in the partnership representing a significant interest in BKYF’s historic business, in each case within the meaning of Treasury Regulations Section 1.368-1(d)(4)(iii).

5.15 Tax Matters.

(a) For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). After the date of this Agreement (including, without limitation, after the Effective Time) subject to the other terms and conditions in this Agreement, each party hereto shall take any action that is required to cause the Merger to qualify, and will not take any actions or cause any actions to be taken which would reasonably be likely to prevent the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. All parties hereto shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b) The Chief Financial Officer of each of the Parent and BKYF shall execute and deliver to Wachtell, Lipton, Rosen & Katz and Squire Patton Boggs (US) LLP certificates substantially in the form agreed to by the parties and such firms at such time or times as may reasonably be requested by such firm, including at the time the Registration Statement is filed with the SEC and the Effective Time, in connection with each firm’s delivery of its tax opinion pursuant to Section 6.2(f) and Section 6.3(f). Each of Parent and BKYF shall use its commercially reasonable best efforts to cause such opinions to be delivered and not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates described in this Section 5.15(b).

5.16 Stock Exchange Listing. Parent shall, as promptly as practicable, file all documents, take all actions reasonably necessary and otherwise use its reasonable best efforts to (i) list, prior to the Effective Time if such listing is required to be made prior to the Effective Time under the Stock Exchange listing rules, the shares of Parent Common Stock to be issued to the holders of BKYF Common Stock as part of the Merger Consideration in connection with the Merger, or (ii) make such post-Closing filings with the Stock Exchange as may be required by the applicable rules thereof.

5.17 Litigations and Claims.

(a) Parent shall promptly notify BKYF in writing of any Proceeding, or of any claim, controversy or contingent liability that might reasonably be expected to become the subject of a Proceeding, against Parent or its Subsidiaries, if such Proceeding or potential Proceeding is reasonably likely to result in a Material Adverse Change in Parent. Parent shall promptly notify BKYF in writing of any Proceeding, pending or, to Parent’s Knowledge, threatened against Parent or its Subsidiaries that (A) questions or would reasonably be expected to question the validity of this Agreement. the Bank Merger Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Parent or Subsidiary Bank with respect hereto or thereto, or (B) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

(b) BKYF shall promptly notify Parent in writing of any Proceeding, or of any claim, controversy or contingent liability that might reasonably be expected to become the subject of a Proceeding, against BKYF or any of its Subsidiaries, if such Proceeding or potential Proceeding is reasonably likely to result in a Material Adverse Change in BKYF. BKYF shall promptly notify Parent in writing of any Proceeding, pending or, to BKYF’s Knowledge, threatened against BKYF or any of its Subsidiaries that (A) questions or would reasonably be expected to question the validity of this Agreement, the Bank Merger Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Parent or its Subsidiaries with respect hereto or thereto, or (B) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. BKYF shall give Parent the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against BKYF and/or its directors or Affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed without Parent’s prior written consent (such consent not to be unreasonably withheld or delayed).

5.18 Trust Preferred Securities. Upon the Effective Time, Parent or a Subsidiary of Parent shall assume the due and punctual performance and observance of the covenants and conditions to be performed by BKYF under the Junior Subordinated Indenture between BKYF and The Bank of New York, as trustee, dated as of November 14, 2002, relating to the LIBOR plus 1.47% floating rate obligated mandatory redeemable trust preferred securities of The Bank of Kentucky Capital Trust II (the “Trust Preferred Securities”), and the due and punctual payments of the principal of and premium, if any, and interest on the Trust Preferred Securities. In connection therewith, Parent or its applicable Subsidiary shall execute and deliver any supplemental indentures, and the parties hereto shall provide any opinion of counsel to the trustee thereof, required to make such assumptions effective. If requested by Parent, BKYF will reasonably cooperate with Parent to facilitate the prompt redemption of the Trust Preferred Securities at or following the Closing.

ARTICLE VI

CONDITIONS TO CLOSE

6.1 Conditions to Each Party’s Obligations. Each party’s obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the party entitled to the benefit thereof:

(a) No Orders. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Applicable Law or Order (whether temporary, preliminary or permanent) which has the effect of making illegal or preventing or prohibiting the consummation of the transactions contemplated by this Agreement.

(b) Shareholder Approval. This Agreement shall have been approved by action by the BKYF Shareholders holding the requisite voting power under the Charter Documents of BKYF and Applicable Law (the “BKYF Shareholder Approval”).

(c) Registration Statement. The Registration Statement shall have been effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act relating to the issuance of the shares of Parent Common Stock issuable pursuant to the Merger shall have been received.

(d) Bank Merger. The parties shall stand ready to consummate the Bank Merger immediately after the Merger.

6.2 Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated hereby are also subject to the satisfaction, or waiver by Parent, at or prior to the Closing Date of the following conditions:

(a) Accuracy of Representations and Warranties. For purposes of this Section 6.2(a), the accuracy of the representations and warranties of BKYF set forth in this Agreement shall be assessed (i) as of the date of this Agreement and (ii) as of the Closing with the same effect as though all such representations and warranties had been made on and as of the Closing Date; provided that representations and warranties which are confined to a specified date shall speak only as of such date. The representations and warranties set forth in Sections 3.1, 3.2, 3.3(a), 3.6, 3.28 and

3.31 shall be true and correct in all respects, except for inaccuracies which are de minimis in amount and effect, and the representations and warranties set forth in Section 3.5 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of BKYF set forth in this Agreement (including the representations and warranties set forth in Sections 3.1, 3.2, 3.3(a), 3.5, 3.6, 3.28 and 3.31) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Change or Material Adverse Effect with respect to BKYF; provided that, for purposes of this sentence only, those representations and warranties which are qualified as to “materiality,” “Material Adverse Change” or “Material Adverse Effect” or as to “BKYF’s Knowledge” shall be deemed not to include such qualifications.

(b) Compliance with Covenants and Obligations. BKYF shall have performed and complied in all material respects with all of its covenants and obligations required by this Agreement to be performed or complied with prior to or at the Closing Date.

(c) Regulatory Approvals. All Regulatory Approvals shall have been obtained and shall remain in full force and effect and shall not contain or result in the imposition of any Materially Burdensome Regulatory Condition as contemplated by Section 5.3(a), and all statutory waiting periods in respect thereof shall have expired or been terminated.

(d) BKYF Closing Deliverables. BKYF shall have delivered to Parent, each of the certificates, instruments, agreements, documents, assets and other items required to be delivered by it pursuant to Section 2.17 at or prior to the Closing Date.

(e) Tax Opinion. Parent shall have received a written opinion of Wachtell, Lipton, Rosen & Katz dated as of the Closing Date and based on facts, representations and assumptions described in such opinions, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, Wachtell, Lipton, Rosen & Katz will be entitled to receive and rely upon customary certificates and representations of the Chief Financial Officer of each of each of BKYF and Parent as referenced in Section 5.15(b).

6.3 Conditions to the Obligations of BKYF. The obligation of BKYF to consummate the transactions contemplated by this transaction is also subject to the satisfaction, or waiver by BKYF, at or prior to the Closing Date of the following conditions:

(a) Accuracy of Representations and Warranties. For purposes of this Section 6.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed (i) as of the date of this Agreement and (ii) as of the Closing with the same effect as though all such representations and warranties had been made on and as of the Closing Date; provided that representations and warranties which are confined to a specified date shall speak only as of such date. The representations and warranties set forth in Sections 4.1, 4.2, 4.3(a) 4.6 and 4.16 shall be true and correct in all respects, except for inaccuracies which are de minimis in amount and effect, and the representations and warranties in Section 4.5 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Parent set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2, 4.3(a), 4.5, 4.6 and 4.16) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Change or Material Adverse Effect with respect to Parent; provided that, for purposes of this sentence only, those representations and warranties which are qualified as to “materiality,” “Material Adverse Change” or “Material Adverse Effect” or as to “Parent’s Knowledge” shall be deemed not to include such qualifications.

(b) Compliance with Covenants and Obligations. Parent shall have performed and complied in all material respects with all of its covenants and obligations required by this Agreement to be performed or complied with prior to or at the Closing Date.

(c) Regulatory Approvals. All Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

(d) Listing. The shares of Parent Common Stock to be issued to the BKYF Stockholders as part of the Merger Consideration in the Merger shall have been approved for listing on the Stock Exchange.

(e) Parent Closing Deliverables. Parent shall have delivered to BKYF, each of the certificates, instruments, agreements, documents, assets and other items required to be delivered by it pursuant to Section 2.18 at or prior to the Closing Date.

(f) Tax Opinion. BKYF shall have received a written opinion of Squire Patton Boggs (US) LLP, dated as of the Closing Date and based on facts, representations and assumptions described in such opinions, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions,

Squire Patton Boggs (US) LLP will be entitled to receive and rely upon customary certificates and representations of the Chief Financial Officer of each of each of BKYF and Parent as referenced in Section 5.15(b).

ARTICLE VII

TERMINATION

7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual written consent of BKYF and Parent;

(b) by either BKYF, on the one hand, or Parent, on the other hand, if the Closing Date shall not have occurred on or before the first anniversary of the date of this Agreement; provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date;

(c) by either BKYF, on the one hand, or Parent, on the other hand, in the event of (i) a material breach by the other party of any representation or warranty contained this Agreement, which breach cannot be or has not been cured within forty-five (45) days after the giving of written notice to the breaching party of such breach, and which breach or breaches would result in a failure to satisfy any condition to Parent’s or BKYF’s obligations set forth in Section 6.2 or Section 6.3, respectively, or (ii) a material breach by the other party of any of its obligations contained in this Agreement, which breach cannot be or has not been cured within forty-five (45) days after the giving of written notice to the breaching party of such breach, and which breach or breaches would result in a failure to satisfy any condition to Parent’s or BKYF’s obligations set forth in Section 6.2 or Section 6.3, respectively;

(d) by either BKYF, on the one hand, or Parent, on the other hand, if (i) final action has been taken by a Regulatory Agency whose approval is required in connection with this Agreement or the Bank Merger Agreement and the transactions contemplated hereby or thereby, which final action (x) has become final and nonappealable and (y) does not approve this Agreement or the Bank Merger Agreement or the transactions contemplated hereby or thereby, or (ii) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, or final nonappealable judgment which has the effect of making illegal the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement;

(e) by Parent if (i) the Board of Directors of BKYF (or any committee thereof) shall have failed to make the BKYF Recommendation or shall have made an Adverse BKYF Recommendation Change (including by, in the case of a tender or exchange offer, failing to promptly recommend rejection of such offer), or (ii) BKYF shall have materially breached any of the provisions set forth in Sections 2.14 and 5.9; or

(f) by Parent or BKYF, if the BKYF Shareholders fail to approve this Agreement at the BKYF Shareholders’ Meeting.

7.2 Effect of Termination

(a) In the event of termination of this Agreement by a party pursuant to Section 7.1, written notice thereof shall promptly be given to the other party(ies) hereto, and upon such notice this Agreement shall terminate. Except as provided under this Section 7.2 or otherwise expressly in accordance with the terms of this Agreement, upon termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and of no further force and effect, there shall be no liability on the part of any party hereto to the other party(ies), and all rights and obligations of any party hereto shall cease and the parties shall be released from any and all obligations hereunder; provided, that (i) the provisions of Section 5.4(c) shall survive any such termination; and (ii) nothing herein shall relieve any party from liability for damages resulting from fraud or the willful breach of any of its representations, covenants or agreements set forth in this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated pursuant to Section 7.1(e), then BKYF shall, on the date of termination, pay to Parent the sum equal to 3% of the Total Merger Consideration (the “Termination Fee”) by wire transfer of immediately available funds.

(c) Notwithstanding anything to the contrary in this Agreement, in the event that (i) an Acquisition Proposal with respect to BKYF shall have been communicated to or otherwise made known to the shareholders, senior management or Board of Directors of BKYF, or any Person or group of Persons shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to BKYF after the date of this Agreement, (ii) thereafter this Agreement is terminated (A) by Parent or BKYF pursuant to Section 7.1(b) (if the BKYF Shareholder Approval has

not theretofore been obtained), (B) by Parent pursuant to Section 7.1(c) or (C) by Parent or BKYF pursuant to Section 7.1(f) and (iii) prior to the date that is twelve (12) months after the date of such termination BKYF consummates a transaction of a type set forth in the definition of “Acquisition Proposal” or enters into an Acquisition Agreement, then BKYF shall on the earlier of the date such transaction is consummated or any such Acquisition Agreement is entered into, pay to Parent the Termination Fee by wire transfer of immediately available funds.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (and duly received) if delivered personally, or sent by overnight courier (providing proof of delivery and confirmation of receipt by telephonic notice to the applicable contact person) to the parties at the following addresses or at such other addresses for a party as shall be specified by like notice:

(a) if to Parent, to:

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Attn: Robert J. Johnson, Jr.

Tel: 336-733-2180

Fax: 336-733-2189

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn: Matthew M. Guest

Tel: 212-403-1341

Fax: 212-403-2341

and

(b) if to BKYF, to:

BKYF

The Bank of Kentucky Financial Corporation

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

Attn: Robert W. Zapp

Tel: 859-372-5173

Fax: 859-282-3251

with a copy (which shall not constitute notice) to:

Squire Patton Boggs (US) LLP

221 E. Fourth Street, Suite 2900

Cincinnati, Ohio 45202

Attn: James J. Barresi

Tel: 513-361-1260

Fax: 513-361-1201

Ziegler & Schneider, P.S.C.

541 Buttermilk Pike, Suite 500

P.O. Box 175710

Covington, KY 41017

Attn: Wilbert Ziegler

Tel: 859-426-1300

Fax: 859-426-1350

8.2 Entire Agreement. This Agreement (including the Disclosure Schedules hereto), together with the Voting and Support Agreements and the other documents and agreements delivered at the Closing Date pursuant to the provisions hereof constitute the full and entire understanding and agreement of the parties hereto in respect of its subject matter, and supersedes all prior agreements, understandings (oral and written) and negotiations between or among the parties with regard to such subject matter. The Disclosure Schedules and the Confidentiality Agreement constitute a part hereof as though set forth in full herein.

8.3 Amendments. This Agreement (including the Disclosure Schedules attached hereto) may not be modified, amended, supplemented, canceled or discharged, except by a written instrument executed by all parties hereto.

8.4 Waivers. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. Any waiver, permit, consent or approval of any kind or character by any party of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

8.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall be binding on and enforceable by the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by BKYF or Parent without the express prior written consent of the other party. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws; provided that the KBCA and the NCBCA, as applicable, shall govern to the extent mandatorily applicable to Kentucky corporations and North Carolina corporations, respectively. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Delaware. Each of the parties hereto submits to the exclusive jurisdiction of such courts in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.7 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BANK MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.

8.8 Cumulative Remedies; Specific Performance. All rights and remedies under this Agreement or otherwise afforded by Applicable Law to any party, shall be cumulative and not alternative. Without limiting the rights of a party hereto to pursue all other legal and equitable rights available to such party for another party’s failure to perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their respective obligations hereunder would be inadequate and that each party shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. Each of the parties hereby further waives any requirement under Applicable Law to post security as a prerequisite to obtaining equitable relief.

8.9 Expenses. Each party to this Agreement shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby, whether or not such transactions are consummated, including all fees and expenses of agents, representatives, counsel and accountants.

8.10 Prevailing Party. In the event that any litigation between the parties hereto should arise as the result of any breach or alleged breach of this Agreement, the prevailing party in said litigation shall be entitled to recover its reasonable attorneys’ fees and costs, including attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and costs and in determining or quantifying the amount of recoverable attorneys’ fees and costs (through both trial and appellate levels) from the nonprevailing party.

8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.12 Nonsurvival. None of the representations, warranties, covenants and agreements set forth in this Agreement other than this Section 8.12 shall survive the Effective Time, except for those covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

[Remainder of page was intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger on the day and year first above written.

BB&T Corporation

By:	/s/ Daryl N. Bible
Name:	Daryl N. Bible
Title:	Senior Executive Vice President and Chief Financial Officer

The Bank of Kentucky Financial Corporation

By:	/s/ Robert W. Zapp
Name:	Robert W. Zapp
Title:	President and Chief Executive Officer

Annex B

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of September 5, 2014, is entered into by and among BB&T Corporation, a North Carolina corporation (“Parent”), and The Bank of Kentucky Financial Corporation, a Kentucky corporation (“BKYF”), and each person executing this Agreement or a counterpart to this Agreement (each, a “Shareholder”).

RECITALS

A. Pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, between Parent and BKYF, BKYF will, subject to the terms and conditions set forth therein, merge with and into Parent, with Parent being the surviving entity (the “Merger”).

B. As an inducement for Parent to enter into the Merger Agreement, Parent has required that each Shareholder enter into this Agreement.

AGREEMENT

In consideration of Parent’s and BKYF’s performance under the Merger Agreement, each Shareholder agrees as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement.

2.	Effectiveness. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement shall automatically terminate and be null and void and of no effect.

3.	Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), Shareholder irrevocably and unconditionally hereby agrees that at any shareholder meeting of BKYF to approve the Merger Agreement or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the voting shares of capital stock of BKYF beneficially owned by such Shareholder as of the date hereof along with all such shares over which the Shareholder may acquire beneficial ownership from time to time after the date hereof, in each case that are entitled to vote at such meeting (together, “Owned Shares”): (a) in favor of (1) approval of the Merger Agreement and (2) approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against (1) any action or agreement that would be reasonably likely to impair the ability of Parent to complete the Merger, the ability of BKYF to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement and (2) other than the transactions contemplated by the Merger Agreement, any proposal that relates to an Acquisition Proposal without regard to the terms of such proposal. Shareholder represents and warrants and covenants and agrees that, except for this Agreement, he or she (x) has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to the Owned Shares and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement. Shareholder hereby acknowledges that Shareholder is, in his or her capacity as a Shareholder of BKYF, bound by the restrictions set forth in Section 5.9 of the Merger Agreement and agrees consistent therewith not to solicit or facilitate any Acquisition Proposal.

4.

Grant of Irrevocable Proxy; Appointment of Proxy. During the Support Period, each Shareholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Owned Shares owned by such Shareholder as of the applicable record date in accordance with Section 3 of this Agreement; provided that each Shareholder grant of the proxy contemplated by this Section 4 shall be effective if, and only if, such Shareholder has not delivered to BKYF prior to the meeting at which any of the matters described in Section 4 are to be considered, a duly executed irrevocable proxy card directing that the Owned Shares of such Shareholder be voted in accordance with Section 3 of this Agreement; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 3, and each Shareholder shall retain the authority to vote on all other matters. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4, if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. The parties hereby further affirm that the irrevocable proxy, if it becomes effective, is coupled with an interest and is intended to be irrevocable until the end of the Support Period, at which time it will terminate automatically. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Shareholder granting such proxy agrees, until the the end of the Support Period, to vote the Owned Shares in accordance with Section 3 of this Agreement. The parties agree that the foregoing is a voting agreement.

5.	Transfer Restrictions Prior to Merger. The Shareholder will not, during the Support Period, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”); provided that Shareholder may Transfer Owned Shares for estate planning or to a charitable institution for philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement.

6.	Cooperation. From time to time, at the reasonable request of Parent or BKYF and without further consideration, Shareholder shall cooperate with Parent and BKYF, at BKYF’s expense, to make all filings and obtain all consents of Governmental Authorities and third parties and execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Without limiting the foregoing, Shareholder hereby (a) authorizes Parent and BKYF to publish and disclose in any public announcement, disclosure required by the SEC or by applicable Law or the Proxy Statement/Prospectus (and, if applicable, the Registration Statement), Shareholder’s identity and ownership of the Owned Shares, the nature of Shareholder’s obligations under this Agreement and any other information that Parent or BKYF reasonably determines is required to be disclosed in connection with the Merger and the transactions contemplated by the Merger Agreement; (b) agrees to promptly give to Parent and BKYF any information Parent or BKYF may reasonably require for the preparation of any such disclosure documents; and (c) agrees to promptly notify Parent and BKYF of any required corrections with respect to any information supplied by Shareholder, if and to the extent that such information shall have become false or misleading in any material respect.

7.	Representations and Warranties. Each Shareholder represents and warrants to Parent that: this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms and no other action is necessary to authorize the execution and delivery by such Shareholder or the performance of its obligations hereunder; if such Shareholder is married and any of the Owned Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been (or promptly shall be) duly and validly executed and delivered by, and constitutes a valid and legally binding agreement, of Shareholder’s spouse, enforceable in accordance with its terms; the Owned Shares as of the date hereof are equal to the number of shares set forth next to each Shareholder’s name on Exhibit A hereto; and except as noted on Exhibit A hereto, Shareholder has, and at all times during the term of this Agreement shall have, beneficial ownership of, good and valid title to and full and exclusive power to vote, without restriction or limitation, the Owned Shares (other than any such shares that are transferred in the manner permitted by this Agreement).

8.	Entire Agreement; Assignment. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided however that the rights under this Agreement are assignable by Parent or BKYF to any successor-in-interest.

9.

Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each of Parent and BKYF would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent or BKYF may be entitled (including monetary damages), each of Parent and BKYF shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agrees that none of Parent, BKYF or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10.	Governing Law and Enforceability. This Agreement is governed by, and shall be interpreted in accordance with, the laws of the State of Delaware, without regard to any applicable conflict of law principles. If any court determines that the restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable. Venue of any legal action or proceeding between the parties related to this Agreement shall be in any federal or state court located in the State of Delaware, and the parties each consent to the personal jurisdiction of the courts of the State of Delaware and the federal courts located in the State of Delaware. Each Shareholder agrees not to claim that the State of Delaware is an inconvenient place for trial.

11.	Individual Obligations. The obligations of each of the Shareholders under this Agreement are several and not joint. This Agreement is binding on each Shareholder that executes this Agreement regardless of whether any other Shareholder(s) also executed this Agreement.

12.	Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, BKYF and the Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[Signature pages follow]

SIGNED as of the date first set forth above:

BB&T CORPORATION		THE BANK OF KENTUCKY FINANCIAL CORPORATION

By	/s/ Daryl N. Bible	By	/s/ Robert W. Zapp
Name:	Daryl N. Bible	Name:	Robert W. Zapp
Title:	Senior Executive Vice President and Chief Financial Officer	Title:	President and Chief Executive Officer

Additional Signatures on Next Page

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Charles Berger
Charles Berger

/s/ Sharon Berger
Sharon Berger

Berger-Collins, LLC

By:	/s/ Charles M Berger
Name:	Charles M Berger
Title:	Managing Member

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ John Cain
John Cain

/s/ Carla Cain
Carla Cain

/s/ John S. Cain
John S. Cain, Trustee of Trust for Addison D. Cain, U/A 12/27/2000

/s/ John S. Cain
John S. Cain, Trustee of Trust for Hannah M. Cain U/A 12/27/2000

/s/ John S. Cain
John S. Cain, Trustee of Trust for Caroline M. Cain U/A 12/27/2000

/s/ John S. Cain
John S. Cain, Trustee of Trust for Mary J. Cain U/A 10/5/2004

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Ruth M. Doering
Ruth M. Doering

/s/ Ruth M. Doering
Ruth M. Doering, Trustee of the Ruth M. Doering Revocable Trust Agreement dated March 30, 2000

Doering Family Limited Partnership

By:	/s/ Ruth M Doering
Name:	Ruth M Doering
Title:	Managing Member

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Martin J. Gerrety
Martin J. Gerrety

/s/ Lynda M Gerrety
Lynda M Gerrety

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Barry Kienzle
Barry Kienzle

/s/ Mary Jo Kienzle
Mary Jo Kienzle

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ John Miracle
John Miracle

/s/ Geraldine Miracle
Geraldine Miracle

/s/ John E Miracle
John E Miracle, Trustee of the Irrevocable Trust Agreement for Alexandra Lauren Niemeyer dated June 3, 1998

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Mary Sue Rudicill
Mary Sue Rudicill

/s/ William A Rudicill
William A Rudicill

Belleview Sand & Gravel Inc.

By:	/s/ Mary Sue Rudicill
Name:	Mary Sue Rudicill
Title:	Chairman of the Board

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ James C Votruba
James C Votruba

/s/ James C. Votruba
James C. Votruba, Trustee of James C. Votruba Trust U/A Dated 01/09/1996

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Herbert H. Works
Herbert H. Works

Boone-Kenton Lumber and Building Supply Company

By:	/s/ Herbert H. Works
Name:	Herbert H. Works
Title:	President

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Robert W. Zapp
Robert W. Zapp

/s/ Nancy Ann Zapp
Nancy Ann Zapp

[Signature Page to Voting and Support Agreement]

Exhibit A

Directors and Executive Officers	Name of Shareholder (Note)	Number of Owned Shares

Charles M. Berger	Charles Berger	12,542
	Charles Berger & Sharon Berger, JT TEN	628
	Sharon Berger	11,639
	Berger-Collins, LLC (Charles M Berger, managing member)	15,000

John S. Cain	John Cain	2,579
	John Cain & Carla Cain, JT TEN	114,561
	John S. Cain, Trustee of Trust for Addison D. Cain, U/A 12/27/2000 (John S. Cain, Trustee)	11,614
	John S. Cain, Trustee of Trust for Hannah M. Cain U/A 12/27/2000 (John S. Cain, Trustee)	11,614
	John S. Cain, Trustee of Trust for Caroline M. Cain U/A 12/27/2000 (John S. Cain, Trustee)	11,614
	John S. Cain, Trustee of Trust for Mary J. Cain U/A 10/5/2004 (John S. Cain, Trustee)	11,614

Ruth M. Doering	Ruth M. Doering	2,173
	Ruth M. Doering, Trustee of the Ruth M. Doering Revocable Trust Agreement dated March 30, 2000 (Ruth M. Doering, Trustee)	4,060
	Doering Family Limited Partnership (Ruth M Doering, managing member)	101,818

Martin J. Gerrety	Martin J. Gerrety	1,004
	Lynda M Gerrety	3,366

Barry J. Kienzle	Barry Kienzle	13,305
	Mary Jo Kienzle	3,785

John E. Miracle	John Miracle	124,799
	Geraldine Miracle	38,378
	John Miracle & Geraldine Miracle	3,180
	John E Miracle, Trustee of the Irrevocable Trust Agreement for Alexandra Lauren Niemeyer dated June 3, 1998 (John E Miracle, Trustee)	1,220

Mary Sue Rudicill	Mary Sue Rudicill	51,362
	Mary Sue Rudicill & William A Rudicill JT TEN	15,230
	Belleview Sand & Gravel Inc. (Mary Sue Rudicill, Chairman of the Board)	13,500

James C. Votruba	James C Votruba	481
	James C. Votruba Trust U/A Dated 01/09/1996 (James C. Votruba, Trustee)	2,200

Herbert H. Works	Herbert H. Works	34,537
	Boone-Kenton Lumber and Building Supply Company (Herbert H Works, President)	2,000

Robert W. Zapp	Robert W. Zapp	98,185
	Robert W. Zapp & Nancy Ann Zapp	40,965
	Nancy Ann Zapp	39,364

Annex C

[LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]

September 5, 2014

The Board of Directors

The Bank of Kentucky Financial Corporation

111 Lookout Farm Drive

Crestview Hills, KY 41017

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of The Bank of Kentucky Financial Corporation (“BKYF”) of the Merger Consideration (as defined below) in the proposed merger (the “Transaction”) of BKYF with and into BB&T Corporation (“BBT”), pursuant to the Agreement and Plan of Merger to be entered into by and between BKYF and BBT (the “Agreement”). Pursuant to the terms of the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), each share of common stock, no par value per share, of BKYF (the “BKYF Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares and any Appraisal Shares (each as defined in the Agreement)) will, by virtue of the Transaction and without any action on the part of the holder thereof, be converted into and thereafter represent the right to receive, without interest: (i) 1.0126 shares of common stock, par value $5.00 per share, of BBT (the “BBT Common Stock”) (the “Stock Consideration”) and (ii) an amount in cash equal to $9.40 (the “Cash Consideration”). The Stock Consideration and the Cash Consideration are referred to collectively herein as the “Merger Consideration.” The terms and conditions of the Transaction are more fully set forth in the Agreement.

The Agreement further provides that, immediately after the Effective Time, Bank of Kentucky, Inc., a wholly-owned subsidiary of BKYF, will merge with and into Branch Banking and Trust Company, a wholly-owned subsidiary of BBT (such transaction, the “Bank Merger”), pursuant to a separate merger agreement.

KBW has acted as financial advisor to BKYF and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, BKYF and BBT, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of BKYF and BBT for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to BKYF. We have acted exclusively for the board of directors of BKYF (the “Board”) in rendering this opinion and will receive a fee from BKYF for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Transaction. In addition, BKYF has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to BKYF. In the past two years, both KBW and an affiliated broker-dealer of KBW have provided investment banking and financial advisory services to BBT. Both KBW and KBW’s affiliate served as underwriters in a July 2012 registered offering of BBT preferred stock and such affiliate also served as an underwriter in an April 2013 registered offering of BBT preferred stock. We may in the future provide investment banking and financial advisory services to BKYF or BBT and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of BKYF and BBT and the Transaction, including among other things, the following: (i) a draft of the Agreement dated September 3, 2014 (the most recent draft made available to us); (ii) certain regulatory filings of BKYF and BBT, including the quarterly call reports filed with respect to each quarter during the three years ended June 30, 2014 for BKYF and BBT; (iii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of BKYF; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of BBT; (v) the unaudited quarterly financial statements and quarterly reports on Form 10-Q

The Board of Directors – Bank of Kentucky Financial Corporation

September 5, 2014

for the fiscal quarters ended March 31, 2014 and June 30, 2014 of BKYF; (vi) the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 of BBT; (vii) certain other interim reports and other communications of BKYF and BBT to their respective stockholders; and (viii) other financial information concerning the businesses and operations of BKYF and BBT furnished to us by BKYF and BBT or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of BKYF and BBT; (ii) the assets and liabilities of BKYF and BBT; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for BKYF and BBT with similar information for certain other companies the securities of which are publicly traded; (v) publicly available consensus “street estimates” of BKYF as well as financial and operating forecasts and projections of BKYF which were prepared by BKYF management, provided to us and discussed with us by such management, and used and relied upon by us at the direction of such management with the consent of the Board; (vi) publicly available consensus “street estimates” of BBT for 2014-2016 as well as assumed long term growth rates based thereon, all of which information was discussed with us by BBT management and used and relied upon by us at the direction of such management with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Transaction on BBT (including the cost savings and related expenses expected to result from the Transaction) that were prepared by BBT management, provided to and discussed with us by such management, and used and relied upon by us at the direction of such management with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of BKYF and BBT regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by BKYF, with our assistance to solicit indications of interest from third parties regarding a potential transaction with BKYF.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon management of BKYF as to the reasonableness and achievability of the financial and operating forecasts and projections of BKYF (and the assumptions and bases therefor) that were prepared by and provided to us by and discussed with us by such management and we have assumed that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of BKYF, upon BBT management as to the reasonableness and achievability of the publicly available consensus “street estimates” of BBT referred to above (and the assumed long term growth rates based thereon) that were discussed with us by such management and that we were directed to use, as well as the estimates regarding certain pro forma financial effects of the Transaction on BBT that were prepared by and provided to us by such management and that were discussed with us by such management (and the assumptions and bases therefor, including without limitation, cost savings and related expenses expected to result or be derived from the Transaction). We have assumed, with the consent of BKYF, that all such information is consistent with (in the case of BBT “street estimates”), or was otherwise reasonably prepared on a basis reflecting, the best currently available estimates and judgments of BBT management and that such forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.

It is understood that such forecasts, projections and estimates of BKYF and BBT provided to us were not prepared with the expectation of public disclosure, that all such information, together with the publicly available consensus “street estimates” of BKYF and BBT referred to above, are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. We have assumed, based on discussions with the respective managements of BKYF and BBT, and at the direction of such managements and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such

The Board of Directors – Bank of Kentucky Financial Corporation

September 5, 2014

information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either BKYF or BBT since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for BKYF and BBT are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of BKYF or BBT, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of BKYF or BBT under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Transaction and any related transaction (including the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Merger Consideration; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Transaction or any related transaction and that all conditions to the completion of the Transaction and any related transaction will be satisfied without any waivers or modifications to the Agreement; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Transaction and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of BKYF, BBT, the combined entity, or the contemplated benefits of the Transaction, including the cost savings and related expenses expected to result from the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that BKYF has relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to BKYF, BBT, the Transaction, any related transaction (including the Bank Merger) and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration in the Transaction to the holders of BKYF Common Stock. We express no view or opinion as to any terms or other aspects of the Transaction or any related transaction (including the Bank Merger), including without limitation, the form or structure of the Transaction (including the form of Merger Consideration or the allocation of the Merger Consideration among cash and stock) or any related transaction, any consequences of the Transaction or any related transaction to BKYF, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of BKYF to engage in the Transaction or enter into the Agreement, (ii) the relative merits of the Transaction as compared to any strategic alternatives that are, have been or may be available to or contemplated by BKYF or the Board, (iii) the fairness of the amount or nature of any compensation to any of BKYF’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of BKYF Common Stock, (iv) the effect of the Transaction or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of BKYF other than the BKYF Common Stock (solely with respect to the Merger Consideration, as described

The Board of Directors – Bank of Kentucky Financial Corporation

September 5, 2014

herein and not relative to the consideration to be received by any other class) or any class of securities of BBT or any other party to any transaction contemplated by the Agreement, (v) any adjustment (as provided in the Agreement) to the Cash Consideration or Stock Consideration assumed to be paid in the Transaction for purposes or our opinion, (vi) whether BBT has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate Cash Consideration to the holders of BKYF Common Stock at the closing of the Transaction, (vii) the actual value of BBT Common Stock to be issued in the Transaction, (viii) the prices, trading range or volume at which BKYF Common Stock or BBT Common Stock will trade following the public announcement of the Transaction or the prices, trading range or volume at which BBT Common Stock will trade following consummation of the Transaction, (ix) any advice or opinions provided by any other advisor to any of the parties to the Transaction or any other transaction contemplated by the Agreement, or (x) any legal, regulatory, accounting, tax or similar matters relating to BKYF, BBT, their respective stockholders, or relating to or arising out of or as a consequence of the Transaction or any related transaction (including the Bank Merger), including whether or not the Transaction would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Transaction. This opinion is not to be used for any other purpose and may not be published, referred to, reproduced, disseminated or quoted from, in whole or in part, nor shall any public reference to KBW be made, without our prior written consent. This opinion does not constitute a recommendation to the Board as to how it should vote on the Transaction, or to any holder of BKYF Common Stock or any shareholder of any other entity as to how to vote in connection with the Transaction or any other matter, nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Transaction or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Transaction is fair, from a financial point of view, to the holders of BKYF Common Stock.

Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, Inc.

Annex D

KENTUCKY REVISED STATUTES

TITLE XXIII Private Corporations and Associations

CHAPTER 271B Business Corporations

Subtitle 13. Dissenters’ Rights

Right to Dissent and Obtain Payment for Shares

271B.13-010. Definitions for subtitle.

As used in this subtitle:

(1) “Corporation” means the issuer of the shares held by a dissenter, except that in the case of a merger where the issuing corporation is not the surviving corporation, then, after consummation of the merger, “corporation” shall mean the surviving corporation.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), “fair value” shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

271B.13-020. Right to dissent.

(1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(d) Consummation of a plan of conversion of the corporation into a limited liability company or statutory trust;

(e) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

4. Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

(f) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

(g) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

271B.13-030. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a) He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Procedure for Exercise of Dissenters’ Rights

271B.13-200. Notice of dissenters’ rights.

(1) If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders’ meeting upon request of that shareholder.

(2) If corporate action creating dissenters’ rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in KRS 271B.13-220.

271B.13-210. Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Shall not vote his shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220. Dissenters’ notice.

(1) If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2) The dissenters’ notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of this subtitle.

271B.13-230. Duty to demand payment.

(1) A shareholder who is sent a dissenters’ notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240. Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

271B.13-250. Payment.

(1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2) The payment shall be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated; and

(d) A statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-260. Failure to take action.

(1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270. After-acquired shares.

(1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-280. Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation’s offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

(a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

Judicial Appraisal of Shares

271B.13-300. Court action.

(1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the Circuit Court of the county where a corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding shall be entitled to judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Sections 55-8-50 through 55-8-58 of the NCBCA contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

BB&T’s bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising out of his status as such, excluding any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of BB&T.

BB&T’s articles of incorporation provide for the elimination of the personal liability of each director of BB&T to the fullest extent permitted by law.

BB&T maintains directors’ and officers’ liability insurance that, in general, insures: (i) BB&T’s directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 5, 2014, by and between BKYF and BB&T (included as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1	Amended and Restated Articles of Incorporation of BB&T Corporation, filed April 30, 2014 (incorporated by reference to Exhibit 3(i) to the Current Report on Form 8-K of BB&T dated April 29, 2014).

3.2	Amended and Restated Bylaws of BB&T Corporation, effective December 17, 2013 (incorporated by reference to Exhibit 3.ii to the Current Report on Form 8-K of BB&T dated December 17, 2013).

5.1	Opinion of Robert J. Johnson, Jr. as to validity of the securities being registered (previously filed).

8.1	Opinion of Wachtell, Lipton, Rosen & Katz.

8.2	Opinion of Squire Patton Boggs (US) LLP.

10.1	Voting and Support Agreement, dated as of September 5, 2014, by and among BB&T Corporation, The Bank of Kentucky Financial Corporation, and the shareholders of The Bank of Kentucky Financial Corporation set forth on the signature pages thereto (included as Annex B to the proxy statement/prospectus which forms part of this registration statement).

23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit No.	Description

23.2	Consent of Crowe Horwath LLP.

23.3	Consent of Robert J. Johnson Jr. (included in Exhibit 5.1 hereto) (previously filed).

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1 hereto).

23.5	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 8.2 hereto).

24.1	Power of Attorney (previously filed).

99.1	Form of BKYF Proxy Card (previously filed).

99.2	Consent of Keefe, Bruyette & Woods, Inc.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston Salem, North Carolina, on the 3rd day of December, 2014.

BB&T Corporation

By:	/s/ Daryl N. Bible
	Name:	Daryl N. Bible
	Title:	Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 3rd day of December, 2014:

	*		*
Name:	Kelly S. King	Name:	Daryl N. Bible
Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Title:	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	*		*
Name:	Cynthia B. Powell	Name:	Jennifer S. Banner
Title:	Executive Vice President and Corporate Controller (Principal Accounting Officer)	Title:	Director

	*		*
Name:	K. David Boyer Jr.	Name:	Anna R. Cabilik
Title:	Director	Title:	Director

	*		*
Name:	Ronald E. Deal	Name:	James A. Faulkner
Title:	Director	Title:	Director

	*		*
Name:	I. Patricia Henry	Name:	John P. Howe III, M.D.
Title:	Director	Title:	Director

	*		*
Name:	Eric C. Kendrick	Name:	Louis B. Lynn
Title:	Director	Title:	Director

	*		*
Name:	Edward C. Milligan	Name:	Charles A. Patton
Title:	Director	Title:	Director

	*		*
Name:	Nido R. Qubein	Name:	Tollie W. Rich, Jr.
Title:	Director	Title:	Director

	*		*
Name:	Thomas E. Skains	Name:	Thomas N. Thompson
Title:	Director	Title:	Director

	*		*
Name:	Edwin H. Welch, Ph.D.	Name:	Stephen T. Williams
Title:	Director	Title:	Director

*By:	/s/ Robert J. Johnson, Jr.
Name:	Robert J. Johnson, Jr.
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 5, 2014, by and between BKYF and BB&T (included as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1	Amended and Restated Articles of Incorporation of BB&T Corporation, filed April 30, 2014 (incorporated by reference to Exhibit 3(i) to the Current Report on Form 8-K of BB&T dated April 29, 2014).

3.2	Amended and Restated Bylaws of BB&T Corporation, effective December 17, 2013 (incorporated by reference to Exhibit 3.ii to the Current Report on Form 8-K of BB&T dated December 17, 2013).

5.1	Opinion of Robert J. Johnson, Jr. as to validity of the securities being registered (previously filed).

8.1	Opinion of Wachtell, Lipton, Rosen & Katz.

8.2	Opinion of Squire Patton Boggs (US) LLP.

10.1	Voting and Support Agreement, dated as of September 5, 2014, by and among BB&T Corporation, The Bank of Kentucky Financial Corporation, and the shareholders of The Bank of Kentucky Financial Corporation set forth on the signature pages thereto (included as Annex B to the proxy statement/prospectus which forms part of this registration statement).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Crowe Horwath LLP.

23.3	Consent of Robert J. Johnson Jr. (included in Exhibit 5.1 hereto) (previously filed).

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1 hereto).

23.5	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 8.2 hereto).

24.1	Power of Attorney (previously filed).

99.1	Form of BKYF Proxy Card (previously filed).

99.2	Consent of Keefe, Bruyette & Woods, Inc.